EXHIBIT 10.1
FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT
THIS FOURTH AMENDMENT TO FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is made as of the 11th day of August, 2022, by and among HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Borrower”), HEALTHCARE TRUST, INC., a Maryland corporation (“REIT”), THE PARTIES EXECUTING BELOW AS “SUBSIDIARY GUARANTORS” (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (KeyBank and such Lenders hereinafter referred to collectively as the “Lenders”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019, as amended by that certain First Amendment to First Amended and Restated Senior Secured Credit Agreement dated as of March 24, 2020, by that certain Second Amendment to First Amended and Restated Senior Secured Credit Agreement dated as of August 10, 2020, and by that certain Third Amendment to First Amended and Restated Senior Secured Credit Agreement dated as of November 12, 2021 (as varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time prior to the effectiveness of this Amendment, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended by this Amendment is referred to herein as the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Existing Credit Agreement; and
WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
2.Modification of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Existing Credit Agreement by deleting from the Existing Credit Agreement the text that is shown as a deletion or strike-through in the form of the Credit Agreement attached hereto as Exhibit “A” and made a part hereof (the “Revised Credit Agreement”), and by inserting in the Existing Credit Agreement the text shown as an insertion or underlined text in the Revised Credit Agreement, such that from and after the Effective Date (as hereinafter defined) the Credit Agreement is amended to read as set forth in the Revised Credit Agreement. Notwithstanding the foregoing, the calculation templates attached to the Borrowing Base Certificate and Compliance Certificate shall be the templates attached to the Revised Credit Agreement, regardless that those templates are not marked by deletion, strike-through, insertion or underline. From and after the Effective Date, for all purposes under the Loan Documents, the Credit Agreement shall be the Existing Credit Agreement, as amended by this Amendment.

3.References to Loan Documents. All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.
4.Consent and Acknowledgment of Borrower and Guarantors. By execution of this Amendment, the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein and any other agreements or instruments executed in connection herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that (a) the Credit Agreement, as modified and amended herein, and the other Loan Documents remains in full force and effect and constitutes the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against such Persons in accordance with their respective terms, (b) that the Guaranty extends to and applies to the Credit Agreement as modified and amended herein, and (c) that the execution and delivery of this Amendment and any other agreements or instruments executed in connection herewith does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.
5.Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:
(a)Authorization. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Borrower or any Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to Borrower or any Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, Borrower or any Guarantor or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or any Guarantor, other than those in favor of Agent, on behalf of itself and the other Lenders, pursuant to the Loan Documents, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.
(b)Enforceability. This Amendment and any other agreements or instruments executed in connection herewith to which Borrower or any Guarantor is a party are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)Governmental Approvals. The execution, delivery and performance of this Amendment and any other agreements or instruments executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of, or any filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained, and filings after the date hereof of disclosures with the SEC, or as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.
(d)Reaffirmation of Representations and Warranties. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in the Credit Agreement, the other Loan Documents or in
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any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is true and correct in all material respects as of the date hereof, with the same effect as if made at and as of the date hereof, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that, with respect to any representation or warranty which by its terms is made as of a specified date, such representation or warranty is reaffirmed hereby only as of such specified date), in each case, after giving effect to this Amendment. To the extent that any of the representations and warranties contained in the Credit Agreement, any other Loan Document or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in this Paragraph 5(d) shall not apply with respect to any such representations and warranties.
6.No Default. By execution hereof, the Borrower and the Guarantors certify that, immediately after giving effect to this Amendment, there exists no Default or Event of Default as of the date of this Amendment.
7.Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or the Letters of Credit or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.
8.Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.
9.Effective Date. This Amendment shall be deemed effective and in full force and effect upon confirmation by the Agent of the satisfaction of the following conditions:
(e)the execution and delivery of this Amendment by Borrower, Guarantors, Agent and the Majority Lenders;
(f)receipt by Agent of evidence that the Borrower shall have paid all fees due and payable with respect to this Amendment;
(g)receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request;
(h)delivery to Agent of (i) a Borrowing Base Certificate and (ii) a Compliance Certificate evidencing compliance with the covenants described in §9 of the Credit Agreement and the other covenants described in such Compliance Certificate (as such covenants have been modified pursuant to this Amendment), calculated in good faith based on the pro forma consolidated financial statements of REIT for the calendar quarter ended June 30, 2022; and
(i)the Borrower shall have paid the reasonable fees and expenses of Agent in connection with this Amendment.
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10.Amendment as Loan Document. This Amendment shall constitute a Loan Document.
11.Payment of Accrued Interest and Fees. All interest and fees accrued and unpaid under the Existing Credit Agreement shall be due and payable in the amount determined pursuant to the Existing Credit Agreement for periods prior to the Effective Date on the next payment date for such interest or fee set forth in the Credit Agreement.
12.Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
13.MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. All interest accrued and unpaid under the Credit Agreement as of the Effective Date shall be due and payable in the amount determined pursuant to the Credit Agreement prior to the effectiveness of this Amendment for periods prior to the Effective Date on the next payment date for such interest set forth in the Credit Agreement.
14.Electronic Signatures. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of the Borrower or Guarantors, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.
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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.
            BORROWER:
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC.,
a Maryland corporation, its general partner

By: _/s/ Scott M. Lappetito______________
Name: Scott M. Lappetito
Title: Chief Financial Officer, Secretary and Treasurer

(SEAL)

REIT:
HEALTHCARE TRUST, INC., a Maryland corporation By: /s/ Scott M. Lappetito Name: Scott M. Lappetito Title: Chief Financial Officer, Secretary and Treasurer (SEAL)

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Fourth Amendment to First Amended and Restated Senior Secured Credit Agreement

SUBSIDIARY GUARANTORS:

ARHC BMBWNIL01, LLC;
ARHC FMWEDAL01, LLC;
ARHC AHJACOH01, LLC;
ARHC LMHBGPA01, LLC;
ARHC GHGVLSC01, LLC;
ARHC TRS HOLDCO II, LLC;
ARHC FMMUNIN01, LLC;
ARHC DVMERID01, LLC;
ARHC ALSPGFL01, LLC;
ARHC RWROSGA01, LLC;
ARHC WHWCHPA01, LLC;
ARHC CMLITCO01, LLC;
ARHC WGWCHIL01, LLC;
ARHC CHSGDIL01, LLC;
ARHC CHPTNIL01, LLC;
ARHC MTMTNIL01, LLC;
ARHC MVMTNIL01, LLC;
ARHC RHMARIL01, LLC; and
ARHC HHPEOIL01, LLC,
each a Delaware limited liability company

By:__/s/ James A. Tanaka______________________
Name: James A. Tanaka
Title: Authorized Signatory

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Fourth Amendment to First Amended and Restated Senior Secured Credit Agreement

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SUBSIDIARY GUARANTORS:

ARHC ECGVLSC01, LLC;
ARHC SLKLAOR01, LLC;
ARHC DVMERID01 TRS, LLC;
ARHC ALSPGFL01 TRS, LLC;
ARHC RWROSGA01 TRS, LLC;
ARHC WHWCHPA01 TRS, LLC;
ARHC LCDIXIL01, LLC;
ARHC AVBURWI01, LLC;
ARHC RWCUDWI01, LLC;
ARHC ACRICKY01, LLC;
ARHC SSTMPFL01, LLC;
ARHC HCTMPFL01, LLC;
ARHC TPTMPFL01, LLC;
ARHC WCWCHFL01, LLC;
ARHC VSTALFL01, LLC;
ARHC LCDIXIL01 TRS, LLC;
ARHC AVBURWI01 TRS, LLC;
ARHC RWCUDWI01 TRS, LLC; and
ARHC ACRICKY01 TRS, LLC,
each a Delaware limited liability company

By:__/s/ James A. Tanaka______________________
Name: James A. Tanaka
Title: Authorized Signatory

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Fourth Amendment to First Amended and Restated Senior Secured Credit Agreement

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SUBSIDIARY GUARANTORS:

ARHC AHWTMWI01, LLC;
ARHC AHKIEWI01, LLC;
ARHC AHGBYWI01, LLC;
ARHC AHGVLWI01, LLC;
ARHC AHWTFWI01, LLC;
ARHC OCWMNLA01, LLC;
ARHC DDLARFL01, LLC;
ARHC DMDCRGA01, LLC;
ARHC MHCLVOH01, LLC;
ARHC VAGBGIL01, LLC;
ARHC LMFMYFL01, LLC;
ARHC RACLWFL01, LLC;
ARHC DDHUDFL01, LLC;
ARHC RMRWLTX01, LLC;
ARHC GFGBTAZ01, LLC;
ARHC BMWRNMI01, LLC;
ARHC CHCOLIL01, LLC;
ARHC CHCOLIL01 TRS, LLC;
ARHC WMBRPMI01, LLC;
ARHC GDFMHMI01, LLC;
ARHC CMWTSMI001, LLC; and
ARHC CMSHTMI001, LLC,
each a Delaware limited liability company

By:__/s/ James A. Tanaka______________________
Name: James A. Tanaka
Title: Authorized Signatory

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Fourth Amendment to First Amended and Restated Senior Secured Credit Agreement

SUBSIDIARY GUARANTORS:
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ARHC RHMESAZ01, LLC;
ARHC WHYRKPA01, LLC;
ARHC LMLANPA01, LLC;
ARHC PSSGDMA01, LLC;
ARHC PSWSGMA01, LLC;
ARHC PSNHTMA01, LLC;
ARHC CFGREOR01, LLC;
ARHC SFFLDIA01, LLC;
ARHC SPPLSIA01, LLC;
ARHC PHTIPIA01, LLC;
ARHC PSINDIA01, LLC;
ARHC PHOTTIA01, LLC;
ARHC ALELIKY01, LLC;
ARHC CFGREOR01 TRS, LLC;
ARHC SFFLDIA01 TRS, LLC;
ARHC SPPLSIA01 TRS, LLC;
ARHC PHTIPIA01 TRS, LLC;
ARHC PSINDIA01 TRS, LLC;
ARHC PHOTTIA01 TRS, LLC;
ARHC ALELIKY01 TRS, LLC;
ARHC FVECOCA01, LLC;
ARHC FVECOCA01 TRS, LLC;
ARHC CHSPTIL01, LLC;
ARHC UPHBGPA01, LLC;
ARHC UPMBGPA01, LLC;
ARHC UPHBGPA02, LLC;
ARHC SARCOIL01, LLC;
ARHC CHSPTIL01 TRS, LLC;
ARHC SCTEMTX01, LLC;
ARHC SMMDSIA01, LLC;
ARHC ATROCIL01, LLC; and
ARHC BWBRUGA01, LLC,
each a Delaware limited liability company

By:__/s/ James A. Tanaka______________________
Name: James A. Tanaka
Title: Authorized Signatory

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SUBSIDIARY GUARANTORS:

ARHC DBDUBGA01, LLC;
ARHC BSNPLFL01, LLC;
ARHC SMMDSIA01 TRS, LLC;
ARHC ATROCIL01 TRS, LLC;
ARHC BWBRUGA01 TRS, LLC;
ARHC DBDUBGA01 TRS, LLC;
ARHC BSNPLFL01 TRS, LLC;
ARHC UPMUSIA01, LLC;
ARHC UPMOLIL01, LLC;
ARHC QUAD CITIES PORTFOLIO MEMBER, LLC;
ARHC KEKWDTX01, LLC;
ARHC OOHLDOH01, LLC;
ARHC SDGMDWOK01, LLC;
ARHC SPABYNY01, LLC;
ARHC SPTRYNY01, LLC;
ARHC SPABYNY02, LLC;
ARHC SPABYNY03, LLC;
ARHC SLESTPA01, LLC;
ARHC MESCSMI01, LLC;
ARHC NCODSTX01, LLC;
ARHC BPBLPOH01, LLC;
ARHC CHEVLIL01, LLC;
ARHC CHEVLIL01 TRS, LLC;
ARHC FMTPAFL01, LLC;
ARHC ADERLCO01, LLC;
ARHC PNPENFL01, LLC;
ARHC PVGYRAZ01, LLC;
ARHC MEFHDNJ01, LLC;
ARHC AGLAWGA01, LLC; and
ARHC BJMERIN01, LLC,
each a Delaware limited liability company

By:__/s/ James A. Tanaka______________________
Name: James A. Tanaka
Title: Authorized Signatory

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AGENT AND LENDERS:
KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent
By:   /s/ Peter A. Trazzera
Name: Peter A. Trazzera
Title: Vice President
BMO HARRIS BANK N.A., as a Lender
By:    /s/ Lloyd Baron
Name: Lloyd Baron
Title: Managing Director
CITIZENS BANK, N.A., as a Lender
By:
Name:
Title:
PNC BANK, NATIONAL ASSOCIATION (successor-by-merger to BBVA USA, an Alabama banking corporation, f/k/a Compass Bank), as a Lender
By:
Name:
Title:
CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:     /s/ Danny Moore
Name: Danny Moore
Title: Authorized Signatory

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COMERICA BANK, as a Lender
By:    /s/ Charles Weddell
Name: Charles Weddell
Title: Senior Vice President

SYNOVUS BANK, as a Lender
By:    /s/ Zachary Braun
Name: Zachary Braun
Title: Corporate Banker

FIRST HORIZON BANK, SUCCESSOR BY CONVERSION TO FIRST HORIZON BANK, A DIVISION OF FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as a Lender
By:    /s/ Christina Blackwell
Name: Christina Blackwell
Title: S.V.P.

SOCIÉTÉ GÉNÉRALE, as a Lender
By:    /s/ Henry Schwarz
Name: Henry Schwarz
Title: Director

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EXHIBIT “A”
REVISED CREDIT AGREEMENT
[Attached]

Fourth Amendment to First Amended and Restated Senior Secured Credit Agreement

COMPOSITE COPY INCLUDING
FIRST AMENDMENT DATED MARCH 24, 2020,
SECOND AMENDMENT DATED AUGUST 10, 2020,
THIRD AMENDMENT DATED NOVEMBER 12, 2021,
AND FOURTH AMENDMENT DATED AUGUST 11, 2022

FIRST AMENDED AND RESTATED
SENIOR SECURED CREDIT AGREEMENT

DATED AS OF MARCH 13, 2019
BY AND AMONG
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P.,
AS THE BORROWER,
KEYBANK NATIONAL ASSOCIATION,
THE OTHER LENDERS PARTY TO THIS AGREEMENT
AND
OTHER LENDERS THAT MAY BECOME PARTIES TO THIS AGREEMENT,
KEYBANK NATIONAL ASSOCIATION,
AS THE AGENT,
AND
KEYBANC CAPITAL MARKETS INC.,

BMO CAPITAL MARKETS,

CITIZENS BANK, N.A., AND

COMPASS BANK

AS JOINT LEAD ARRANGERS,

AND
KEYBANC CAPITAL MARKETS INC.,
AS SOLE BOOK RUNNER,
AND
CAPITAL ONE, NATIONAL ASSOCIATION,
AS DOCUMENTATION AGENT
Fourth Amendment to First Amended and Restated Senior Secured Credit Agreement

FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT
THIS FIRST AMENDED AND RESTATED SENIOR SECURED CREDIT AGREEMENT (this “Agreement”) is made as of March 13, 2019, by and among HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P. (f/k/a American Realty Capital Healthcare Trust II Operating Partnership, L.P.), a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto as “Lenders” pursuant to §18 (together with KeyBank, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), KEYBANC CAPITAL MARKETS INC. (“KCM”), as a Joint Lead Arranger and Sole Book Runner, BMO CAPITAL MARKETS (“BCM”), as a Joint Lead Arranger, CITIZENS BANK, N.A. (“Citizens”), as a Joint Lead Arranger, COMPASS BANK, as a Joint Lead Arranger (“Compass”), and CAPITAL ONE, NATIONAL ASSOCIATION, as Documentation Agent.
R E C I T A L S
WHEREAS, the Borrower, KeyBank, individually and as administrative agent, and the other parties thereto have entered into that certain Senior Secured Revolving Credit Agreement dated as of March 21, 2014, as amended by that certain First Amendment to Senior Secured Revolving Credit Agreement dated as of September 18, 2014, that certain Second Amendment to Senior Secured Revolving Credit Agreement and Other Loan Documents dated as of June 26, 2015 (the “Second Amendment”), that certain Third Amendment to Senior Secured Revolving Credit Agreement dated as of February 17, 2016, that certain Fourth Amendment to Senior Secured Revolving Credit Agreement dated as of October 20, 2016, that certain Fifth Amendment to Senior Secured Revolving Credit Agreement dated as of February 24, 2017, and that certain Sixth Amendment to Senior Secured Revolving Credit Agreement dated as of October 20, 2017 (collectively, the “Existing Credit Agreement”);
WHEREAS, the Borrower has requested that the Agent and the Lenders make certain modifications to the Existing Credit Agreement; and
WHEREAS, the Borrower, the Agent and the Lenders desire to amend and restate the Existing Credit Agreement in its entirety (and the Exiting Lenders (as hereinafter defined) consent to such amendment and restatement).
NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:
§1.DEFINITIONS AND RULES OF INTERPRETATION.
§1.1Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:
Acknowledgments. Collectively, each of the Acknowledgments executed by a Subsidiary Guarantor and/or an Approved JV in favor of the Agent, acknowledging the pledge of Equity Interests in such Person to the Agent, such Acknowledgment to be substantially in the form of Exhibit A hereto, as the same may be modified, amended, supplemented, restated or ratified from time to time.

Additional Commitment Request Notice. See §2.11(a).
Additional Subsidiary Guarantor. Each additional Subsidiary of the Borrower which becomes a Subsidiary Guarantor pursuant to §5.5.
Adjusted Consolidated EBITDA. With respect to any period, the Consolidated EBITDA for such period less the amount equal to Capital Reserves for such period.
Adjusted Daily Simple SOFR. With respect to a Daily Simple SOFR Loan, the greater of (1) the sum of (a) Daily Simple SOFR and (b) the applicable SOFR Index Adjustment and (2) the Floor.
Adjusted Net Operating Income. On any date of determination, for any Real Estate and for a given period, the Net Operating Income from such Real Estate, less (a) the Capital Reserves for such Real Estate, and less (b) an aggregate amount equal to the greater of (i) the actual property management expenses of such Real Estate during such period, and (ii) an amount equal to (A) with respect to ILFs, ALFs, and SNFs, five percent (5%) of the gross revenues from such Real Estate and (B) with respect to all other Real Estate, four percent (4%) of the gross revenues from such Real Estate.
Adjusted Term SOFR. For any Available Tenor and Interest Period with respect to a Term SOFR Loan, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) the applicable SOFR Index Adjustment; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
Advisor. Healthcare Trust Advisors, LLC (f/k/a American Realty Capital Healthcare II Advisors, LLC), a Delaware limited liability company.
Advisory Agreement. That certain Second Amended and Restated Advisory Agreement dated as of February 17, 2017, by and among REIT, the Borrower and the Advisor, as the same may be further modified or amended.
Affected Financial Institution. Any (a) EEA Financial Institution or (b) UK Financial Institution.
Affected Lender. See §4.14.
Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty-five percent (25%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.
Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.
Agent’s Special Counsel. Dentons US LLP or such other counsel as selected by the Agent.
Agreement. This First Amended and Restated Senior Secured Credit Agreement, including the Schedules and Exhibits hereto.
Agreement Regarding Fees. See §4.2.
ALF. Assisted living facility.
Applicable Capitalization Rate. The capitalization rate set forth below with respect to the type of asset described below:
MOBs – seven percent (7.0%)
ASC, LTAC, Rehabs and Hospitals – nine percent (9.00%)
SNF – nine and three-quarters percent (9.75%) (provided, however, that for any SNF owned by a Subsidiary of REIT that is leased to a TRS of REIT and operated in a structure permitted under RIDEA, the Applicable Capitalization Rate shall be twelve and one-half percent (12.5%))
ILFs and ALFs – seven and one-half percent (7.50%)
HRPs - a rate determined by the Agent (in consultation with the Borrower) on a case-by-case basis for each HRP
Applicable Law. Collectively, all Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
Applicable Lending Office. With respect to each Lender, the office designated by such Lender to the Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and SOFR Rate Loans.
Applicable Margin. Commencing on the Fourth Amendment Date and until the last day of the calendar quarter immediately preceding the Distributions Covenant Commencement Quarter, the Applicable Margin for SOFR Rate Revolving Credit Loans, Revolving Credit Base Rate Loans, SOFR Rate Term Loans and Term Base Rate Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to the Consolidated Total Asset Value:

Pricing Level	Ratio	SOFR Rate Revolving Credit Loans	Revolving Credit Base Rate Loans	SOFR Rate Term Loans	Term Base Rate Loans
Pricing Level 1	Less than 40%	2.10%	0.85%	2.05%	0.80%
Pricing Level 2	Greater than or equal to 40% but less than 45%	2.25%	1.00%	2.20%	0.95%
Pricing Level 3	Greater than or equal to 45% but less than 50%	2.40%	1.15%	2.35%	1.10%
Pricing Level 4	Greater than or equal to 50% but less than 55%	2.55%	1.30%	2.50%	1.25%
Pricing Level 5	Greater than or equal to 55% but less than 60%	2.70%	1.45%	2.65%	1.40%
Pricing Level 6	Greater than or equal to 60%	2.85%	1.60%	2.80%	1.55%

Commencing on the first (1st) day of the Distributions Covenant Commencement Quarter and on any date thereafter, the Applicable Margin for SOFR Rate Revolving Credit Loans, Revolving Credit Base Rate Loans, SOFR Rate Term Loans and Term Base Rate Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to the Consolidated Total Asset Value:

Pricing Level	Ratio	SOFR Rate Revolving Credit Loans	Revolving Credit Base Rate Loans	SOFR Rate Term Loans	Term Base Rate Loans
Pricing Level 1	Less than 40%	1.60%	0.35%	1.55%	0.30%
Pricing Level 2	Greater than or equal to 40% but less than 45%	1.75%	0.50%	1.70%	0.45%
Pricing Level 3	Greater than or equal to 45% but less than 50%	1.90%	0.65%	1.85%	0.60%
Pricing Level 4	Greater than or equal to 50% but less than 55%	2.05%	0.80%	2.00%	0.75%
Pricing Level 5	Greater than or equal to 55% but less than 60%	2.20%	0.95%	2.15%	0.90%
Pricing Level 6	Greater than or equal to 60%	2.35%	1.10%	2.30%	1.05%

The Applicable Margin as of the Fourth Amendment Date shall be at Pricing Level 6. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first day of the first month following the delivery by the Borrower to the Agent of the Compliance Certificate after the end of a calendar quarter (provided, with respect to the adjustment to the Applicable Margin as a result of the commencement of the Distributions Covenant Commencement Quarter, such adjustment shall occur on the first (1st) day of the Distributions Covenant Commencement Quarter and be based upon such ratio as reported in the last Compliance Certificate delivered to the Agent under this Agreement). In the event that the Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then, without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin shall be at Pricing Level 6 until such failure is cured within any applicable cure period, or waived in writing by the Majority Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first day of the first month following receipt of such Compliance Certificate.
In the event that the Agent, REIT or the Borrower in good faith determines that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.
Appraisal. An MAI appraisal of the value of a parcel of Real Estate, determined on an “as-is” value basis, performed by an independent appraiser who is not an employee of REIT, the Borrower, any of their respective Subsidiaries, the Agent or a Lender, the form and substance of such appraisal and the identity of the appraiser to be reasonably acceptable to the Agent.
Approved JV. An entity (i) in which the Borrower directly or indirectly owns at least ninety percent (90%) of the economic, voting and beneficial interests, and such direct and indirect interests of the Borrower in such entity (X) shall not have applicable to it any restriction on the sale, pledge, encumbrance, transfer, or assignment thereof, and (Y) shall, upon the inclusion of the Eligible Real Estate directly or indirectly owned by such entity as a Borrowing Base Asset, be pledged to the Agent, for the benefit of the Lenders, as Collateral pursuant to a first priority security Lien, (ii) for which the Borrower directly or indirectly controls (without the approval or consent of any other Person) the ordinary course of business management and policies (including, without limitation, with respect to investment, financing, leasing and disposition decisions) of such entity, (iii) for which the Agent has reviewed and approved the applicable joint venture agreement(s), organization and formation documents and other documents governing said entity and its subsidiaries, and (iv) which owns, directly or indirectly, an asset which is Eligible Real Estate. For the avoidance of doubt, (i) each Approved JV shall be deemed to be a Subsidiary of the Borrower for all purposes under this Agreement, and (ii) with respect to any Approved JV that owns Eligible Real Estate included as a Borrowing Base Asset indirectly through one or more Subsidiaries, each such Subsidiary shall also be deemed an Approved JV for all purposes under this Agreement.
Arrangers. KCM, BCM, Citizens and Compass, and each of their respective successors.
Assignment and Acceptance Agreement. See §18.1.
Assignment of Interests. Collectively, each of the Collateral Assignments of Interests executed by the Borrower or a Subsidiary of the Borrower in favor of the Agent, each such agreement to be substantially in the form of Exhibit K hereto, as the same may be modified, amended, supplemented, restated or ratified from time to time.
ASC. Ambulatory surgery center.
Authorized Officer. Any of the following Persons: Edward M. Weil, Jr., and Scott Lappetito; and such other Persons as the Borrower shall designate in a written notice to the Agent.
Available Tenor. As of any date of determination and with respect to the then-current Benchmark, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to §4.16(d).
Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
Bail-In Legislation. (a) With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
Balance Sheet Date. September 30, 2018.
Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
Base Rate. The greatest of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.5%) above the Federal Funds Effective Rate, or (c) Adjusted Term SOFR for a one month tenor in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus one percent (1.0%). Any change in the Base Rate due to a change in the “prime rate”, the Federal Funds Effective Rate or Adjusted Term SOFR for a one month tenor shall be effective from and including the Business Day on which such change in the “prime rate”, the Federal Funds Effective Rate or Adjusted Term SOFR for a one month tenor, respectively, becomes effective, without notice or demand of any kind. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.
Base Rate Loans. Collectively, (a) the Revolving Credit Base Rate Loans, (b) the Term Base Rate Loans, and (c) the Swing Loans, each of which bear interest calculated by reference to the Base Rate.
BCM. As defined in the preamble hereto.
Benchmark. Initially, with respect to (a) any Daily Simple SOFR Loan, Daily Simple SOFR, and (b) any Term SOFR Loan, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to §4.16.
Benchmark Replacement. With respect to any Benchmark Transition Event for any Available Tenor for the then-current Benchmark, the sum of: (i) the alternate benchmark rate that has been selected by the Agent as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in U.S. Dollars at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark

Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
Benchmark Replacement Adjustment. With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. Dollar denominated syndicated credit facilities.
Benchmark Replacement Date. The earlier to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
Benchmark Transition Event. With respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark

(or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
Benchmark Transition Start Date. With respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
Benchmark Unavailability Period. With respect to any then-current Benchmark, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with §4.16 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with §4.16.
Beneficial Ownership Certification. As to the Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance satisfactory to the Agent or any Lender requesting the same.
Beneficial Ownership Regulation. 31 C.F.R. § 1010.230.
BHC Act Affiliate. With respect to any Person, means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
Borrower. As defined in the preamble hereto.
Borrowing Base Assets. The Eligible Real Estate owned by a Subsidiary Guarantor and/or an Approved JV with respect to which all of the direct and indirect Equity Interests of the Borrower in such Person have been pledged to the Agent pursuant to the Assignment of Interests. The existing Borrowing Base Assets are described on Schedule 1.2 hereto.
Borrowing Base Capitalized Value Limit. As of the date of determination, without duplication, the following amount determined individually for each Borrowing Base Asset: (a) the Capitalized Value of such Borrowing Base Asset multiplied by fifty-two and one-half percent (52.5%); provided, that, from and after the Distributions Covenant Commencement

Quarter, such percentage shall be increased to fifty-five percent (55.0%), and (b) for any such Borrowing Base Asset that has not been owned by the Borrower or a Subsidiary thereof for eight (8) fiscal quarters, the Property Cost of such Borrowing Base Asset multiplied by fifty-two and one-half percent (52.5%); provided, that, from and after the Distributions Covenant Commencement Quarter, such percentage shall be increased to fifty-five percent (55.0%), in each case, as most recently determined under this Agreement; provided, however, that the Borrowing Base Capitalized Value Limit attributable to a Borrowing Base Asset owned through an Approved JV shall be limited, on a pro rata basis, to the Borrower’s Equity Percentage in such Approved JV. The aggregate Borrowing Base Capitalized Value Limit for all Borrowing Base Assets shall be the sum of such calculations for all of the Borrowing Base Assets.
Borrowing Base Availability. The lesser of (a) the Borrowing Base Capitalized Value Limit of the Borrowing Base Assets and (b) the Debt Service Coverage Amount.
Borrowing Base Certificate. See §7.4(c).
Breakage Costs. See §4.7.
Building. With respect to each Borrowing Base Asset or other parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.
Business Day. (i) Any day other than a Saturday, Sunday or any other day on which commercial banks in Cleveland, Ohio or New York, New York are authorized or required by law to close and (ii) with respect to any matters relating to SOFR Rate Loans, the term “Business Day” also means any SOFR Business Day.
Capital Reserve. For any period and with respect to any Real Estate for which the Borrower or a Subsidiary of the Borrower is obligated by a Lease or any other agreement to make any capital expenditures (i.e., such Real Estate is not one hundred percent (100%) leased pursuant to an absolute triple net lease), an amount equal to (a) the sum of (i) $300 per unit for ILFs and ALFs, plus (ii) $500 per bed for SNFs, plus (ii) $0.50 multiplied by the Net Rentable Areas of the MOBs, plus (iv) $0.75 multiplied by the Net Rentable Areas of the LTACs, Rehabs, Hospitals and ASCs, plus (v) for each HRP, an amount determined by the Agent on a case-by-case basis for such Real Estate, multiplied by (b) the number of days in such period divided by three hundred sixty-five (365).
Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.
Capitalized Value. For any Real Estate as of any date of determination, an amount equal to (a) the Adjusted Net Operating Income for such Real Estate for the four (4) fiscal quarters most recently ended, divided by (b) the Applicable Capitalization Rate.
Cash Equivalents. As of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (b) time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by any domestic commercial bank having (i) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (ii) capital and surplus in excess of $100,000,000.00, (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.
CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.
Change of Control. A Change of Control shall exist upon the occurrence of any of the following:
(a)any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of REIT equal to at least twenty-five percent (25%);
(b)as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or the Borrower consists of individuals who were not either (i) directors or trustees of REIT or the Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT or the Borrower, which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;
(c)REIT fails to own, directly or indirectly, at least fifty-one percent (51%) of the economic, voting and beneficial interest of the Borrower, or fails to own any of its interest in the Borrower free and clear of any lien, encumbrance or other adverse claim;
(d)REIT fails to control the Borrower;
(e)the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim (other than the Lien of the Agent granted pursuant to the Loan Documents and non-consensual Liens expressly permitted under §§8.2(i) and 8.2(ii)), (i) at least one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor (other than any Approved JV which becomes a Subsidiary Guarantor pursuant to §5.5), and (ii) at least ninety percent (90%) of each Approved JV, or the Borrower fails to directly or indirectly control (without the approval or consent of any other Person) the ordinary course of business management and policies (including, without limitation, with respect to investment, financing, leasing and disposition decisions) of such Approved JV;
(f)before the Internalization, the Advisor, or a replacement advisor consented to in writing by the Majority Lenders, shall fail to be the advisor of the Borrower; or
(g)at any time any of Leslie D. Michelson, Scott Lappetito, Edward M. Weil, Jr., Elizabeth K. Tuppeny or John Rimbach shall die or become disabled or otherwise cease to be active on a daily basis in the management of the REIT or serve as board members of the REIT, and such event results in fewer than three (3) of such individuals, being active on a daily basis in the management of the REIT or serving as board members of the REIT; provided that if fewer than three (3) of such individuals shall continue to be active on a daily basis in the management of the REIT or serve as board members of the REIT, it shall not be a “Change of Control” if a replacement executive or director of comparable experience and reasonably satisfactory to the

Majority Lenders shall have been retained within six (6) months of such event such that there are not fewer than three (3) of such individuals active in the daily management of REIT or serving as board members of the REIT.
Citizens. As defined in the preamble hereto.
Closing Date. The date of this Agreement.
CME. CME Group Benchmark Administration Ltd.
CMS. The U.S. Centers for Medicare and Medicaid Services.
Code. The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.
Collateral. All of the property, rights and interests of the Borrower and its Subsidiaries which are subject to the security interests, security title, liens and mortgages created by the Security Documents.
Collateral Account. A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.
Commitment. With respect to each Lender, the aggregate of (a) the Revolving Credit Commitment of such Lender, and (b) the Term Loan Commitment of such Lender.
Commitment Increase. An increase in the Total Revolving Credit Commitment and/or the Total Term Loan Commitment pursuant to §2.11.
Commitment Increase Date. See §2.11(a).
Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Revolving Credit Commitments of the Lenders have been terminated as provided in §12.3 of this Agreement, then the Revolving Credit Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof; provided, further, that with respect to any class of Term Loans, upon the funding of the Commitments of such class of Term Loans, the Commitment Percentage of such Term Loans with respect to each Lender shall be the percentage that each Lender’s aggregate Outstanding Term Loans of such class represent with respect to the aggregate Outstanding Term Loans of such class.
Commodity Exchange Act. The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
Communications. See §7.4.
Compass. As defined in the preamble hereto.
Competitor REIT. See §18.1.
Compliance Certificate. See §7.4(c).

CON. A certificate of need or similar certificate, license or approval issued by the State Regulator for a Borrowing Base Asset.
Conforming Changes. With respect to either the use or administration of any Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “SOFR Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
Consolidated Debt Service. With respect to any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) all regularly-scheduled principal payments paid with respect to Indebtedness of REIT and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays or defeases such Indebtedness in full and any related defeasance premiums; provided, that Consolidated Debt Service shall not include any cash payments made under the Incentive Listing Note so long as the obligations thereunder are subject to the Subordination and Standstill Agreement. Such Person’s Equity Percentage in the debt service referred to above of its Unconsolidated Affiliates shall be included in the determination of Consolidated Debt Service.
Consolidated EBITDA. With respect to any period, an amount equal to the EBITDA of REIT and its Subsidiaries for such period determined on a Consolidated basis.
Consolidated Fixed Charges. With respect to any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) all regularly-scheduled principal payments paid with respect to Indebtedness of REIT and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays or defeases such Indebtedness in full and any related defeasance premiums, plus (c) all Preferred Distributions paid during such period; provided, that Consolidated Fixed Charges shall not include any cash payments made under the Incentive Listing Note so long as the obligations thereunder are subject to the Subordination and Standstill Agreement. Such Person’s Equity Percentage in the fixed charges referred to above of its Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges.
Consolidated Interest Expense. With respect to any period, without duplication, (a) total Interest Expense of REIT and its Subsidiaries determined on a Consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Equity Percentage of Interest Expense of its Unconsolidated Affiliates for such period.
Consolidated Tangible Net Worth. As of any date of determination, for REIT and its Subsidiaries on a Consolidated basis, the sum of the following, without duplication: (a) the undepreciated book value of the Real Estate determined in accordance with GAAP, plus (b) Cash and Cash Equivalents, plus (c) the GAAP book value of any Development Properties, plus, (d) the GAAP book value of Mortgage Note Receivables, mezzanine notes and other promissory notes secured by Real Estate which is utilized for Medical Properties located in the continental United States or the District of Columbia and businesses and investments incidental thereto or Equity Interests of Persons holding such properties, plus (e) the REIT’s Equity Percentage of the assets described in the foregoing clauses (a) through (d) owned by Unconsolidated Affiliates, less (f) Consolidated Total Indebtedness.
Consolidated Total Asset Value. On a Consolidated basis for the REIT and its Subsidiaries, the sum of the following (without duplication with respect to any Real Estate):
(a)With respect to Real Estate owned by REIT and its Subsidiaries (other than Development Properties) for eight (8) full fiscal quarters or more, an amount equal to (i) the Adjusted Net Operating Income from such Real Estate for the four (4) fiscal quarters most recently ended, divided by (ii) the Applicable Capitalization Rate (provided, however, that solely for purposes of determining compliance with the covenant set forth in §9.4, Consolidated Total Asset Value shall be calculated using the undepreciated book value of such Real Estate determined in accordance with GAAP (taking into account any impairment costs with respect to such Real Estate)); plus
(h)with respect to Real Estate owned by REIT and its Subsidiaries for less than eight (8) full fiscal quarters (other than those included under clause (c) below), the acquisition cost determined in accordance with GAAP of all such Real Estate described in this clause (b), provided that if there shall be a material adverse change to any such Real Estate (including, without limitation, as a result of lease terminations, lease defaults or modifications to leases) from the date of acquisition thereof by REIT or its Subsidiaries, as determined by the Agent, then such Real Estate shall be valued as of any date of determination under this clause (b) in an amount equal to (i) the Adjusted Net Operating Income from such Real Estate for the four (4) fiscal quarters most recently ended, divided by (ii) the Applicable Capitalization Rate; plus
(i)the book value determined in accordance with GAAP of all Development Properties owned by REIT and its Subsidiaries, plus
(j)the book value determined in accordance with GAAP of all Mortgage Note Receivables, mezzanine notes and other promissory notes secured by equity interests in Persons which solely own Medical Properties, plus
(k)the aggregate amount of all Unrestricted Cash and Cash Equivalents of REIT and its Subsidiaries as of the date of determination.
Consolidated Total Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination. All income, expense and value associated with assets included in Consolidated Total Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations. Consolidated Total Asset Value will be adjusted to include an amount equal to REIT or any of its Subsidiaries’ pro rata share (based upon the greater of such Person’s Equity Percentage in such Unconsolidated Affiliate or such Person’s pro rata liability for the Indebtedness of such Unconsolidated Affiliate)

of the Consolidated Total Asset Value attributable to any of the items listed above in this definition owned by such Unconsolidated Affiliate.
Consolidated Total Indebtedness. On any date of determination, (1) REIT’s consolidated share of Indebtedness which includes all GAAP Indebtedness (adjusted to eliminate increases or decreases arising from FASB ASC 805) including recourse and non-recourse mortgage debt, letters of credit, net obligations under uncovered interest rate contracts, contingent obligations to the extent the obligations are binding, unsecured debt, capitalized lease obligations (including ground leases), guarantees of indebtedness (excluding any Non-Recourse Exclusions until a written claim is made with respect thereto, and then such guarantees shall be included only to the extent of the anticipated liability under such claim determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by the Borrower of such amount, such amount to be reasonably acceptable to the Agent)) and subordinated debt, (2) REIT’s pro rata share of preferred obligations that are structurally senior to or pari passu with the Obligations and (3) REIT’s Equity Percentage of the Consolidated Total Indebtedness of its Unconsolidated Affiliates calculated in a manner consistent with clauses (1) and (2).
Contribution Agreement. The Contribution Agreement dated as of March 21, 2014 among the Borrower, REIT and each Subsidiary Guarantor which is now or which may hereafter become a party thereto, as amended by the Omnibus Amendment and as the same may be further modified, amended, supplemented, restated or ratified from time to time.
Conversion/Continuation Request. A written notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1, which notice shall specify (A) the Loan (or portion thereof) to be continued or converted, (B) the requested effective date of the continuation or conversion (which shall be a Business Day), (C) whether the resulting Loan is to be a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan, and (D) in the case of a continuation or conversion resulting in a Term SOFR Loan, the Interest Period applicable thereto.
Covered Entity. Any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
Covered Party. See §37.
Daily Simple SOFR. For any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Agent’s customary practice) equal to SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) SOFR Business Days prior to (i) if such SOFR Rate Day is a SOFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a SOFR Business Day, the SOFR Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (New York City time) on the second (2nd) SOFR Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding SOFR Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
Daily Simple SOFR Loan. Each Loan bearing interest at a rate based upon Daily Simple SOFR.
Debt Service Coverage Amount. At any time determined by the Agent, an amount equal to the maximum principal loan amount amortized over a thirty (30) year period which, when bearing interest at a rate per annum equal to the greatest of (a) the then-current annual yield on ten (10) year obligations issued by the United States Treasury most recently prior to the date of determination plus two hundred fifty (250) basis points (2.50%), (b) the highest interest rate being paid at the time of such determination hereunder and (c) an eight and one-half percent (8.5%) mortgage constant, would be payable by the monthly principal and interest payment amount resulting from dividing (y) the Adjusted Net Operating Income from the Borrowing Base Assets for the prior four (4) quarters most recently ended divided by 1.50, by (z) twelve (12). Attached hereto as Schedule 9 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder). The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent demonstrable error until such time as the Borrower delivers the Compliance Certificate for the quarter ending.
Default. See §12.1.
Default Rate. See §4.11.
Default Right. Default Right shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
Defaulting Lender. Any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuing Lender, any Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) (i) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person). Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.
Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.
Derivatives Termination Value. In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
Designated Person. See §6.31.
Development Property. Any Real Estate owned or acquired by the Borrower or its Subsidiaries or Unconsolidated Affiliates and on which (a) such Person is pursuing construction of one or more buildings for use as a Medical Property and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Borrower or its Subsidiaries or such Unconsolidated Affiliate, or (b) remains less than eighty percent (80%) leased (based on Net Rentable Area or, if a ALF or a ILF, number of units); provided that any Real Estate will no longer be considered to be a Development Property at the earlier of (a) the date on which all improvements related to the development of such Development Property have been substantially completed (excluding tenants improvements) for twelve (12) months, or (b) the date upon which notice is received by the Agent from the Borrower that the Borrower elects to designate such Development Property as a Stabilized Property.
Diligence Threshold. The Diligence Threshold shall be deemed to have been achieved for so long as Consolidated Tangible Net Worth is not less than $750,000,000.00.
Directions. See §14.13.
Distribution. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable in Equity Interests; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except in the form of Equity Interests; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT or any of its Subsidiaries now or hereafter outstanding, except in the form of Equity Interests. Distributions from any Subsidiary of the Borrower to, directly or indirectly, the Borrower or REIT shall be excluded from this definition.
Distributions Covenant Commencement Quarter. See §8.7(a).
Distributions Limit. The maximum amount of Distributions (other than any Distribution expressly permitted pursuant to the third (3rd) sentence of §8.7(a)) payable by Borrower and REIT to their respective owners during any fiscal quarter, which when added to the aggregate amount of all other Distributions paid in the same fiscal quarter and the preceding three (3) fiscal quarters, would not exceed ninety-five percent (95%) of such Person’s Modified FFO for such period (calculated as of the last day of the most recently ended fiscal quarter for the four quarter period ending on such date of determination).
Distribution Trigger Conditions. The satisfaction of each of the following conditions: (i) the Borrower shall have given notice to the Agent designating the fiscal quarter that Borrower intends to be the Distributions Covenant Commencement Quarter not later than the date of delivery of the Compliance Certificate for the fiscal quarter immediately preceding the Distributions Covenant Commencement Quarter pursuant to §7.4(c) (the “Distribution Trigger Notice”), (ii) as of the date of such Distribution Trigger Notice and the first (1st) day of the Distributions Covenant Commencement Quarter designated in the Distribution Trigger Notice, no Default or Event of Default shall exist, (iii) as of the date of such Distribution Trigger Notice and as of the first (1st) day of the Distributions Covenant Commencement Quarter designated in the Distribution Trigger Notice, the Borrower shall have Liquidity of not less than One Hundred Million and No/100 Dollars ($100,000,000.00) (provided, for purposes of this clause (iii), Liquidity shall be determined after giving effect to the aggregate amount of Distributions projected to be paid by Borrower and REIT to their respective owners during the Distributions Covenant Commencement Quarter), (iv) as of the last day of the fiscal quarter immediately preceding the Distributions Covenant Commencement Quarter designated in the Distribution Trigger Notice, the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage) shall be less than sixty-two and one half percent (62.5%), (v) as of the last day of the fiscal quarter immediately preceding the Distributions Covenant Commencement Quarter designated in the Distribution Trigger Notice, the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges for the most recently ended four (4) fiscal quarters shall not be less than 1.50 to 1.00, and (vi) simultaneously with or prior to the delivery of the Distribution Trigger Notice, the Borrower shall have provided to the Agent a Compliance Certificate (provided, said Compliance Certificate may be consolidated with the Compliance Certificate referenced in clause (i) of this definition) demonstrating compliance, in reasonable detail, with the conditions set forth in the foregoing clauses (ii) through (v) (in addition to the items included in the form of Compliance Certificate attached as Exhibit I hereto) and the Agent shall have approved said Compliance Certificate.
Dividend Reinvestment Proceeds. All dividends or other distributions, direct or indirect, on account of any Equity Interest of any Person which any holder(s) of such Equity Interests direct to be used, concurrently with the making of such dividend or distribution, for the purposes of purchasing for the account of such holder(s) additional Equity Interests in such Person or any of its Subsidiaries.
Dollars or $. Dollars in lawful currency of the United States of America.
Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, is converted in accordance with §4.1.
EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
EBITDA. With respect to any Person and its Subsidiaries with respect to any period (without duplication): (a) Net Income (or Loss) on a Consolidated basis, in accordance with GAAP, exclusive of any income or losses from minority or non-controlling interests in the case of REIT, excluding the following (but only to the extent included in determination of such Net Income (or Loss)): (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense and franchise tax expense; (iv) extraordinary or non-recurring gains and losses, including, without limitation, gains and losses on the sale of Real Estate (but not from the sale of Real Estate developed for the purpose of sale), and (v) non-cash expenses; plus (b) such Person’s pro rata share (based on Equity Percentage) of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805. For purposes of this definition, non-recurring items shall be deemed to include (x) gains and losses on early extinguishment of Indebtedness, (y) non-cash severance and other non-cash restructuring charges and (z) transaction costs not permitted to be capitalized pursuant to GAAP.
EBITDAR. EBITDA of tenant(s) or operators of a Medical Property plus all base rent and additional rent due and payable by such tenants or operators during the applicable period calculated either on an individual Medical Property or consolidated basis as determined by the Agent.
Electronic System. See §7.4.
Eligible Real Estate. Real Estate which at all times satisfies the following requirements:

(a)which is wholly-owned in fee by the Borrower or a Subsidiary Guarantor (or is leased by the Borrower or a Subsidiary Guarantor under a Ground Lease with a remaining term of thirty (30) years or more (inclusive of any unexercised extension options which are exercisable solely at the discretion of the lessee) at all times such Real Estate is a Borrowing Base Asset), the Equity Interests of which, prior to inclusion of such Real Estate as a Borrowing Base Asset and in the calculation of the Borrowing Base Availability, shall have been made subject to a first priority Lien in favor of the Agent or, subject to §7.20(a)(xiii), which is wholly-owned in fee by an Approved JV (or is leased by such Approved JV under a Ground Lease with a remaining term of thirty (30) years or more (inclusive of any unexercised extension options which are exercisable solely at the discretion of the lessee) at all times such Real Estate is a Borrowing Base Asset) and, prior to inclusion of such Real Estate as a Borrowing Base Asset and in the calculation of the Borrowing Base Availability, the direct or indirect Equity Interests of the Borrower in such Approved JV shall have been made subject to a first priority Lien in favor of the Agent (provided, for the avoidance of doubt, that any direct or indirect Equity Interests in such Approved JV held by any Person other than the Borrower or a Subsidiary of the Borrower (which Subsidiary is not itself an Approved JV) shall not be required to be made subject to a first priority Lien in favor of the Agent);
(l)which is located within the United States;
(m)which is used as an income-producing Medical Property;
(n)as to which all of the representations set forth in §6 of this Agreement concerning such Real Estate are true and correct in all material respects (provided that to the extent that all or any portion of the representations and warranties contained in §6 is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier therein contained shall apply in lieu of the “in all material respects” contained in this clause (d);
(o)which is not subject to any Lien other than the Lien of the Agent and other Liens expressly permitted under §8.2;
(p)as to which (i) such Real Estate shall be in compliance in all material respects with all applicable Healthcare Laws and Environmental Laws, (ii) the Borrower, such Subsidiary Guarantor or Approved JV, or the Operators have all Primary Licenses, material Permits and other Governmental Approvals necessary to own and operate such Real Estate, and (iii) the Operators of such Real Estate shall be in material compliance with all requirements necessary for participation in any Medicare or Medicaid or other Third-Party Payor Programs to the extent they participate in such programs; and
(q)as to which the Agent has received and approved all Eligible Real Estate Qualification Documents required by the Agent, or will receive and approve them prior to inclusion of such Real Estate as a Borrowing Base Asset and in the calculation of the Borrowing Base Availability.
Eligible Real Estate Qualification Documents. See Schedule 5.3 attached hereto.
Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate as to which REIT or any ERISA Affiliate may have any liability (including contingent liability), other than a Multiemployer Plan.
Environmental Engineer. Any firm of independent professional engineers, consultants or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters, as applicable, and acceptable to the Agent in its reasonable discretion.
Environmental Laws. Any judgment, decree, order, law, license, rule or regulation, injunction or binding agreement issued, promulgated or entered into by any Governmental Authority (whether federal, state, provincial or local) pertaining to human health (but excluding Healthcare Laws) or the pollution or protection of the environment or the preservation or reclamation of natural resources or the management, release, threatened release or discharge of any Hazardous Substances into the environment, including without limitation, those arising under the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment.
Environmental Reports. See §6.19.
EPA. See §6.19(b).
Equity Interests. With respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.
Equity Offering. The issuance and sale after the Closing Date by REIT or any of its Subsidiaries of any equity securities of such Person (other than equity securities issued to REIT or any one or more of its Subsidiaries in their respective Subsidiaries).
Equity Percentage. The aggregate ownership percentage of any Person or its Subsidiaries in each Unconsolidated Affiliate or each Approved JV, as applicable, which shall be calculated as the greater of (a) such Person’s direct or indirect nominal capital ownership interest in such Unconsolidated Affiliate or Approved JV, as applicable, as set forth in the organizational documents of such Unconsolidated Affiliate or Approved JV, as applicable, and (b) such Person’s direct or indirect economic ownership interest in such Unconsolidated Affiliate or Approved JV, as applicable, reflecting such Person’s current allocable share of income and expenses of such Unconsolidated Affiliate or Approved JV, as applicable.
ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and all regulations and formal guidelines issued thereunder.
ERISA Affiliate. Any Person which is treated as a single employer with REIT or its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA and any predecessor entity of any of them.
ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which the Borrower, a Guarantor or an ERISA Affiliate could have liability under Section 4062(e) or Section 4063 of ERISA.

Erroneous Payment. See §14.17(a).
Erroneous Payment Deficiency Assignment. See §14.17(d)(i).
Erroneous Payment Impacted Class. See §14.17(d)(i).
Erroneous Payment Return Deficiency. See §14.17(d)(i).
Erroneous Payment Subrogation Rights. See §14.17(e).
EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default. See §12.1.
Excluded Hedge Obligation. With respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
Excluded Taxes. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.14 as a result of costs sought to be reimbursed pursuant to §4.3) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
Existing Credit Agreement. As defined in the recitals hereto.
Exiting Lenders. Each “Lender” under the Existing Credit Agreement that is not a Lender under this Agreement.
Extension Request. See §2.12(a)(i).
FATCA. Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for the purposes of this Agreement.
Fee Owner. The applicable owner of the fee interest in a Borrowing Base Asset that is subject to a Ground Lease.
First Amendment Date. March 24, 2020.
Floor. A rate of interest equal to one quarter percent (0.25%) per annum.
Foreign Lender. If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
Fourth Amendment Date. August 11, 2022.

Fronting Exposure. At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.
Funds from Operations. “Funds From Operations” as such term is defined by the National Association of Real Estate Investment Trusts (NAREIT) as of the Closing Date (or, if approved by the Borrower and the Agent, as such meaning may be updated from time to time).
GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.
Governmental Authority. Any national, state or local government (whether U.S. or non-U.S.), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.
Ground Lease. An unsubordinated ground lease as to which no default (other than a default which remains subject to grace or cure periods) or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (b) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (c) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (d) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
Ground Lease Default. See §6.21(b).
Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate for or on behalf of any present or former employee of REIT or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
Guarantors. Collectively, REIT and the Subsidiary Guarantors (including all Additional Subsidiary Guarantors), and individually any one of them.
Guaranty. The Unconditional Guaranty of Payment and Performance dated as of March 21, 2014 made by REIT and each Subsidiary Guarantor in favor of the Agent and the Lenders, as amended by the Loan Document Amendments and as the same may be further modified, amended, supplemented, restated or ratified from time to time, such Guaranty to be in form and substance satisfactory to the Agent.
Hazardous Substances. Each and every element, compound, chemical mixture, contaminant, pollutant, toxic substance, oil, petroleum and petroleum byproduct, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include the following:
(a)“hazardous substances” as defined under CERCLA;
(r)“hazardous waste” and “regulated substances” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;
(s)“hazardous materials” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder; and
(t)“chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder.
Healthcare Investigations. Any inquiries, investigations, probes, audits, reviews or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of the Borrower, any Subsidiary Guarantor, any Approved JV, or any Operator (including, without limitation, inquiries involving the Comprehensive Error Rate Testing and any inquiries, investigations, probes, audits, reviews or proceedings initiated by any Fiscal Intermediary/

Medicare Administrator Contractor, any Medicaid Integrity Contractor, any Recovery Audit Contractor, any Program Safeguard Contractor, any Zone Program Integrity Contractor, any Medicaid Fraud Control Unit, any Attorney General, any Department of Insurance, the Office of Inspector General, the Department of Justice, the CMS or similar governmental agencies or contractors for such agencies); provided, however, that Healthcare Investigations shall not include any routine investigation, inquiry, audit or review to the extent such routine investigation, inquiry, audit or review is not reasonably likely, directly or indirectly, or with the passage of time (i) to have a material adverse impact on Borrower’s, any Subsidiary Guarantor’s, any Approved JV’s or any Operator’s ability to accept and/or retain patients or residents or operate a Borrowing Base Asset for its current use, receive payment or reimbursement for care or services provided at any Borrowing Base Asset for its current use or result in a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients or residents, (ii) to modify, limit or result in the transfer, surrender, suspension, revocation, downgrade or imposition of probationary use of any of the Primary Licenses, or result in the non-renewal or non-issuance or any other impairment of any of the Primary Licenses, (iii) to affect Borrower’s, any Subsidiary Guarantor’s, any Approved JV’s or any Operator’s continued participation in the Medicaid or Medicare programs or any other Third-Party Payor Programs, or any successor programs thereto, at then current rate certifications, or (iv) to result in any material civil or criminal penalty or remedy, or (v) to result in the appointment of a receiver or manager of a Borrowing Base Asset.
Healthcare Laws. All applicable federal, state, municipal or other Governmental Authority statutes, codes, ordinances, orders, rules, regulations, and guidance relating to seniors housing facilities (including ILFs and ALFs), patient healthcare and/or patient healthcare information (but in each case excluding Environmental Laws), including, without limitation, and as applicable, HIPAA, the Health Information Technology for Economic Clinical Health Act provisions of the American Recovery and Investment Act of 2009 and the respective rules and regulations promulgated thereunder, and all other applicable state and federal laws regarding the privacy and security of protected health information and other confidential patient information; quality and safety standards, accepted professional standards (including those applicable to professionals providing services), accreditation standards, requirements of state departments of health, the establishment, construction, additions, physical structure, ownership, operation, management, leasing, licensure, use or occupancy of the Borrowing Base Assets or any part thereof as a healthcare or seniors housing facility, as the case may be, and, as applicable, all conditions of participation pursuant to Medicare and/or Medicaid certification; Medicaid Regulations and Medicare Regulations; billing, fraud and abuse, including without limitation, Public Law No. 111-148 (2010) (Patient Protection and Affordable Care Act, as amended, (commonly referred to as the “PPACA”), Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Sections 1320a-7, 1320a-7a and 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” and Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as the “Stark Law”, Section 1128A of the Social Security Act, as amended, 42 U.S.C. Section 1320q-7(a) (Civil Monetary Penalties), commonly referred to as the "Civil Monetary Penalties Law," and 31 U.S.C. Section 3729-33, commonly referred to as the "False Claims Act".
Healthcare Representation Borrowing Base Asset. Each Borrowing Base Asset that is a LTAC, Rehab, Hospital, ASC, ILF, ALF or SNF.
Hedge Obligations. All obligations of the Borrower to any Lender Hedge Provider under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, and which shall include, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified. Under no circumstances shall any of the Hedge Obligations secured or guaranteed by any Loan Document as to a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.
HIPAA. The Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder. Any reference to HIPAA shall also include applicability of the Health Information Technology for Economic and Clinical Health (HITECH) Act, Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 and any and all rules or regulations promulgated thereunder.
HIPAA Compliance Date. See §7.15(b).
HIPAA Compliance Plan. See §7.15(b).
HIPAA Compliant. See §7.15(b).
Hospital. A hospital (other than an LTAC or Rehab).
HRP. A single-tenant healthcare related property reasonably approved by the Agent, which may include, by way of example, a research and development facility, headquarters or office property utilized by a healthcare provider, healthcare insurance company, a pharmaceutical company, a biotechnology company or other company in a healthcare related industry as reasonably approved by the Agent.
ILF. Independent living facility.
Incentive Listing Note. The convertible note in form and substance reasonably acceptable to the Agent, to be issued by the Borrower to the Special Limited Partner in accordance with its obligations under the Borrower’s organizational documents to redeem the Special Limited Partner’s interest in the Borrower, in an amount equal to fifteen percent (15%) of the amount, if any, by which (i) the sum of (A) the market value of REIT’s outstanding common stock plus (B) the sum of all Distributions paid by REIT prior to the listing of the stock of REIT on a national securities exchange, exceeds (ii) the sum of (X) the total gross proceeds of all public and private offerings, including issuance of REIT’s common stock pursuant to a merger or business combination, consummated prior to the date REIT’s common stock is first listed on a national securities exchange plus (Y) the amount of cash flow necessary to generate a six percent (6%) annual (based on a 365-day year) cumulative, non-compounded pre-tax return to such stockholders (with no accrual of additional amounts on the outstanding obligations), minus any Distributions received by the Special Limited Partner pursuant to Section 5.1(b) of the Agreement of Limited Partnership of the Borrower dated as of February 14, 2013 (or pursuant to the analogous provisions of such successor Agreement of Limited Partnership of the Borrower reasonably approved by the Agent) prior to the date on which the REIT’s common stock is first listed on a national securities exchange, having no stated maturity date and payable solely from the net proceeds received by REIT from the sale of any of the Borrower’s direct or indirect investments in real property, loans and other investments permitted by the Borrower’s organizational documents and the Loan Documents occurring after REIT’s common stock is first listed on a national securities exchange. The Incentive Listing Note shall not in any event (i) include any accrual of additional amounts on the outstanding principal obligations thereunder, or (ii) be secured by any collateral or guaranteed by REIT or any Subsidiary.

Increase Notice. See §2.11(a).
Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than ninety (90) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase or repurchase obligation (excluding (i) obligations under agreements to purchase real estate in the ordinary course of business and agreements to consummate permitted acquisitions, and (ii) obligations in respect of Equity Interests that would be deemed Mandatorily Redeemable Stock hereunder if not for the redemption or conversion right thereunder not being exercisable prior to the date that is ninety-one (91) days after the latest Maturity Date), takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, and other similar exceptions to recourse liability until a written claim is made with respect thereto, and then shall be included as Indebtedness only to the extent of the anticipated liability under such claim determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by Borrower of such amount, such amount to be reasonably acceptable to Agent)), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage) of any Unconsolidated Affiliate of such Person. “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to FAS 141, as issued by the Financial Accounting Standards Board in June of 2001. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer only to the extent of such Person’s pro rata share of the ownership of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s pro rata portion of such Indebtedness or the amount of the recourse portion of the

Indebtedness, shall be included as Indebtedness of such Person). Indebtedness shall not include the obligations of Borrower under the Incentive Listing Note so long as the obligations thereunder are subject to the Subordination and Standstill Agreement.
Indemnity Agreement. The Indemnity Agreement Regarding Hazardous Materials made by the Borrower and Guarantors, in favor of the Agent and the Lenders, as amended by the Loan Document Amendments and as the same may be further modified, amended, supplemented, restated or ratified from time to time, pursuant to which each of the Borrower and the Guarantors agrees to indemnify the Agent and the Lenders with respect to Hazardous Substances and Environmental Laws.
Insolvency Event. With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
Information Materials. See §7.4.
Insolvency Laws. The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, readjustment of debt, dissolution, suspension of payments, or similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally.
Insurer. Any non-individual Person, other than a Governmental Authority, located in the United States which, in the ordinary course of its business or activities, agrees to pay for healthcare goods and services received by individuals, including, without limitation, a commercial insurance company, a nonprofit insurance company (such as a Blue Cross/Blue Shield entity), an employer or union who self-insures for employee or member health insurance, an HMO and a PPO. “Insurer” shall include insurance companies issuing health, personal injury, workmen’s compensation or other types of insurance.
Interest Expense. With respect to any period, with respect to any Person and its Subsidiaries, without duplication, total interest expense accruing or paid on Indebtedness of such Person and its Subsidiaries, on a Consolidated basis, during such period (including interest expense attributable to Capitalized Leases and amounts attributable to interest incurred under Derivatives Contracts, but excluding, to the extent non-cash, amortization of defeasance financing costs and charges), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of Interest Expense for the Unconsolidated Affiliates of such

Person and its Subsidiaries. Interest Expense shall not include capitalized interest funded under a construction loan by an interest reserve.
Interest Payment Date. As to each Base Rate Loan and each Daily Simple SOFR Loan, the first day of each calendar month during the term of such Loan, in arrears, the date of any prepayment of such Loan or portion thereof and on the Maturity Date. As to each Term SOFR Loan, the last day of each Interest Period therefor, in arrears, the date of any prepayment of such Loan or portion thereof and on the Maturity Date; provided, however, if any Interest Period for a Term SOFR Loan exceeds one (1) month, interest shall be payable with respect to such Term SOFR Loans monthly in arrears on the last day of each such month during the term of such Loan, and on the date of any prepayment of such Loan or portion thereof and on the Maturity Date.
Interest Period. With respect to each Term SOFR Loan, a period of one, three or six months as selected by the Borrower; provided, however, that (i) the initial Interest Period for any borrowing of a Term SOFR Loan shall commence on the date of such borrowing (the date of a borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such borrowing shall commence on the day following the last day of the next preceding Interest Period applicable to such Loan and end on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; (iv) no Interest Period for any Term SOFR Loan may be selected that would end after the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the case may be; and (v) except as provided in Section 4.1(c), if, upon the expiration of any Interest Period, the Borrower has failed to (or is not permitted to) elect a new Interest Period to be applicable to the respective borrowing of Term SOFR Loans as provided above, the Borrower shall be deemed to have elected to convert such borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.
Internalization. Any transaction or series of related transactions (including, without limitation, mergers, consolidations, stock or other ownership interest purchases or modifications of agreements) whereby (1) the Advisor ceases or materially reduces the level of its services accompanied by an elimination or a commensurate reduction of the amount of the fees payable to the Advisor under the Advisory Agreement, and (2) REIT or any of its wholly owned Subsidiaries subsequently is to perform all or substantially all of the duties previously performed by the Advisor.
Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (ii) maintenance or capital expenditures undertaken with respect to any Real Estate in the ordinary course of business, (iii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (iv) prepaid expenses, (v) obligations under Derivatives Contracts as permitted by this Agreement, and (vi) investments consisting of cash collateral to secure payment of worker’s compensation, unemployment insurance, old-age pensions or other social security obligations. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall not be included as an Investment any interest accrued with respect to Indebtedness constituting an Investment; (b) there shall be deducted in respect of each Investment any amount received as a return of capital or principal; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.
Issuing Lender. KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.
Joinder Agreement. Each Joinder Agreement with respect to the Guaranty, the Contribution Agreement, and the Indemnity Agreement heretofore executed and delivered, or hereafter executed and delivered pursuant to §5.5, by any Subsidiary Guarantor, as any such Joinder Agreement may be modified, amended, supplemented, restated or ratified from time to time, each such Joinder Agreement to be substantially in the form of Exhibit B hereto.
KCM. As defined in the preamble hereto.
KeyBank. As defined in the preamble hereto.
Land Assets. Land to be developed as a Medical Property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following twelve (12) months.
Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in any Building or of any Real Estate.
Lease Summaries. Summaries or abstracts of the material terms of the Leases.
Lender Hedge Provider. With respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.
Lenders. KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18). The Issuing Lender shall be a Lender, as applicable. The Swing Loan Lender shall be a Lender.
Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §2.10.
Letter of Credit Liabilities. At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Revolving Credit Loan). For purposes of this Agreement, a Revolving Credit Lender (other than the Revolving Credit Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.10, and the Revolving Credit Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving

Credit Lenders other than the Revolving Credit Lender acting as the Issuing Lender of their participation interests under §2.10.
Letter of Credit Request. See §2.10(a).
Letter of Credit Sublimit. An amount equal to Fifty Million and No/100 Dollars ($50,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.
Lien. Any mortgage, deed of trust, security deed, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including (i) any conditional sale or other title retention agreement, (ii) any easement, right of way or other encumbrance on title to real property that materially affects the value of such real property, and (iii) any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing).
Liquidity. As of any date of determination, the sum of (a) the Borrower’s Unrestricted Cash and Cash Equivalents plus (b) the amount of the unutilized Total Revolving Credit Commitment which may be borrowed by the Borrower.
Listing Note Documents. See §7.22.
LLC Division. In the event the Borrower, any Guarantor, or any Approved JV or any Subsidiary thereof is a limited liability company, (i) the division of any such Person into two or more newly formed limited liability companies (whether or not any such Person is a surviving entity following any such division) pursuant to, in the event any such Person is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event any such Person is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results or may result in, any such division.
Loan and Loans. An individual loan or the aggregate loans (including a Revolving Credit Loan, a Term Loan and a Swing Loan (or Loans)), as the case may be, in the maximum principal amount of the Total Commitment. All Loans shall be made in Dollars. Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in §2.10.
Loan Document Amendments. Collectively, the Second Amendment and the Omnibus Amendment.
Loan Documents. This Agreement, the Notes, the Guaranty, each Letter of Credit Request, the Security Documents, the Subordination of Management Agreement, the Subordination of Advisory Agreement, the Agreement Regarding Fees and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower, any Guarantor and/or any Approved JV in connection with the Loans.
Loan Request. See §2.7.
LTAC. Long term acute care hospital.

Majority Lenders. As of any date, the Lender or Lenders whose aggregate Commitment Percentage is greater than fifty percent (50.0%) of the Total Commitment; provided that in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and any Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders.
Management Agreements. Agreements to which any Person that owns a Borrowing Base Asset is a party, whether written or oral, providing for the management of the Borrowing Base Asset or any of them, including the Amended and Restated Property Management and Leasing Agreement dated as of February 17, 2017, by and among REIT, the Borrower and Healthcare Trust Properties, LLC.
Mandatorily Redeemable Stock. With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for Equity Interests that are not Mandatorily Redeemable Stock at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for Equity Interests that are not Mandatorily Redeemable Stock), in the case of each of clauses (a) through (c), prior to the date that is ninety-one (91) days after the latest Maturity Date.
Material Adverse Effect. A material adverse effect on (a) the business, assets, financial condition or operations of REIT and its Subsidiaries, taken as a whole; (b) the ability of the Borrower, any Guarantor or any Approved JV to perform any of its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the creation, perfection and priority of any Liens of the Agent in the Collateral; or (d) the material rights or remedies of the Agent or the Lenders thereunder.
Maturity Date. Either the Revolving Credit Maturity Date or the Term Loan Maturity Date, as the context may require.
Medicaid. The medical assistance program established by Title XIX of the Social Security Act, 42 U.S.C. Sections 1396 et seq., and any statutes succeeding thereto.
Medicaid Regulations. Collectively, (a) all federal statutes set forth in Title XIX of the Social Security Act affecting Medicaid, (b) all applicable provisions of all federal rules, regulations, and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above, (c) all state statutes for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above, and (d) all applicable provisions of all rules, regulations, and orders of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (c) above.
Medical Property. Single or multi-tenant facilities consisting of MOBs, ILFs, ALFs, ASCs, SNF, LTACs, Rehabs, Hospitals and HRPs.
Medicare. The health insurance program established by Title XVIII of the Social Security Act, 42 U.S.C. Sections 1395 et seq., and any statutes succeeding thereto.

Medicare Regulations. Collectively, all federal statutes set forth in Title XVIII of the Social Security Act affecting Medicare, together with all applicable provisions of all rules, regulations, and orders having the force of law of all applicable Governmental Authorities (including Health and Human Services (“HHS”), CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law.
Metropolitan Statistical Area or MSA. Any Metropolitan Statistical Area as defined from time to time by the Executive Office of the President of the United States of America, Office of Management and Budget, or if such office no longer publishes such definition, such other definition the Agent may reasonably determine.
Minimum Loan Amounts. An amount (i) with respect to any Base Rate Loan or Daily Simple SOFR Loan, of at least $1,000,000, with minimum increments thereafter of $100,000, (ii) with respect to any Term SOFR Loan, of at least $1,000,000, with minimum increments thereafter of $1,000,000, and (iii) with respect to Swing Loans, of at least $1,000,000, with minimum increments thereafter of $100,000, or, in each case, such lesser amounts as agreed to by the Agent.
MOB. Medical office building or life science facility.
Modified FFO. With respect to any Person for any period, an amount equal to the Funds from Operations of such Person and its Subsidiaries for such period, adjusted for the following items, as applicable, included in the determination of Net Income (or Loss) for such period (without duplication of any adjustments included in Funds from Operations for such period): (i) acquisition fees and expenses; (ii) amounts relating to amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); (iii) accretion of discounts and amortization of premiums on debt investments; (iv) mark-to-market adjustments included in Net Income (or Loss); (v) gains or losses included in Net Income (or Loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan of such Person, and (vi) unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures calculated in a manner consistent with the Investment Program Association’s Guideline 2010-01 (it being understood that Modified Funds From Operations shall not include an adjustment for amounts relating to deferred rent receivables), Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued in November 2010, plus the following (to the extent such amounts have reduced the calculation of Funds from Operations for such period, and without duplication): (a) one-time transaction costs related to the listing of the stock of REIT on a national exchange, (b) non-cash compensation paid by the issuance of Equity Interests to directors (or equivalent) or officers of such Person, (c) one-time third-party consulting fees and out-of-pocket expenses related to the implementation of new accounting standards, which, in each case under this clause (c), shall be approved by the Agent in its reasonable discretion prior to the inclusion thereof in the calculation of Modified FFO, and (d) certain other non-recurring expenses, impairment charges and other non-cash items, which, in each case under this clause (d), shall be approved by the Agent in its reasonable discretion prior to the inclusion thereof in the calculation of Modified FFO.
Moody’s. Moody’s Investor Service, Inc., and any successor thereto.

Mortgage Note Receivables. A mortgage loan on a Medical Property, and which Mortgage Note Receivable includes, without limitation, the indebtedness secured by a related first priority security instrument.
Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate may have any liability (including contingent liability).
Net Income (or Loss). With respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.
Net Offering Proceeds. The gross cash proceeds received by REIT or any of its Subsidiaries as a result of an Equity Offering less the costs, expenses and discounts paid by REIT or such Subsidiary in connection therewith up to an amount equal to fifteen percent (15%) of the gross cash proceeds received by REIT or any of its Subsidiaries as a result of such Equity Offering. Net Offering Proceeds shall not include cash proceeds received by a Subsidiary as a result of an investment by a joint venture partner or any Dividend Reinvestment Proceeds.
Net Operating Income. For any Real Estate and for a given period, an amount equal to the sum of (a) the cash rents and other cash revenues for such Real Estate for such period received in the ordinary course of business from tenants paying rent (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent and any non-recurring fees, charges or amounts) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT and its Subsidiaries, any property management fees, in each case, in connection with such Real Estate), which are the responsibility of REIT, the Borrower or the applicable Subsidiary which owns or leases such Real Estate that are not paid directly by the tenant(s) of such Real Estate, and minus (c) all rents, common area reimbursements and other income for such Real Estate received from tenants in default of payment or other material obligations under their lease, or with respect to leases as to which the tenant or any guarantor thereunder is subject to any Insolvency Event; provided, however, that straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to FASB ASC 805 shall be excluded from the calculation of Net Operating Income. Such Person’s Equity Percentage in the Real Estate referred to above of its Unconsolidated Affiliates shall be included in the determination of Net Operating Income.
Net Rentable Area. With respect to any Real Estate, the floor area (as measured by square footage) of any buildings, structures or other improvements available for leasing to tenants determined in accordance with the most recent Rent Roll received by the Agent for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.
Non-Consenting Lender. See §18.8.
Non-Defaulting Lender. At any time, any Lender that is not a Defaulting Lender at such time.

Non-Investment Grade Operator. A tenant or operator of a Borrowing Base Asset whose senior unsecured non-credit enhanced debt is not rated BBB- or higher by S&P or Baa3 or higher by Moody’s.
Non-Recourse Exclusions. With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the real property securing such Non-Recourse Indebtedness, (c) relate to environmental matters, including those that arise from the presence of Hazardous Substances, in each case, at the real property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of any proceeding under voluntary or involuntary bankruptcy or other proceeding under any Insolvency Law.
Non-Recourse Indebtedness. With respect to a Person, (a) Indebtedness for borrowed money (other than construction completion guarantees with respect to Development Property) in respect of which recourse for payment (except for Non-Recourse Exclusions until a written claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the anticipated liability under such claim determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by the Borrower of such amount, such amount to be reasonably acceptable to the Agent)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness of such Person. A loan secured by multiple properties owned by Single Asset Entities shall be considered Non-Recourse Indebtedness of such Single Asset Entities even if such Indebtedness is cross defaulted and cross collateralized with the loans to such other Single Asset Entities.
Notes. Collectively, the Revolving Credit Notes, the Term Loan Notes and the Swing Loan Note.
Notice. See §19.
Obligations. All indebtedness, obligations and liabilities of the Borrower, any Guarantor or any Approved JV to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or whether arising before or after any bankruptcy or other proceeding under any Insolvency Law (including interest and any other of the foregoing amounts accruing after the commencement of any bankruptcy or other proceeding under any Insolvency Law, whether or not any such interest or other amount is allowed as an enforceable claim in such bankruptcy or other proceeding under any Insolvency Law), direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. Without limiting any of the foregoing, the Obligations shall include the Borrower’s and Guarantors’ obligations to pay, discharge and satisfy any Erroneous Payment Subrogation Rights.
OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

Off-Balance Sheet Obligations. Liabilities and obligations of REIT or any of its Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefor).
Omnibus Amendment. That certain Omnibus Amendment to Loan Documents dated as of even date herewith among the Borrower, the Guarantors and the Agent.
Operator(s). The Property Manager, any other manager of a Borrowing Base Asset, the tenant under a Lease, the property sublessee and/or the operator under any Operators’ Agreement, in each case, approved by the Agent as required by this Agreement and any successor to such Operator approved by the Agent. If, with respect to any Borrowing Base Asset, there exists a property manager, a tenant under a Lease and a property sublessee, or any combination thereof, then “Operator” shall refer to all such entities, collectively and individually as applicable and as the context may require.
Operators’ Agreements. Collectively, each property management agreement, a Lease and/or other similar agreement regarding the management and operation of the Borrowing Base Asset between the Borrower or any Subsidiary thereof, on the one hand, and an Operator, on the other hand.
Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.14 as a result of costs sought to be reimbursed pursuant to §4.3).
Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.
Outperformance Agreement. The Multi-Year Outperformance Agreement, to be entered into among REIT, the Borrower and Advisor, in form and substance reasonably satisfactory to the Agent, as amended or otherwise modified from time to time.
Participant Register. See §18.4.
Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
Payment Recipient. See §14.17(a).

PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.
Permits. With respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
Permitted Incentive Listing Note Distributions. The principal payments to be made on the Incentive Listing Note pursuant to the terms set forth in the Borrower’s organizational documents as in effect as of the Closing Date (or as amended with respect to the Incentive Listing Note in a manner reasonably satisfactory to the Agent), but only if such payments (a) shall be made solely from the net sales proceeds from the sale of Real Estate in compliance with the Loan Documents, (b) shall not be made when any Default or Event of Default exists and shall not result in non-compliance by the Borrower, any Guarantor or any of their respective Subsidiaries with the terms and conditions of the Loan Documents (including, without limitation, any financial covenants and mandatory prepayment provisions) after giving effect to such Distribution, and (c) are made in compliance with the Subordination and Standstill Agreement and at a time when no breach or default thereunder on the part of the Special Limited Partner exists.
Permitted Liens. Liens, security interests and other encumbrances permitted by §8.2.
Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.
Potential Collateral. Any Real Estate of a Wholly-Owned Subsidiary of the Borrower or which is owned by the Borrower through an Approved JV which is not at the time included in the Collateral and which consists of (a) Eligible Real Estate, or (b) Real Estate which is capable of becoming Eligible Real Estate subject to the completion and delivery of Eligible Real Estate Qualification Documents as required hereunder.
Preferred Distributions. With respect to any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by REIT or any of its Subsidiaries. Preferred Distributions shall not include dividends or distributions: (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the REIT or any of its Subsidiaries; (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full, or (d) paid or payable on account of common operating partnership units to the holders thereof.
Preferred Securities. With respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both. LTIP Units issued pursuant to the Outperformance Agreement and common operating partnership units issued pursuant to the Listing Note shall not constitute Preferred Securities.

Primary Licenses. With respect to any Borrowing Base Asset or Person operating all or a portion of such Borrowing Base Asset, as the case may be, the CON, permit or license to operate as a MOB, HRP, ASC, LTAC, Rehab, Hospital, ILF, ALF, or SNF, as the case may be, and each Medicaid/Medicare/TRICARE provider agreement, if applicable.
Property Cost. With respect to any Borrowing Base Asset, the acquisition cost of such Borrowing Base Asset.
Property Manager. The manager of a Borrowing Base Asset. Such property manager shall be (a) Healthcare Trust Properties, LLC (f/k/a American Realty Capital Healthcare II Properties, LLC), a Delaware limited liability company, or (b) a Qualified Manager (provided that if such Borrowing Base Asset is an MOB, such Qualified Manager shall also be approved by the Agent, such approval to not be unreasonably withheld, conditioned or delayed), or (c) another qualified management company approved by the Agent, such approval to not be unreasonably withheld, conditioned or delayed.
Public Lender. See §7.4.
QFC. QFC shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
QFC Credit Support. See §37.
Qualified Manager. A property manager of any of the Borrowing Base Assets which (i) is a reputable management company having at least three (3) years’ experience in the management of properties with similar uses as the applicable Borrowing Base Asset, (ii) has, for at least three (3) years prior to its engagement as property manager, managed at least five (5) properties of the same property type as the applicable Borrowing Base Asset, (iii) is managing at least 300,000 rentable square feet at the time of its engagement as property manager (if the applicable Borrowing Base Asset is an MOB), is managing at least 100,000 rentable square feet at the time of its engagement as property manager (if the applicable Borrowing Base Asset is an LTAC, Rehab, Hospital or ASC), has managed at least 500 individual units in the three (3) years preceding its engagement as Property Manager (if the applicable Borrowing Base Asset is an ILF or ALF), has managed at least 500 individual beds in the three (3) years preceding its engagement as Property Manager (if the applicable Borrowing Base Asset is a SNF), or that is otherwise reasonably acceptable to the Agent (if the applicable Borrowing Base Asset is a HRP), and (iv) is not and has not been for the preceding five (5) years the subject of a bankruptcy or similar insolvency proceedings or a material violation or investigation with respect to compliance with Healthcare Laws or Third Party Payor Programs.
Real Estate. All real property, including, without limitation, the Borrowing Base Assets, at the time of determination then owned or leased (as lessee or sublessee) in whole or in part or operated by REIT or any of its Subsidiaries, or an Unconsolidated Affiliate of the Borrower and which is located in the United States of America.
Recipient. The Agent and any Lender.
Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.
Recourse Indebtedness. As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT or any of its Subsidiaries. Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse

Exclusions at such time a written claim is made with respect thereto to the extent of the anticipated liability under such claim determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by the Borrower of such amount, such amount to be reasonably acceptable to the Agent).
Register. See §18.2.
Rehab. Rehabilitation hospital.
REIT. Healthcare Trust, Inc. (f/k/a American Realty Capital Healthcare Trust II, Inc.), a Maryland corporation.
REIT Status. With respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code.
Related Fund. With respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.
Release. Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the use and storing of Hazardous Substances in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in material compliance with all applicable Environmental Laws) of Hazardous Substances.
Relevant Governmental Body. The Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
Rent Roll. A report prepared by the Borrower showing for all Real Estate, including, without limitation, each Borrowing Base Asset, owned or leased by the Borrower or its Subsidiaries, its occupancy, lease expiration dates, lease rent and other information, including, without limitation, identification of vacant units, market rents and residents subsidized by Medicare and Medicaid, in substantially the form presented to the Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.
Representative. See §14.15.
Required Revolving Credit Lenders. As of any date, any Revolving Credit Lender or Revolving Credit Lenders whose aggregate Revolving Credit Commitment Percentage is greater than fifty percent (50.0%) of the Total Revolving Credit Commitment; provided that in determining said percentage at any given time, all the existing Revolving Credit Lenders that are Defaulting Lenders will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Lenders shall be redetermined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Defaulting Lenders.
Required Term Loan Lenders. As of any date, any Term Loan Lender or Term Loan Lenders whose aggregate Term Loan Commitment Percentage is greater than fifty percent (50.0%) of the Total Term Loan Commitment; provided that in determining said percentage at any given time, all the existing Term Loan Lenders that are Defaulting Lenders will be disregarded and excluded and the Term Loan Commitment Percentages of the Term Loan Lenders shall be redetermined for voting purposes only to exclude the Term Loan Commitment Percentages of such Defaulting Lenders.

Resolution Authority. An EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
Revolving Credit Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.
Revolving Credit Commitment. With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Lender’s Revolving Credit Commitment to make or maintain Revolving Credit Loans to the Borrower, and to participate in Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.
Revolving Credit Commitment Percentage. With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Lender’s percentage of the Total Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Total Revolving Credit Commitment has been terminated as provided in this Agreement, then the Revolving Credit Commitment Percentage of each Revolving Credit Lender shall be determined based on the Revolving Credit Commitment Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
Revolving Credit Lenders. Collectively, the Lenders which have a Revolving Credit Commitment; the initial Revolving Credit Lenders being identified on Schedule 1.1 hereto.
Revolving Credit Loan or Loans. An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of the Total Revolving Credit Commitment to be made by the Revolving Credit Lenders hereunder as more particularly described in §2. Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.10(f).
Revolving Credit Maturity Date. March 13, 2023, as such date may be extended as provided in §2.12, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.
Revolving Credit Notes. See §2.1(b).
RIDEA. REIT Investment Diversification and Empowerment Act of 2007, as amended.
Sanctions Laws and Regulations. Any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United States Department of State, the Office of the United States Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury.
S&P. S&P Global Inc., and any successor thereto.
SEC. The federal Securities and Exchange Commission.
Second Amendment. As defined in the recitals hereto.
Second Amendment Date. August 10, 2020.

Security Documents. Collectively, the Joinder Agreements, the Assignments of Interests, the Acknowledgments, the Indemnity Agreement, the Guaranty, the UCC-1 financing statements and any further collateral assignments to the Agent for the benefit of the Lenders.
Secured Indebtedness. Any Indebtedness of a Person that is secured by a Lien on any Real Estate or on any ownership interests in any other Person or on any other assets, provided that the portion of such Indebtedness included in Secured Indebtedness shall not exceed the sum of the aggregate value of the assets securing such Indebtedness at the time such Indebtedness was incurred, plus the aggregate value of any improvements to such assets, plus the value of any additional assets provided to secure such Indebtedness. Notwithstanding the foregoing, Secured Indebtedness shall exclude Indebtedness that is secured solely by ownership interests in another Person that owns Real Estate which is encumbered by a mortgage securing Indebtedness.
Securities Act. The Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
Single Asset Entity. A bankruptcy remote, single purpose entity which is a Subsidiary of the Borrower and which is not a Subsidiary Guarantor or an Approved JV, which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions).
SOFR. A rate equal to the secured overnight financing rate administered by the SOFR Administrator.
SOFR Administrator. The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
SOFR Administrator’s Website. The website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
SOFR Business Day. Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
SOFR Determination Day. The meaning specified in the definition of “Daily Simple SOFR”.
SOFR Index Adjustment. For any calculation with respect to a Daily Simple SOFR Loan or a Term SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Daily Simple SOFR Loans	0.11448%
Term SOFR Interest Period	Percentage
One month	0.11448%
Three months	0.26161%
Six months	0.42826%

SOFR Rate Day. The meaning specified in the definition of “Daily Simple SOFR”.
SOFR Rate Loan. Each Loan bearing interest at a rate based upon (a) Adjusted Term SOFR (other than pursuant to clause (iii) of the definition of “Base Rate”) or (b) Adjusted Daily Simple SOFR.
SOFR Rate Revolving Credit Loans. Revolving Credit Loans bearing interest calculated by reference to Adjusted Daily Simple SOFR or Adjusted Term SOFR.
SOFR Rate Term Loans. Term Loans bearing interest calculated by reference to Adjusted Daily Simple SOFR or Adjusted Term SOFR.
SNF. Skilled nursing facility.
Special Limited Partner. Healthcare Trust Special Limited Partnership, LLC, a Delaware limited liability company.
Stabilized Property. A completed project on which all improvements related to the development of such Real Estate have been substantially completed (excluding tenant/licensee improvements) for twelve (12) months, or which is at least eighty percent (80%) leased (based on Net Rentable Area, or for ALFs and ILFs, the number of units, or for SNFs, the number of beds). Additionally, the Borrower may elect to designate a project as a Stabilized Property as provided for in the definition of Development Property. Once a project becomes a Stabilized Property under this Agreement, it shall remain a Stabilized Property.
State. A state or Commonwealth of the United States of America and the District of Columbia.
State Regulator. See §7.15(a).
Subordination and Standstill Agreement. That certain Subordination and Standstill Agreement to be entered into among Special Limited Partner, the Borrower and the Agent contemporaneously with the issuance of the Incentive Listing Note, such agreement to be in form and substance satisfactory to the Agent.
Subordination of Advisory Agreement. The Subordination of Advisory Fees dated as of March 21, 2014 and entered into among the Agent, REIT, the Borrower and the Advisor evidencing the subordination of the advisory fees payable by the Borrower to the

Advisor to the Obligations, as the same may be modified, amended, supplemented, restated or ratified from time to time in accordance with the terms hereof.
Subordination of Management Agreement. Each agreement pursuant to which a Property Manager subordinates its rights under a Management Agreement to the Loan Documents, as the same may be modified, amended, supplemented, restated or ratified from time to time, each such Agreement to be substantially in the form of Exhibit N hereto, with such changes thereto as the Agent may approve, which approval shall not be unreasonably withheld, conditioned or delayed.
Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Notwithstanding any ownership interest in the Borrower, the Borrower shall at all times be considered a Subsidiary of REIT. Notwithstanding any ownership interest in an Approved JV, such Person shall at all times be considered a Subsidiary of REIT and the Borrower.
Subsidiary Guarantor. Each Subsidiary of the Borrower which is a limited liability company and becomes a Guarantor pursuant to §5.5.
Supported QFC. See §37.
Survey. An instrument survey of each parcel of Real Estate prepared by a registered land surveyor which shall show the location of all buildings, structures, easements and utility lines on such property, shall be sufficient to remove the standard survey exception from the relevant Title Policy, shall show no material encroachments of buildings and structures extending outside of the lot lines of such Real Estate or encroachments by neighboring owners onto such Real Estate (or to the extent any encroachments are shown, any such encroachments shall be acceptable to the Agent in its reasonable discretion), shall show rights of way, adjoining sites, establish building lines and street lines, the distance to and names of the nearest intersecting streets and such other details as the Agent may reasonably require; and shall show whether or not such Real Estate is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and shall otherwise be in form and substance reasonably satisfactory to the Agent.
Surveyor Certification. With respect to each parcel of Real Estate, a certificate executed by the surveyor who prepared the Survey with respect thereto, dated as of a recent date prior to inclusion of such Real Estate in the Borrowing Base Availability and containing such information relating to such parcel as the Agent or, as applicable, the Title Insurance Company may reasonably require, such certificate to be reasonably satisfactory to the Agent in form and substance.
Swing Loan. See §2.5(a).
Swing Loan Commitment. An amount equal to Fifty Million and No/100 Dollars ($50,000,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.

Swing Loan Lender. KeyBank, in its capacity as Swing Loan Lender and any successor thereof.
Swing Loan Note. See §2.5(b).
Taking. The taking or appropriation (including by deed in lieu of condemnation) of any Borrowing Base Asset, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.
Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Base Rate Loans. The Term Loans bearing interest by reference to the Base Rate.
Term Loan or Term Loans. An individual Term Loan or the aggregate Term Loans, as the case may be, made by the Term Loan Lenders hereunder.
Term Loan Commitment. With respect to each Term Loan Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Term Loan Lender’s Term Loan Commitment to make Term Loans to the Borrower on the Closing Date or on any Commitment Increase Date, as the case may be, as the same may be changed from time to time in accordance with the terms of this Agreement.
Term Loan Commitment Percentage. With respect to each Term Loan Lender, the percentage set forth on Schedule 1.1 hereto as such Term Loan Lender’s percentage of the aggregate Term Loan to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that with respect to any class of Term Loans, upon the funding of the Commitments of such class of Term Loans, the Commitment Percentage of such Term Loans with respect to each Lender shall be the percentage that each Lender’s aggregate Outstanding Term Loans of such class represent with respect to the aggregate Outstanding Term Loans of such class.
Term Loan Lenders. Collectively, the Lenders which have a Term Loan Commitment; the initial Term Loan Lenders being identified on Schedule 1.1 hereto.
Term Loan Maturity Date. March 13, 2024, or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof.
Term Loan Note. A promissory note executed by the Borrower in favor of a Term Loan Lender in the principal face amount equal to such Term Loan Lender’s Term Loan Commitment, in substantially the form of Exhibit C-2 hereto.
Term SOFR. (a) For any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two SOFR Business Days prior to the first day of such Interest Period (and rounded in accordance with the Agent’s customary practice), as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date

with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding SOFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding SOFR Business Day is not more than three SOFR Business Days prior to such Lookback Day, and (b) for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two SOFR Business Days prior to the date the Base Rate is determined, subject to the proviso provided in clause (a) above.
Term SOFR Administrator. CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Agent in its reasonable discretion).
Term SOFR Loans. The Loans bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Base Rate).
Term SOFR Reference Rate. The forward-looking term rate based on SOFR.
Third-Party Payor Programs. Any participation or provider agreements with any third party payor, including Medicare, Medicaid, TRICARE and any Insurer, and any other private commercial insurance managed care and employee assistance program, to which the Borrower, any Subsidiary Guarantor, any Approved JV, or any Operator may be subject with respect to any Borrowing Base Asset.
Threshold Amount. As of any date of determination, the amount set forth below based on the Capitalized Value of the Borrowing Base Assets:

Capitalized Value of the Borrowing Base Assets:	Threshold Amount
Equal to or less than $500,000,000.00	$2,000,000.00
Greater than $500,000,000.00 but less than or equal to $1,000,000,000.00	$5,000,000.00
Greater than $1,000,000,000.00	$10,000,000.00
Titled Agents. The Arrangers or any syndication or documentation agent.
Title Insurance Company. Any title insurance company or companies approved by the Agent and the Borrower.
Title Policy. With respect to each parcel of Borrowing Base Asset, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent, legally promulgated form of owner’s title insurance policy reasonably acceptable to the Agent) issued by a Title Insurance Company (with such reinsurance as the Agent may reasonably require, any such reinsurance to be with direct access endorsements to the extent available under Applicable Law) in an amount not less than the gross purchase price for such Borrowing Base Asset (or if such Borrowing Base Asset was developed by the Borrower or a Subsidiary, in an amount as the Agent may reasonably require based upon the fair market value of such Borrowing Base Asset)

insuring that a Subsidiary Guarantor or Approved JV holds marketable or indefeasible fee simple title or a valid and subsisting leasehold interest to such parcel, subject only to the encumbrances acceptable to the Agent in its reasonable discretion and which shall not contain standard exceptions for mechanics liens, persons in occupancy (other than tenants as tenants only under Leases) or matters which would be shown by a Survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its reasonable discretion, and shall contain such endorsements and affirmative insurance as the Agent may reasonably require and is available in the State in which such Borrowing Base Asset is located.
Total Commitment. The sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as each is in effect from time to time. The Total Commitment may increase in accordance with §2.11.
Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Revolving Credit Lenders, as in effect from time to time. As of the date of this Agreement, the Total Revolving Credit Commitment is Four Hundred Eighty Million and No/100 Dollars ($480,000,000.00). The Total Revolving Credit Commitment may increase in accordance with §2.11.
Total Term Loan Commitment. The sum of the Term Loan Commitments of the Term Loan Lenders, as in effect from time to time. As of the date of this Agreement, the Total Term Loan Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,000.00). The Total Term Loan Commitment may increase in accordance with §2.11.
TRICARE. The health care program maintained by the United States of America for its uniformed service members, retirees and their families.
TRS. Any direct or indirect Subsidiary of the Borrower that is classified as a “taxable REIT subsidiary” under Section 856(l) of the Code.
TRS Holdco. ARHC TRS Holdco II, LLC, a Delaware limited liability company.
Type. As to any Loan, refers to whether the rate of interest of such Loan is determined by reference to the Base Rate, Daily Simple SOFR or Term SOFR.
UK Financial Institution. Any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
UK Resolution Authority. The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Unadjusted Benchmark Replacement. The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
Unconsolidated Affiliate. In respect of any Person, any other Person in whom such Person holds an Equity Interest, which Equity Interest is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person. For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.
Unused Fee. See §2.3.
Unused Fee Percentage. With respect to any day during a calendar quarter, (i) 0.15% per annum, if the sum of the Revolving Credit Loans and Letter of Credit Liabilities outstanding on such day is more than or equal to 50% of the Total Revolving Credit Commitment, or (ii) 0.25% per annum if the sum of the Revolving Credit Loans and Letter of Credit Liabilities outstanding on such day is less than 50% of the Total Revolving Credit Commitment.
U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Special Resolution Regimes. See §35.
U.S. Tax Compliance Certificate. See §4.3(g)(ii)(B)(3).
Wholly-Owned Subsidiary. As to a Person, any Subsidiary of such first Person that is directly or indirectly owned one hundred percent (100%) by such first Person.
Withholding Agent. The REIT, the Borrower, any other Guarantor and the Agent, as applicable.
Write-Down and Conversion Powers. (a) With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
§1.2Rules of Interpretation.
(u)A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
(v)The singular includes the plural and the plural includes the singular.
(w)A reference to any law includes any amendment or modification of such law.
(x)A reference to any Person includes its permitted successors and permitted assigns, and in the event the Borrower, any Guarantor or any of their respective Subsidiaries is a limited liability company and shall undertake an LLC Division (any such LLC Division being a violation of this Agreement), shall be deemed to include each limited liability company resulting from any such LLC Division.
(y)Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
(z)The words “include”, “includes” and “including” are not limiting.
(aa)The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.
(ab)All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.
(ac)Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.
(ad)The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
(ae)In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or the Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Majority Lenders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Majority Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.
(af)Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.
(ag)To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then the qualifier “in all material respects” contained in §§ 2.11(d)(iii), 2.12(a)(v), 7.20(a)(ii), 5.3(e), 10.8 and 11.2 shall not apply with respect to any such representations and warranties.
(ah)The interest rate on Loans denominated in Dollars may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. The Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, Daily Simple SOFR, Adjusted Daily Simple SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the interest rates used in this Agreement. In connection with the use or administration of Daily Simple SOFR and Term SOFR, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Daily Simple SOFR and Term SOFR.
§2.THE CREDIT FACILITY.
§2.1Revolving Credit Loans.
(ai)Subject to the terms and conditions set forth in this Agreement, each of the Revolving Credit Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow), from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Lender’s Revolving Credit Commitment and (ii) such Lender’s Revolving Credit Commitment Percentage of the sum of (A) the Borrowing Base Availability minus (B) the sum of (1) the amount of all outstanding Revolving Credit Loans, Term Loans and Swing Loans, and (2) the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Term Loans, Swing Loans and Letter of Credit Liabilities shall not at any time (i) exceed the lesser of (A) Borrowing Base Availability and (B) the Total Commitment or (ii) cause a violation of the covenant set forth in §9.1. The Revolving Credit Loans shall be made pro rata in accordance with each Revolving Credit Lender’s Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §11 (and, in the case of any request for a Revolving Credit Loan hereunder on the Closing Date, §10) have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Revolving Credit Lender that such conditions have not been satisfied. No Revolving Credit Lender shall have any obligation to make Revolving Credit Loans to the Borrower or participate in Letter of Credit Liabilities in the maximum aggregate principal outstanding balance of more than the lesser of the amount equal to its Revolving Credit Commitment Percentage of the Revolving Credit Commitments and the principal face amount of its Revolving Credit Note.
(aj)The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit C-1 hereto (collectively, the “Revolving Credit Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Revolving Credit Lender in the principal amount equal to such Revolving Credit Lender’s Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Revolving Credit Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on the Agent’s Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Revolving Credit Lender, but the failure to record, or any error in so recording, any such amount on the Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due. By delivery of this Agreement and any Revolving Credit Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the Existing Credit Agreement or the “Revolving Credit Notes” described in the Existing Credit Agreement, which Indebtedness is instead allocated among the Revolving Credit Lenders as of the date hereof in accordance with their respective Revolving Credit Commitment Percentages (it being acknowledged that the Indebtedness evidenced by the “Revolving Credit Notes” of the Exiting Lenders is being allocated among the Lenders), and is evidenced by this Agreement and the Revolving Credit Notes, and the Revolving Credit Lenders shall as of the date hereof make such adjustments to the outstanding Revolving Credit Loans of such Revolving Credit Lenders so that such outstanding Revolving Credit Loans are consistent with their respective Revolving Credit Commitment Percentages. Any and all Revolving Credit Notes or Swing Loan Notes issued on the Closing Date in connection with this Agreement to Lenders holding Revolving Credit Notes or Swing Loan Notes issued under the Existing Credit Agreement replace and are in lieu of such Revolving Credit Notes or Swing Loan Notes issued under the Existing Credit Agreement and each Exiting Lender shall return its “Revolving Credit Note” to the Agent promptly after the Closing Date for cancellation.
§2.1Commitment to Lend Term Loan. Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Lenders severally agrees to lend to the Borrower on the Closing Date a Term Loan in the maximum principal amount (after giving effect to all amounts requested) equal to the lesser of (i) such Lender’s Term Loan Commitment and (ii) such Lender’s Term Loan Commitment Percentage of the sum of (A) the Borrowing Base Availability minus (B) the sum of (1) the amount of all Outstanding Revolving Credit Loans, Term Loans and Swing Loans, and (2) the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount (after giving effect to all amounts requested) of the Revolving Credit Loans, Term Loans, Swing Loans and Letter of Credit Liabilities shall not at any time (i) exceed the lesser of (A) Borrowing Base Availability and (B) the Total Commitment or (ii) cause a violation of the covenant set forth in §9.1. The Term Loans shall be evidenced by the Term Loan Notes, dated as of even date with this Agreement (except as otherwise provided in §2.11(c) and §18.3). One Term Loan Note shall be payable to each Term Loan Lender in the principal amount equal to such Term Loan Lender’s Term Loan Commitment. Except for any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11, the Borrower shall not have the right to draw down any Term Loans after the Closing Date. Any additional Term Loans made as a result of any increase in the Total Term Loan Commitment pursuant to §2.11 shall be made on the applicable Commitment Increase Date and each Term Loan Lender which elects to increase its, or acquire, a Term Loan Commitment pursuant to §2.11 severally and not jointly agrees to make a Term Loan to the Borrower on such Commitment Increase Date in an amount equal to the lesser of (a) with respect to any existing Term Loan Lender, the amount by which such Lender’s Term Loan Commitment increases on the applicable Commitment Increase Date, and with respect to any new Term Loan Lender, the amount of such new Lender’s Term Loan Commitment, and (b) such Lender’s Term Loan Commitment Percentage of the maximum amount which, when added to the sum of (1) the amount of all Outstanding Revolving Credit Loans, Term Loans and Swing Loans, and (2) the aggregate amount of Letter of Credit Liabilities would not (i) exceed the lesser of (A) the Borrowing Base Availability and (B) the Total Commitment or (ii) cause a violation of the covenant set forth in §9.1. No Term Loan Lender shall have any obligation to make Term Loans to the Borrower in a maximum aggregate principal outstanding balance of more than the lesser of the amount equal to its Term Loan Commitment Percentage of the Term Loan Commitments and the principal face amount of its Term Loan Note.
§2.2Facility Unused Fee. The Borrower agrees to pay to the Agent for the account of the Revolving Credit Lenders (other than a Defaulting Lender for such period of time as such Revolving Credit Lender is a Defaulting Lender) in accordance with their respective Revolving Credit Commitment Percentages a facility unused fee (the “Unused Fee”) calculated by multiplying the Unused Fee Percentage applicable to such day, calculated as a per diem rate, times the excess of the Total Revolving Credit Commitment over the outstanding principal amount of the Revolving Credit Loans, Letter of Credit Liabilities and Swing Loans. The Unused Fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Revolving Credit Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Revolving Credit Maturity Date.
§2.3Reduction and Termination of the Revolving Credit Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to (a) reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the Total Revolving Credit Commitment be reduced in such manner to an amount less than an amount equal to fifty percent

(50%) of the highest Total Revolving Credit Commitment at any time existing under this Agreement) or (b) terminate entirely the Revolving Credit Commitments, whereupon the Revolving Credit Commitments of the Revolving Credit Lenders shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans, the Outstanding Swing Loans and the Letter of Credit Liabilities would exceed the Revolving Credit Commitments of the Revolving Credit Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this §2.4, the Agent will notify the Revolving Credit Lenders of the substance thereof. Any reduction of the Revolving Credit Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Letters of Credit and the Swing Loan Commitment shall automatically decrease by an amount equal to ten percent (10%) of the applicable reduction of the Total Revolving Credit Commitment. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Lenders the full amount of any facility fee under §2.3 then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated except (with respect to a reduction, but not a termination, of the Revolving Credit Commitments) pursuant to any increase in accordance with §2.11.
§2.4Swing Loan Commitment.
(ak)Subject to the terms and conditions set forth in this Agreement, the Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Revolving Credit Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base Availability, or cause a violation of the covenant set forth in §9.1. Notwithstanding anything to the contrary contained in this §2.5, the Swing Loan Lender shall not be obligated to make any Swing Loan at a time when any other Revolving Credit Lender is a Defaulting Lender, unless the Swing Loan Lender is satisfied that the participation therein will otherwise be fully allocated to the Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. Swing Loans shall constitute “Revolving Credit Loans” for all purposes hereunder. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §11 (and, in the case of any request for a Swing Loan hereunder on the Closing Date, §10) have been satisfied on the date of such funding. The Swing Loan Lender may assume that the conditions in §§10 and 11 have been satisfied unless the Swing Loan Lender has received written notice from a Revolving Credit Lender that such conditions have not been satisfied. Each Swing Loan shall be due and payable within five (5) Business Days of the date such Swing Loan was provided and the Borrower hereby agrees (to the extent not repaid as contemplated by §2.5(d)) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided. A Swing Loan may not be refinanced with another Swing Loan.

(al)The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit D hereto (the “Swing Loan Note”), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below. The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due. There shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness, if any, evidenced by the “Swing Loan Note,” as defined in the Existing Credit Agreement, which indebtedness is instead evidenced by the Swing Loan Note.
(am)The Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer no later than 11:00 a.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the Minimum Loan Amounts) and providing the wire instructions for the delivery of the Swing Loan proceeds. The Loan Request shall also contain the statements and certifications required by §2.7. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall be a Base Rate Loan and shall bear interest at the Base Rate plus the Applicable Margin. The proceeds of the Swing Loan will be disbursed by wire by the Swing Loan Lender to the Borrower no later than 1:00 p.m. (Cleveland time).
(an)The Swing Loan Lender shall, within five (5) Business Days after the Drawdown Date with respect to such Swing Loan, request each Revolving Credit Lender to make a Revolving Credit Loan pursuant to §2.1 in an amount equal to such Lender’s Revolving Credit Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) on the Business Day of the Drawdown Date with respect to such Swing Loan, the Agent shall notify the Revolving Credit Lenders that such Revolving Credit Loan shall be a Term SOFR Loan with an Interest Period of one (1) month, provided that the making of such Term SOFR Loan will not be in contravention of any other provision of this Agreement, or if the making of a Term SOFR Loan would be in contravention of this Agreement, then such notice shall indicate that such loan shall be a Base Rate Loan. The Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §2.5(d) shall be considered a Revolving Credit Loan pursuant to §2.1. Unless any of the events described in §12.1(g), 12.1(h) or 12.1(i) shall have occurred (in which event the procedures of §2.5(e) shall apply), each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in funds immediately available no later than one (1) Business Day after the date such request was made by the Swing Loan Lender just as if the Revolving Credit Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

(ao)If for any reason a Swing Loan cannot be refinanced by a Revolving Credit Loan pursuant to §2.5(d), each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to §2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Revolving Credit Commitment Percentage of such Swing Loan. Each Revolving Credit Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such Revolving Credit Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.
(ap)The Agent shall notify the Borrower of any Revolving Credit Loans made pursuant to §2.5(d) or participations in any Swing Loan acquired pursuant to §2.5(e), and thereafter payments in respect of such Swing Loan shall be made to the Agent and not to the Swing Loan Lender. Subject to §2.13, any amounts received by the Swing Loan Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swing Loan after receipt by the Swing Loan Lender of the proceeds of Revolving Credit Loans made pursuant to §2.5(d) with respect to such Swing Loan shall be remitted to the Agent, and be promptly remitted by the Agent to the Revolving Credit Lenders that shall have made such Revolving Credit Loans pursuant to §2.5(d) and to the Swing Loan Lender, as their interests may appear; provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it. Subject to §2.13, if at any time after the Swing Loan Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.
(aq)Each Revolving Credit Lender’s obligation to fund a Revolving Credit Loan as provided in §2.5(d) or to purchase participation interests pursuant to §2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or the Borrower may have against the Swing Loan Lender, the Borrower or anyone else for any reason whatsoever; (b) the occurrence or continuance of a Default or an Event of Default; (c) any adverse change in the condition (financial or otherwise) of REIT or any of its Subsidiaries; (d) any breach of this Agreement or any of the other Loan Documents by the Borrower or any Guarantor or any Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and the Swing Loan Lender as against such Revolving Credit Lender as a Revolving Credit Loan which was not funded by the non-purchasing Revolving Credit Lender, thereby making such Revolving Credit Lender a Defaulting Lender. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each Revolving Credit Lender under its Revolving Credit Commitment.
§2.1Interest on Loans.
(ar)Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is repaid or converted to a Revolving Credit Loan of another Type at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Revolving Credit Base Rate Loans.
(as)Each Revolving Credit Loan that is (X) a Daily Simple SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Daily Simple SOFR Loan is repaid or is converted to a Revolving Credit Loan of another Type at the rate per annum equal to the sum of Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Rate Revolving Credit Loans, and (Y) a Term SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of Adjusted Term SOFR determined for such Interest Period plus the Applicable Margin for SOFR Rate Revolving Credit Loans.
(at)Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or is converted to a Loan of another Type at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Term Base Rate Loans.
(au)Each Term Loan that is (X) a Daily Simple SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Daily Simple SOFR Loan is repaid or is converted to a Loan of another Type at the rate per annum equal to the sum of Adjusted Daily Simple SOFR plus the Applicable Margin for SOFR Rate Term Loans, and (Y) a Term SOFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of Adjusted Term SOFR determined for such Interest Period plus the Applicable Margin for SOFR Rate Term Loans.
(av)The Borrower promises to pay in Dollars interest on each Loan in arrears on each Interest Payment Date with respect thereto and, with respect to the Revolving Credit Loans, on any earlier date on which the Revolving Credit Commitments shall terminate or be reduced as provided in §2.4.
(aw)Base Rate Loans and SOFR Rate Loans may be converted to Loans of the other Type as provided in §4.1.
§2.5Requests for Revolving Credit Loans. Except with respect to the initial Revolving Credit Loan on the Closing Date, if any, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit E hereto (or telephonic notice confirmed in writing in the form of Exhibit E hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and two (2) Business Days prior to the proposed Drawdown Date with respect to SOFR Rate Revolving Credit Loans. Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date. Each such notice shall also contain (a) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.9) and (b) a certification by the chief executive officer, president or chief financial officer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Revolving Credit Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Revolving Credit Lenders on the proposed Drawdown Date. Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement. Each Loan Request shall be in the Minimum Loan Amounts; provided, however, that there shall be no more than eight (8) SOFR Rate Loans outstanding at any one time.
§2.6Funds for Loans.
(ax)Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans, each of the Revolving Credit Lenders or Term Loan Lenders, as applicable, will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1 or §2.2. Upon receipt from each such Revolving Credit Lender or Term Loan Lender, as applicable, of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans or Term Loans made available to the Agent by the Revolving Credit Lenders or Term Loan Lenders, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office. The failure or refusal of any Revolving Credit Lender or Term Loan Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Revolving Credit Lender or Term Loan Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.
(ay)Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date of any Revolving Credit Loans, or on the Closing Date or Commitment Increase Date (if applicable) with respect to any Term Loans, that such Lender will not make available to the Agent such Lender’s Revolving Credit Commitment Percentage of a proposed Revolving Credit Loan or such Lender’s Term Loan Commitment Percentage of a proposed Term Loan, the Agent may in its discretion assume that such Lender has made such Loan(s) available to the Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus one percent (1%).
§2.2Use of Proceeds. The Borrower will use the proceeds of the Loans solely for (a) payment of closing costs in connection with this Agreement, (b) repayment of Indebtedness, (c) acquisitions of fee simple ownership of Real Estate or Real Estate subject to a Ground Lease and other Investments permitted under the Loan Documents, and (d) general corporate and working capital purposes, including, without limitation, acquisitions, capital expenditures, distributions, joint ventures, note purchases and share repurchases undertaken in accordance with the terms and conditions of this Agreement.
§2.3Letters of Credit.

(az)Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Revolving Credit Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit F hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed the Letter of Credit Sublimit, (iii) in no event shall the sum of the outstanding principal amount of the Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the lesser of the Total Revolving Credit Commitment and the Borrowing Base Availability or cause a violation of the covenant set forth in §9.1, (iv) the conditions set forth in §11 (and, in connection with any request for the issuance of any Letters of Credit on the Closing Date, §10) shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Revolving Credit Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in §§10 and 11 have been satisfied unless it receives written notice from a Revolving Credit Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required Revolving Credit Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to the Agent and the Issuing Lender (but in any event the term shall not extend beyond five (5) Business Days prior to the Revolving Credit Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Revolving Credit Commitment as a Revolving Credit Loan.
(ba)Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial officer of the Borrower that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit G attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict between the terms of any such additional application(s) and this Agreement, the terms of this Agreement shall control.
(bb)The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.10(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.
(bc)Upon the issuance of a Letter of Credit, each Revolving Credit Lender shall be deemed to have purchased a participation therein from the Issuing Lender in an amount equal to its respective Revolving Credit Commitment Percentage of the amount of such Letter of Credit. No Revolving Credit Lender’s obligation to participate in a Letter of Credit shall be affected by any other Revolving Credit Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.
(bd)Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit (which fee shall not be less than $1,500 in any event) and an administrative charge of $250, and (ii) for the accounts of the Revolving Credit Lenders that are Non-Defaulting Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to SOFR Rate Revolving Credit Loans on the face amount of such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Revolving Credit Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account within five (5) days of demand of the Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by the Issuing Lender.
(be)In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Revolving Credit Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Revolving Credit Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Revolving Credit Base Rate Loan under this Agreement) and the Agent shall promptly notify each Revolving Credit Lender by telecopy, email, telephone (confirmed in writing) or other similar means of transmission, and each Revolving Credit Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Revolving Credit Lender shall not make such amount available on the Business Day on which such draw is funded, such Revolving Credit Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1%) for each day thereafter. Further, such Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Revolving Credit Lender was required to fund pursuant to this §2.10(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Revolving Credit Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5. The failure of any Revolving Credit Lender to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.10(f).

(bf)If after the issuance of a Letter of Credit pursuant to §2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Revolving Credit Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Revolving Credit Lender will, on the date such Revolving Credit Loan pursuant to §2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Revolving Credit Commitment Percentage of the amount of such Letter of Credit. Each Revolving Credit Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Revolving Credit Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.
(bg)Whenever at any time after the Issuing Lender has received from any Revolving Credit Lender any such Revolving Credit Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Revolving Credit Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.
(bh)The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.
(bi)The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Agent, the Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Agent or any Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to the Agent, the Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by the Agent, the Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put the Agent, the Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve the Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.
§2.7Increase in Total Commitment.

(bj)Subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time before the Revolving Credit Maturity Date (as the same may be extended pursuant to §2.12 below) or the Term Loan Maturity Date, as applicable, to request an increase in the Total Revolving Credit Commitment and/or the Total Term Loan Credit Commitment by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $20,000,000.00 and increments of $5,000,000.00 in excess thereof, and the Total Commitment shall not exceed $1,000,000,000.00. Upon receipt of any Increase Notice, the Agent shall consult with KCM and shall notify the Borrower of the amount of the facility fees to be paid to any Lenders who provide an additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, in connection with such increase in the Revolving Credit Commitment and/or Term Loan Commitment, as applicable, pursuant to the Agreement Regarding Fees. If the Borrower agrees to pay the facility fees so determined (and/or such other fees as may be agreed to by the Borrower and the Agent), the Agent shall send a notice to all Revolving Credit Lenders and/or Term Loan Lenders, as applicable (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Revolving Credit Commitment and/or the Total Term Loan Commitment, as applicable, and of the facility fees to be paid with respect thereto. Each Revolving Credit Lender and/or Term Loan Lender, as applicable, who desires to provide an additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, upon such terms shall provide the Agent with a written commitment letter specifying the amount of such additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Agent and KCM shall allocate the Commitment Increase among the Revolving Credit Lenders and/or Term Loan Lenders, as applicable, who provide such commitment letters on such basis as the Agent and KCM, shall determine following consultation with the Borrower. If the additional Revolving Credit Commitments and/or Term Loan Commitments, as applicable, so provided are not sufficient to provide the full amount of the Revolving Credit Commitment Increase and/or the Term Loan Commitment Increase, as applicable, that is requested by the Borrower, then the Agent, KCM, or the Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be reasonably acceptable to the Agent, KCM, and the Borrower) to become a Revolving Credit Lender and/or Term Loan Lender, as applicable, and provide an additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable. The Agent shall provide all Revolving Credit Lenders and/or Term Loan Lenders, as applicable, with a notice setting forth the amount, if any, of the additional Revolving Credit Commitment and/or Term Loan Commitment, as applicable, to be provided by each Revolving Credit Lender and/or Term Loan Lender, as applicable, and the revised Revolving Credit Commitment Percentages and/or Term Loan Commitment Percentages, as applicable, which shall be applicable after the effective date of the Revolving Credit Commitment Increase and/or Term Loan Commitment Increase, as applicable, specified therein (each, a “Commitment Increase Date”). In no event shall any Lender be obligated to provide an additional Revolving Credit Commitment and/or Term Loan Commitment.
(bk)On any Commitment Increase Date the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Revolving Credit Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Revolving Credit Loans owed to each Revolving Credit Lender shall be equal to such Lender’s Revolving Credit Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Revolving Credit Loans. The participation interests of the Revolving Credit Lenders in Swing Loans and Letters of Credit shall be similarly adjusted. On any Commitment Increase Date, those Revolving Credit Lenders whose Revolving Credit Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Revolving Credit Lenders whose Revolving Credit

Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans. To the extent such reallocation results in certain Lenders receiving funds which are applied to Term SOFR Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Lenders the Breakage Costs for each such Lender (provided that the parties agree to attempt to coordinate the closing of any increase of the Total Revolving Credit Commitment or Total Term Loan Commitment, as applicable, to minimize Breakage Costs that may come due); provided, however, each Lender agrees to apply any amounts received by them pursuant to this §2.11(b) first to the principal of any Base Rate Loans held by such Lender, second to the principal of any Daily Simple SOFR Loans held by such Lender, and third to the principal of Term SOFR Loans held by such Lender.
(bl)Upon the effective date of each increase in the Total Commitment pursuant to this §2.11, (i) the Agent may unilaterally revise Schedule 1.1 to reflect the name and address, Commitment and Commitment Percentage of each Lender following such increase and the Borrower shall execute and deliver to the Agent new Revolving Credit Notes or Term Loan Notes, as applicable, for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note or Term Loan Note, as applicable, shall equal its Commitment. The Agent shall deliver such replacement Revolving Credit Note and/or Term Loan Note, as applicable, to the respective Lenders in exchange for the Revolving Credit Notes and/or Term Loan Notes replaced thereby which shall be surrendered by such Lenders. Such new Revolving Credit Notes and/or Term Loan Notes, as applicable, shall provide that they are replacements for the surrendered Revolving Credit Notes and/or Term Loan Notes, as applicable, and that they do not constitute a novation, shall be dated as of the applicable Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes or Term Loan Notes, as applicable. In connection with the issuance of any new Revolving Credit Notes and/or Term Loan Notes, as applicable, pursuant to this §2.11(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and/or Term Loan Notes, as applicable, and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Revolving Credit Notes and/or Term Loan Notes, as applicable, shall be canceled and returned to the Borrower.
(bm)Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Revolving Credit Lenders to increase the Total Revolving Credit Commitment, and/or the Agent and the Term Loan Lenders to increase the Total Term Loan Commitment, as applicable, pursuant to this §2.11 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Revolving Credit Commitment or the Total Term Loan Commitment, as applicable:
(i)Payment of Activation Fee. The Borrower shall pay (A) to the Agent and KCM certain arrangement and other fees with respect to the applicable Commitment Increase pursuant to a separate agreement to be entered into among the Borrower, the Agent and KCM prior to the applicable Commitment Increase Date, and (B) to KCM such facility fees as the Revolving Credit Lenders or Term Loan Lenders who are providing an additional Revolving Credit Commitment or Term Loan Commitment, as applicable, may require to increase the aggregate Revolving Credit Commitment or Term Loan Commitment, as applicable, which fees shall, when paid, be fully earned and non-refundable under any circumstances. KCM shall pay to the Lenders acquiring the applicable Commitment Increase certain fees pursuant to their separate agreement; and

(ii)No Default. On the date any such increase becomes effective, both immediately before and after the Total Revolving Credit Commitment or Total Term Loan Commitment is increased, there shall exist no Default or Event of Default; and
(iii)Representations True. The representations and warranties made by the Borrower, the Guarantors and the Approved JVs in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Revolving Credit Commitment or Total Term Loan Commitment is increased (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualifier contained therein), both immediately before and after the Total Revolving Credit Commitment or Total Term Loan Commitment is increased; and
(iv)Beneficial Ownership Certification. If requested by the Agent or any Lender, the Borrower shall have delivered, at least five (5) Business Days prior to the Commitment Increase Date, to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification; and
(v)Additional Documents and Expenses. The Borrower, the Guarantors and the Approved JVs shall execute and deliver to the Agent and the Lenders such additional documents (including, without limitation, amendments to the Security Documents (if applicable)), instruments, certifications and opinions as the Agent may reasonably require (including, without limitation, in the case of the Borrower, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase) and the Borrower shall pay the cost of any updated UCC searches, all recording and filing costs and fees, and any and all intangible taxes or other documentary taxes, assessments or charges or any similar fees, taxes or expenses which are incurred by the Agent, KCM or the Lenders in connection with such increase.
§2.2Extension of Revolving Credit Maturity Date.
(bn)The Borrower shall have the one-time right and option to extend the Revolving Credit Maturity Date in respect of the Total Revolving Credit Commitment or portion thereof in accordance with §2.4 (as determined by the Borrower in its sole discretion) to March 13, 2024, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Revolving Credit Maturity Date:
(vi)Extension Request. The Borrower shall deliver written notice of such request to extend the Revolving Credit Maturity Date (the “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is thirty (30) days prior to the Revolving Credit Maturity Date (as determined without regard to such extension) and which notice shall specify the aggregate amount of the Revolving Credit Commitments the Borrower elects to so extend (provided that any reduction of the Revolving Credit Commitments shall be in accordance with §2.4).
(vii)Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments an extension fee in an amount equal to fifteen (15) basis points on the Total Revolving Credit Commitment in effect on the date of such extension or on the portion thereof to be extended pursuant to the Extension Request, which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(viii)No Default. On the date of such extension, there shall exist no Default or Event of Default.
(ix)Beneficial Ownership Certification. If requested by the Agent or any Lender, the Borrower shall have delivered, at least five (5) Business Days prior to the date of such extension, to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.
(x)Representations and Warranties. The representations and warranties made by the Borrower, the Guarantors and the Approved JVs in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such extension (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualifier contained therein).
Such extension of the Revolving Credit Maturity Date shall become effective on the day that all the conditions in this §2.12 with respect to such Extension Request are satisfied (which may be prior to the Revolving Credit Maturity Date), provided that such conditions must be satisfied within the time period provided in each such condition, and, in any event, on or prior to the Revolving Credit Maturity Date (as determined without regard to such extension).
§2.8 Defaulting Lenders.
(bo)If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Majority Lenders, Required Revolving Credit Lenders, Required Term Loan Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate plus one percent (1%), (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.13(d).
(bp)Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right. If after such fifth Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Majority Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. If such Defaulting Lender does not execute and deliver to the Agent a duly completed Assignment and Acceptance Agreement and/or such other documentation reasonably requested by the Agent to surrender and transfer such interest to the purchaser or assignee thereof within a period of time deemed reasonable by the Agent after the later of (i) the date on which such purchaser or assignee executes and delivers such Assignment and Acceptance Agreement and/or such other documentation and (ii) the date on which the Defaulting Lender receives all payments required to be paid to it by this §2.13(b), then such Defaulting Lender shall, to the extent permissible by Applicable Law, be deemed to have executed and delivered such Assignment and Acceptance Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance Agreement and/or such other documentation on behalf of such Defaulting Lender. The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon (but not on accrued and unpaid fees). Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).
(bq)During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(g) or Swing Loans pursuant to §2.5(e) shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (computed without giving effect to the Revolving Credit Commitment of such Defaulting Lender); provided that (i) each such reallocation shall be given effect only if, at the time of such reallocation, the conditions set forth in §§10 and 11, as applicable, are satisfied or waived in writing (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), and (ii) the aggregate obligation of each Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (A) the Revolving Credit Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Revolving Credit Commitment Percentage of outstanding Letter of Credit Liabilities and Swing Loans. Subject to §34, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(br)Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such

Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans, Term Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans, Term Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §§10 and 11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans or Term Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans, Term Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Revolving Credit Lenders and Term Loan Lenders, as applicable, pro rata in accordance with their Revolving Credit Commitment Percentages or Term Loan Commitment Percentages, as applicable, without regard to §2.13(c), prior to being applied to the payment of any Revolving Credit Loans or Term Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loans, shall not be considered outstanding principal under this Agreement.
(bs)If the reallocation described in clause (c) above cannot, or can only partially, be effected, within five (5) Business Days of demand by the Issuing Lender or the Swing Loan Lender from time to time, the Borrower shall first, prepay Swing Loans in an amount equal to the Swing Loan Lenders’ Fronting Exposure and, second, deliver to the Agent for the benefit of the Issuing Lender, cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender (after giving effect to §§2.5(a), 2.10(a) and 2.13(c)) on terms satisfactory to the Issuing Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Revolving Credit Commitment Percentages of outstanding Letter of Credit Liabilities. Moneys in the Collateral Account deposited pursuant to this §2.13(e) shall be applied by the Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Revolving Credit Commitment Percentages of any funding obligation with respect to a Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.
(bt)(i)    Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive any Unused Fee pursuant to §2.3 for any period during which that Lender is a Defaulting Lender.
(xi)Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to §2.10(e) for any period during which that Lender is a Defaulting Lender.
(xii)With respect to any Unused Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender and the Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.
(bu)If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans or Term Loans, as applicable, of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans, or Term Loans, as applicable, to be held on a pro rata basis by the Lenders in accordance with their Revolving Credit Commitments or Term Loan Commitments, as the case may be (without giving effect to §2.13(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
§2.4Evidence of Debt. The indebtedness of the Borrower resulting from the Loans made by each Lender from time to time shall be evidenced by one or more accounts or records maintained by such Lender and the Agent in the ordinary course of business, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower hereby irrevocably authorizes the Agent and the Lenders to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on the Agent’s and the Lender’s records reflecting the making of such Loan or (as the case may be) the receipt of such payment. The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record: (i) the date and the amount of each Loan made hereunder, the Type of such Loan, and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof. The accounts or records maintained by the Agent and each Lender shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. The Borrower agrees that upon the request of any Lender made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Lender (through the Agent) a Revolving Credit Note, a Term Loan Note and/or a Swing Loan Note, as applicable, payable to the order of such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.
§3.REPAYMENT OF THE LOANS.
§3.1Stated Maturity.
(bv)The Borrower promises to pay on the Revolving Credit Maturity Date and there shall become absolutely due and payable on the Revolving Credit Maturity Date all of the Revolving Credit Loans, Swing Loans and other Letter of Credit Liabilities Outstanding on such date, together with any and all accrued and unpaid interest thereon.
(bw)The Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon. The principal amount of the Term Loans shall not amortize prior to the Term Loan Maturity Date.
§3.2Mandatory Prepayments.
(bx)If at any time (i) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the lesser of (x) Total Revolving Credit Commitment, or (y) the Borrowing Base Availability minus the principal amount of the Outstanding Term Loans, or (ii) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Term Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the lesser of (x) the Total Commitment and (y) the Borrowing Base Availability, then the Borrower shall, within five (5) Business Days of such occurrence pay the amount of such excess to the Agent for the respective accounts of the Revolving Credit Lenders (in the case of clause (i)(x)) or all of the Lenders (in the case of clauses (i)(y) and (ii)), as applicable, for application to the Revolving Credit Loans and Term Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.7, and deposit in the Collateral Account and pledge to the Agent cash in any additional amount necessary to secure the Outstanding Letter of Credit Liabilities, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.
(by)Upon the occurrence of any and all capital events by REIT, the Borrower or any of their respective Subsidiaries, including, without limitation, all asset sales, refinancings and financings (secured, unsecured or otherwise), recapitalizations, equity issuances and other similar capital transactions consummated by REIT, the Borrower or any Subsidiary thereof (for the avoidance of doubt, excluding the borrowing or issuance of any Loan or Letter of Credit or other capital event occurring under the Loan Documents), during the period commencing on the Second Amendment Date and ending on the first (1st) day of the Distributions Covenant Commencement Quarter (provided, for the avoidance of doubt, that the Distribution Trigger Conditions have been satisfied with respect to such fiscal quarter), the Borrower shall, within two (2) Business Days after the receipt of net cash proceeds by REIT, the Borrower or any Subsidiary thereof from such capital event, prepay the outstanding principal amount of Revolving Credit Loans in an amount equal to the lesser of (x) one hundred percent (100%) of the net cash proceeds of each such capital event and (y) the outstanding principal balance of Revolving Credit Loans outstanding on the date of such prepayment; provided, further, that Borrower shall, to the extent feasible, give at least one (1) Business Days’ prior written notice to Agent of the expected date of each such capital event. For the purposes of this §3.2(b), net cash proceeds shall be an amount equal to the gross cash proceeds of such capital event, less the amount of all usual and customary closing costs and other out of pocket costs, fees and expenses incurred in connection with such capital event, all amounts required to repay in full in cash any Indebtedness (if any) being repaid or refinanced in connection with such capital event, all taxes paid or reasonably expected to be paid in connection therewith, and any amounts attributable to Unconsolidated Affiliates. Notwithstanding anything to the contrary contained herein, prepayments made by Borrower pursuant to this §3.2(b) shall be applied first, pro rata to the principal of any Outstanding Swing Loans, second, pro rata to the principal of any Outstanding Revolving Credit Loans (and with respect to each category of Revolving Credit Loans, first, pro rata to the principal of Revolving Credit Base Rate Loans, second, pro rata to the principal of SOFR Rate Revolving Credit Loans bearing interest with reference to Daily Simple SOFR, and then third, pro rata to the principal of SOFR Rate Revolving Credit Loans bearing interest with reference to Term SOFR), and third, to cash collateralize any outstanding Letter of Credit Liabilities on a pro rata basis, in each case without any reduction in Revolving Credit Commitments.
§3.1Optional Prepayments.
(bz)The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, Term Loans and Swing Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any Term SOFR Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.7.
(ca)The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days’ prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent); provided, however, that the Agent may reduce the required time period for such notice requirement to any shorter period reasonably acceptable to the Agent in connection with a prepayment of the Loans made by the Borrower for purposes of curing any failure to comply with the terms of §§9.1, 9.2 or 9.7 pursuant to §12.2(a)(iv). Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.
§3.3Partial Prepayments. Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment under §3.2 shall be applied, first, pro rata to the principal of any Outstanding Swing Loans, second, pro rata to the principal of any Outstanding Revolving Credit Loans (and with respect to each category of Revolving Credit Loans, first, pro rata to the principal of Revolving Credit Base Rate Loans, second, pro rata to the principal of SOFR Rate Revolving Credit Loans bearing interest with reference to Daily Simple SOFR, and then third, pro rata to the principal of SOFR Rate Revolving Credit Loans bearing interest with reference to Term SOFR), third, solely in the case of a mandatory prepayment under §3.2(a)(i)(y) or §3.2(a)(ii), pro rata to the principal of any Outstanding Term Loans (and with respect to each category of Term Loans, first, pro rata to the principal of Term Base Rate Loans, second, pro rata to the principal of SOFR Rate Term Loans bearing interest with reference to Daily Simple SOFR, and then third, pro rata to the principal of SOFR Rate Term Loans bearing interest with reference to Term SOFR) and, fourth, to cash collateralize any outstanding Letter of Credit Liabilities on a pro rata basis. Each partial prepayment under §3.3 shall be applied, first, pro rata to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower, second, pro rata to the principal of any Outstanding Revolving Credit Loans, third, to cash collateralize any outstanding Letter of Credit Liabilities on a pro rata basis, and, fourth, pro rata to the principal of any Outstanding Term Loans (and with respect to each category of Loans, first, pro rata to the principal of Base Rate Loans, second, pro rata to the principal of SOFR Rate Loans bearing interest with reference to Daily Simple SOFR, and third, pro rata to the principal of SOFR Rate Loans bearing interest with reference to Term SOFR).
§3.4Effect of Prepayments. Amounts of the Revolving Credit Loans and Swing Loans prepaid under §§3.2 and 3.3 prior to the Maturity Date may be reborrowed as provided in §2. Any portion of the Term Loans that is prepaid may not be reborrowed.
§4.CERTAIN GENERAL PROVISIONS.
§4.1Conversion Options.
(cb)The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans or Term Loans to a Revolving Credit Loan or Term Loan, respectively, of another Type and such Revolving Credit Loans or Term Loans shall thereafter bear interest as a Base Rate Loan or a SOFR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a SOFR Rate Loan to a Base Rate Loan or, if applicable, any such conversion of a SOFR Rate Loan that is a Term SOFR Loan to a Daily Simple SOFR Loan, the Borrower shall give the Agent a Conversion/Continuation Request with respect to such election at least one (1) Business Day prior to the requested date of such conversion, and such conversion shall only be made on (X) the last day of the Interest Period with respect to any such SOFR Rate Loan that is a Term SOFR Loan, or (Y) the applicable Interest Payment Date with respect to any such SOFR Rate Loan that is a Daily Simple SOFR Loan, and, in each case after giving effect to the making of such Loan, there shall be no more than eight (8) SOFR Rate Loans; (ii) with respect to any such conversion of a Base Rate Loan to a SOFR Rate Loan of any Type or, if applicable, any such conversion of a SOFR Rate Loan that is a Daily Simple SOFR Loan to a Term SOFR Loan (provided, that, such conversion shall only be made on the applicable Interest Payment Date with respect to such Daily Simple SOFR Loan), the Borrower shall give the Agent a Conversion/Continuation Request with respect to such election at least three (3) Business Days prior to the requested date of such conversion, the principal amount of the Loan so converted shall be in a Minimum Loan Amount and, after giving effect to the making of such Loan, there shall be no more than eight (8) SOFR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a SOFR Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Revolving Credit Loans or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than the Minimum Loan Amount. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Applicable Lending Office, as the case may be. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a SOFR Rate Loan shall be irrevocable by the Borrower.

(cc)Any SOFR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto (for a Term SOFR Loan) or following the Interest Payment Date with respect thereto (for a Daily Simple SOFR Loan) by compliance by the Borrower with the terms of §4.1; provided that no SOFR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default (for a Term SOFR Loan) or on the next Interest Payment Date occurring during the continuance of any Default or Event of Default (for a Daily Simple SOFR Loan).
(cd)In the event that the Borrower does not notify the Agent of its election hereunder with respect to (i) any Term SOFR Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a Term SOFR Loan with an Interest Period of one month, or (ii) any Daily Simple SOFR Loan, such Loan shall be automatically continued as a Daily Simple SOFR Loan, provided, in each case, that no circumstance exists which would preclude the Borrower from obtaining such Type of Loan, or if the Borrower would be precluded from obtaining such Type of Loan, it shall be converted to a Base Rate Loan at the end of the applicable Interest Period (for a Term SOFR Loan) or on the next Interest Payment Date (for a Daily Simple SOFR Loan).
§4.2Fees. The Borrower agrees to pay to KeyBank, the Agent and KCM for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to that certain fee letter dated December 20, 2018 among the Borrower, KeyBank, and KCM (as the same may be amended, modified, supplemented, restated or replaced, the “Agreement Regarding Fees”). All such fees shall be fully earned when paid and nonrefundable under any circumstances.
§4.3Funds for Payments.
(ce)All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds. The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents. Subject to the foregoing, all payments made to the Agent on behalf of the Lenders, and actually received by the Agent, shall be deemed received by the Lenders on the date actually received by the Agent.
(cf)All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(cg)The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(ch)The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.
(ci)Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.
(cj)As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this §4.3, the Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(ck)(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(xiii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(1)an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;
(2)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or
(3)to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;
(A)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(B)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(cl)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.3 (including by the payment of additional amounts pursuant to this §4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.
(cm)Each party’s obligations under this §4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(cn)The obligations of the Borrower to the Lenders under this Agreement with respect to Letters of Credit (and of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to Letters of Credit and to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents;

(ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower, any Guarantor or any of their Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a final non-appealable judgment of court of competent jurisdiction; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by the Issuing Lender to conform to the terms of a Letter of Credit (if, in the Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or happening under this clause (xiii) shall not have occurred as a result of gross negligence or willful misconduct on the part of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.
§4.1Computations. All computations of interest on the Base Rate Loans to the extent applicable shall be based on a three hundred sixty-five (365) or, in the event of a leap year, three hundred sixty-six (366)-day year, and paid for the actual number of days elapsed. All other computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to Term SOFR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.
§4.2Temporary Inability to Determine Rates. If (A) the Agent determines (which determination shall be conclusive and binding absent manifest error) that Adjusted Daily Simple SOFR or Adjusted Term SOFR cannot be determined pursuant to the definition thereof or (B) the Majority Lenders determine that for any reason in connection with any request for a SOFR Rate Loan or a conversion thereto or a continuation thereof that Adjusted Daily Simple SOFR or Adjusted Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Majority Lenders have provided notice of such determination to the Agent, in each case of (A) and (B), on or prior to the first day of any Interest Period, the Agent will promptly so notify the Borrower and each Lender. Upon notice thereof by the Agent to the Borrower, (i) any obligation of the Lenders to make or continue the applicable SOFR Rate Loans or to convert Base Rate Loans to SOFR Rate Loans shall be suspended (to the extent of the affected SOFR Rate Loans or affected Interest Periods) until the Agent revokes such notice and (ii) if such determination affects the calculation of the Base Rate, the Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of any applicable SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to §4.7. If the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” until the Agent revokes such determination.
§4.3Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its Applicable Lending Office shall assert that it is unlawful, for any Lender to make or maintain SOFR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make SOFR Rate Loans shall forthwith be suspended and any Loan Request with respect to such borrowing shall be ineffective, and (b)(i) any such Term SOFR Loan then outstanding shall be converted automatically into (X) a Daily Simple SOFR Loan so long as Daily Simple SOFR is not also the subject of this §4.6 or (Y) a Base Rate Loan if Daily Simple SOFR also is the subject of this §4.6, in each case, on the last day of each Interest Period applicable to such Term SOFR Loan (or the next succeeding Business Day if such day is not a Business Day) or within such earlier period as may be required by law, and (ii) any such Daily Simple SOFR Loan then outstanding shall be converted automatically into a Base Rate Loan upon the occurrence of such event or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.
§4.4Breakage Compensation. The Borrower shall compensate each Lender for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expenses or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its SOFR Rate Loans) which such Lender may sustain in connection with any of the following: (i) if for any reason (other than a default by such Lender or the Agent) a borrowing of SOFR Rate Loans does not occur on a date specified therefor in a Loan Request or a Notice of Continuation or Conversion (whether or not such Loan Request or Notice of Continuation or Conversion is revoked by the Borrower or deemed to be revoked or ineffective pursuant to the terms of this Agreement); (ii) if any repayment, prepayment, Conversion or Continuation of any SOFR Rate Loan occurs on a date that is not the last day of an Interest Period or Interest Payment Date applicable thereto; (iii) if any prepayment of any of its SOFR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a result of an assignment by a Lender of any SOFR Rate Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Borrower in accordance herewith (collectively, “Breakage Costs”). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower by the Agent and shall be conclusive absent manifest error. The

Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement within fifteen (15) days from receipt of any such certificate, or such earlier date as may be required by this Agreement.
§4.5Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:
(co)subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (except for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or
(cp)impose on any Lender or Issuing Lender or the relevant local market for obtaining quotations for any Benchmark any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, or
(cq)impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or
(cr)impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:
(xiv)to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or
(xv)to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or
(xvi)to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.4Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any Applicable Law regarding liquidity or capital ratio or requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding liquidity or capital ratios or adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender. For purposes of §4.8 and this §4.9, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.
§4.5Reserved.
§4.6Default Interest. Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to two percent (2.0%) above an amount equal to the sum of the Base Rate plus the Applicable Margin in effect from time to time (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), and the fee payable with respect to Letters of Credit shall be increased to a rate equal to two percent (2%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.
§4.7Certificate. A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error, and shall be promptly provided to the Agent and the Borrower upon their written request.
§4.8Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Approved JVs, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in §2.6. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, extension fees, up front fees, commitment fees, facility fees, closing fees, letter of credit fees, underwriting fees, prepayment fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by the Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of the Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due. This §4.13 shall control all agreements between or among the Borrower, the Guarantors, the Approved JVs, the Lenders and the Agent.
§4.9Certain Provisions Relating to Increased Costs and Non-Funding Lenders. If a Lender gives notice of the existence of the circumstances set forth in §4.8 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §§4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), 4.8, 4.9 or 15(b), then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts to designate another of such Lender’s offices, branches or affiliates for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce such amounts payable or (ii) would not subject Lender to any unreimbursed costs or expenses and would not otherwise be disadvantageous to Lender; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in §4.8 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §§4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), 4.8, 4.9 or 15(b) and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), or (b) has failed to make available to the Agent its pro rata share of any Loan or participation in a Letter of Credit or Swing Loan and such failure has not been cured (a “Non-Funding Lender”), then, within thirty (30) days after such notice or request for payment or compensation or failure to fund, as applicable, the Borrower shall have the one-time right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, as applicable, within thirty (30) days of receipt of such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitments and assign its Loans. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitments and Loans, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitments and Loans, then the Agent shall endeavor to, and the Borrower may, obtain a new Lender to acquire such remaining Commitments. Upon any such purchase of the Commitments of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest, including an appropriate Assignment and Acceptance Agreement. If such Affected Lender or Non-Funding Lender, as applicable, does not execute and deliver to the Agent a duly completed Assignment and Acceptance Agreement and/or such other documentation reasonably requested by the Agent to surrender and transfer such interest to the purchaser or assignee thereof within a period of time deemed reasonable by the Agent after the later of (i) the date on which such purchaser or assignee executes and delivers such Assignment and Acceptance Agreement and/or such other documentation and (ii) the date on which such Affected Lender or Non-Funding Lender, as applicable, receives all payments required to be paid to it by this §4.14, then such Affected Lender or Non-Funding Lender, as applicable, shall, to the extent permissible by Applicable Law, be deemed to have executed and delivered such Assignment and Acceptance Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance Agreement and/or such other documentation on behalf of such Affected Lender or Non-Funding Lender, as applicable. The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitments and Loans shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender or Non-Funding Lender, as applicable, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.
§4.10Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing §§4.3, 4.8 and 4.9 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the eligible circumstances giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
§4.11Permanent Inability to Determine Rate; Benchmark Replacement.
(cs)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any then current Benchmark, the Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of the then-current Benchmark with a Benchmark Replacement pursuant to this §4.16(a) will occur prior to the applicable Benchmark Transition Start Date.

(ct)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(cu)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to §4.16(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or, if applicable, any Lender (or group of Lenders) pursuant to this §4.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this §4.16.
(cv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(cw)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for the applicable SOFR Rate Loan of, conversion to or continuation of SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon Adjusted Term SOFR (or then-current Benchmark) will not be used in any determination of Base Rate. Furthermore, if any applicable SOFR Rate Loans are outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Benchmark applicable to such SOFR Rate Loans, then until such time as a Benchmark Replacement for such Benchmark is implemented pursuant to this §4.16, such outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.

§5.COLLATERAL SECURITY; GUARANTORS.
§5.1Collateral. The Obligations shall be secured by a perfected first priority lien (subject to non-consensual Liens expressly permitted under §8.2) and security interest to be held by the Agent for the benefit of the Lenders on the Collateral, pursuant to the terms of the Security Documents.
§5.2Appraisals.
(cx)Intentionally Omitted.
(cy)The Agent may obtain new Appraisals, or an update to any existing Appraisals delivered to or obtained by Lender pursuant to this Agreement or the Existing Credit Agreement, with respect to the Real Estate, or any of them, as the Agent shall determine (i) at any time following a Default or Event of Default, or (ii) if the Agent reasonably believes that there has been a material adverse change or deterioration with respect to any Borrowing Base Asset, including, without limitation, a material change in the market in which any Borrowing Base Asset is located. The expense of such Appraisals and/or updates performed pursuant to this §5.2(b) shall be borne by the Borrower and payable to the Agent within fifteen (15) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of a Borrowing Base Assets obtained pursuant to this §5.2(b) more often than once in any period of twelve (12) months if no Event of Default exists.
(cz)The Borrower acknowledges that the Agent has the right to approve any Appraisal performed pursuant to this Agreement. The Borrower further agrees that the Lenders and the Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.
§5.3Addition of Borrowing Base Assets.
Provided no Default or Event of Default exists, the Borrower shall have the right, subject to the satisfaction by the Borrower of the conditions set forth in this §5.3, to add Potential Collateral to the Borrowing Base Availability. In the event the Borrower desires to add additional Potential Collateral to the Borrowing Base Availability as aforesaid, the Borrower shall provide written notice to the Agent of such request (which the Agent shall promptly furnish to the Lenders), together with all documentation and other information required to permit the Agent to determine whether such Real Estate is Eligible Real Estate. Thereafter, the Agent shall have ten (10) Business Days from the date of the receipt of such documentation and other information to advise the Borrower whether the Agent consents to the acceptance of such Potential Collateral as a Borrowing Base Asset. Notwithstanding the foregoing, no Potential Collateral shall be included in the Borrowing Base Availability unless and until the following conditions precedent shall have been satisfied:
(da)such Potential Collateral shall be Eligible Real Estate;
(db)(i) each Wholly-Owned Subsidiary of the Borrower which directly or indirectly owns and/or leases such Potential Collateral shall have executed a Joinder Agreement and satisfied the conditions of §5.5, and (ii) each Approved JV which directly or indirectly owns and/or leases such Potential Collateral shall have executed a Joinder Agreement to the extent required pursuant to §5.5;

(dc)prior to or contemporaneously with such addition, the Borrower shall have submitted to the Agent a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or 7.4 and a Borrowing Base Certificate, both prepared on a pro forma basis and adjusted to give effect to such addition, and shall certify that after giving effect to such addition, no Default or Event of Default shall exist;
(dd)the Borrower, the Wholly-Owned Subsidiary or the Approved JV which directly or indirectly owns or leases the Potential Collateral shall have executed and delivered to the Agent all Eligible Real Estate Qualification Documents, all of which instruments, documents or agreements shall be in form and substance reasonably satisfactory to the Agent. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, clause (c) set forth in Schedule 5.3 attached hereto), the Borrower shall not be required to grant to the Agent, for the benefit of the Lenders, any lien or security interest in the Equity Interests of TRS Holdco held by the Borrower; provided, however, that the foregoing shall not be deemed to limit any provision contained herein (including, without limitation, in §5.3 and §5.5) which requires (i) TRS Holdco to be a Guarantor and/or a Subsidiary Guarantor under this Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and/or the Contribution Agreement, as applicable, or (ii) TRS Holdco to grant to the Agent a lien or security interest in any and all Equity Interests held by TRS Holdco in any Person which directly or indirectly owns or leases a Borrowing Base Asset; and
(de)after giving effect to the inclusion of such Potential Collateral, each of the representations and warranties made by or on behalf of the Borrower, the Guarantors, the Approved JVs or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which it was made and shall also be true as of the time of the addition of such Potential Collateral to the Borrowing Base Availability, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents and except as previously disclosed in writing by the Borrower to the Agent and approved by the Agent in writing (which disclosures shall be deemed to amend the schedules and other disclosures delivered as contemplated in this Agreement (it being understood and agreed that any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be (in each case, without duplication of any materiality qualifier contained therein)), and no Default or Event of Default shall have occurred and be continuing (including, without limitation, any Default under §9.1), and the Agent shall have received a certificate of the Borrower to such effect.
The Borrower shall not be responsible for the payment of any costs or expenses of the Lenders in connection with the addition of Borrowing Base Assets; provided that the Borrower shall be responsible for the reasonable costs and expenses of the Agent and the Agent’s counsel.
§5.1Release of Borrowing Base Assets. Provided no Default or Event of Default shall have occurred hereunder and be continuing (or would exist immediately after giving effect to the transactions contemplated by this §5.4), the Agent shall release a Borrowing Base Asset (and, if such Borrowing Base Asset is owned by a Subsidiary Guarantor and the only Eligible Real Estate of such Subsidiary Guarantor is such Borrowing Base Asset, the guaranty of such Subsidiary Guarantor) from the lien or security title of the Security Documents encumbering the same upon the request of the Borrower subject to and upon the following terms and conditions:

(df)the Borrower shall deliver to the Agent written notice of its desire to obtain such release no later than five (5) Business Days prior to the date on which such release is to be effected;
(dg)the Borrower shall submit to the Agent with such request a Compliance Certificate prepared using the financial statements of the Borrower most recently provided or required to be provided to the Agent under §6.4 or 7.4 adjusted in the best good faith estimate of the Borrower to give effect to the proposed release and demonstrating that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such release;
(dh)all release documents to be executed by the Agent shall be in form and substance reasonably satisfactory to the Agent;
(di)the Borrower shall pay all reasonable costs and expenses of the Agent in connection with such release, including without limitation, reasonable attorney’s fees;
(dj)the Borrower shall pay to the Agent for the account of the Lenders a release price, which payment shall be applied to reduce the outstanding principal balance of the Loans as provided in §3.4, in an amount equal to the amount necessary to reduce the outstanding principal balance of the Loans so that no violation of the covenants set forth in §3.2, §7.20 or §9.1 shall occur; and
(dk)without limiting or affecting any other provision hereof, any release of a Borrowing Base Asset (or a guaranty) as provided in this §5.4 will not cause the Borrower to be in violation of the restrictions set forth in the definition of Borrowing Base Availability or the covenants set forth in this Agreement.
§5.4Additional Guarantors. In the event that the Borrower shall request that certain Real Estate which is directly or indirectly owned or leased by a Wholly-Owned Subsidiary of the Borrower be included as a Borrowing Base Asset as contemplated by §5.3 and such Real Estate is included as a Borrowing Base Asset in accordance with the terms thereof, the Borrower shall, as a condition to such Real Estate being included as a Borrowing Base Asset, in addition to the requirements of §7.20, cause each such Wholly-Owned Subsidiary (and any Wholly-Owned Subsidiary of the Borrower that is a direct or indirect parent of such Wholly-Owned Subsidiary) to execute and deliver to the Agent a Joinder Agreement, and such Subsidiary shall become a Guarantor hereunder and under the other Loan Documents. In addition, in the event that the Borrower shall request that certain Real Estate owned or leased directly or indirectly by an Approved JV shall be included as a Borrowing Base Asset as contemplated by §5.3 and such Real Estate is included as a Borrowing Base Asset in accordance with the terms thereof, and the applicable organizational agreements of such Approved JV which directly or indirectly owns or leases such Real Estate permit such Person to execute and deliver to the Agent a Joinder Agreement and become a Guarantor hereunder and under the other Loan Documents without the need for any consent or authorization by any Person other than the Borrower or a Subsidiary thereof, then the Borrower shall, as a condition to such Real Estate of an Approved JV being included as a Borrowing Base Asset, in addition to the requirements of §7.20, cause each such Approved JV to execute and deliver to the Agent a Joinder Agreement, and such Approved JV shall become a Guarantor hereunder and under the other Loan Documents. Each Subsidiary of the Borrower required to be a Guarantor pursuant to this §5.5 shall be specifically authorized, in accordance with its respective organizational agreements, to be a Guarantor hereunder and under the other Loan Documents and to execute the Contribution Agreement and such Security Documents as the Agent may require. The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of such Joinder

Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require (it being understood, with respect to any Approved JV, that the Agent shall not require the Borrower to obtain any consent or authorization by any Person other than the Borrower or a Subsidiary thereof in order for such Person to become a Guarantor hereunder or under the other Loan Documents and if any such consent or authorization is required for such Approved JV to become a Guarantor hereunder or thereunder, then such Approved JV shall not be required to become a Guarantor hereunder or thereunder as a condition for the Real Estate of such Approved JV to be included as a Borrowing Base Asset). For the avoidance of doubt, if any Approved JV becomes a Wholly-Owned Subsidiary of the Borrower as a result of the Borrower or any Subsidiary acquiring one-hundred percent (100%) of the Equity Interests of such Approved JV, such Approved JV shall (to the extent not already a Guarantor) be required to become a Guarantor hereunder and under the other Loan Documents pursuant to this §5.5 so long as it directly or indirectly owns or leases Real Estate included as a Borrowing Base Asset, and the Borrower shall deliver to the Agent, within ten (10) Business Days after such Approved JV becomes a Wholly-Owned Subsidiary, a Joinder Agreement and such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require in connection therewith.
§6.REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to the Agent and the Lenders as follows:
§6.1Corporate Authority, Etc.
(dl)Incorporation; Good Standing. REIT is a Maryland corporation duly organized pursuant to articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland. REIT conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder. The Borrower is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Delaware Secretary of State, and is validly existing and in good standing under the laws of Delaware. The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.
(dm)Subsidiaries. Each of the Guarantors and each of the Subsidiaries of the Borrower and the Guarantors (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof (except, solely with respect to any Subsidiary of the Borrower other than any Subsidiary Guarantor and/or any Approved JV, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect), (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (iii) is in good standing and is duly authorized to do business (A) in each jurisdiction where it is organized and each jurisdiction where a Borrowing Base Asset owned or leased by it is located (to the extent required by Applicable Law), and (B) in each other jurisdiction where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(dn)Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower, any Guarantor or any Approved JV is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other formation, governing or charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person other than the liens and encumbrances in favor of the Agent contemplated by this Agreement and the other Loan Documents, and (vi) do not require the approval or consent of any Person other than (x) from a Governmental Authority, or (y) those already obtained and delivered to the Agent.
(do)Enforceability. This Agreement and the other Loan Documents to which any of the Borrower, any Guarantor or any Approved JV is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.
§6.2Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, any Guarantor or any Approved JV is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any Governmental Authority other than (i) those already obtained, (ii) the filing of the Security Documents in the appropriate records office with respect thereto, (iii) filings after the date hereof of disclosures with the SEC, and (iv) as may be required hereafter with respect to tenant improvements, repairs or other work with respect to any Real Estate.
§6.3Title to Properties. Except as indicated on Schedule 6.3 hereto, REIT and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the Borrower as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of since that date) subject, in the case of the fee owned properties (and, with respect to the leased properties, its leasehold interest in such properties), only to Permitted Liens and, as to Subsidiaries of the Borrower that are not Subsidiary Guarantors, except for such defects as individually or in the aggregate do not have and could not reasonably be expected to have a Material Adverse Effect.
§6.4Financial Statements. The Borrower has furnished to the Agent: (a) the consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the calendar year then ended certified by the chief financial officer of REIT, (b) an unaudited statement of Net Operating Income for each of the Borrowing Base Assets for the period ending September 30, 2018, certified by the chief financial officer of REIT as fairly presenting the Net Operating Income for such periods, and (c) certain other financial information relating to the Borrower, the Guarantors, the Approved JVs and the Collateral, including, without limitation, the Borrowing Base Assets. The balance sheet and statements referred to in clauses (a) and (b) above have been prepared in accordance with generally accepted accounting principles, except as otherwise expressly noted therein, and fairly present the consolidated financial condition of REIT and its Subsidiaries, taken as a whole, as of such dates and the consolidated results of the operations of REIT and its

Subsidiaries, taken as a whole, for such periods. As of the date hereof or, if later, the date of the most recent financial statements delivered pursuant to §7.4, there are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in the financial statements referred to in clauses (a) and (b) of the first sentence of this §6.4 and the related notes thereto or in such financial statements most recently delivered pursuant to §7.4, as applicable.
§6.5No Material Changes. Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, there has occurred no materially adverse change in the financial condition, operations or business of REIT and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheet of REIT as of the Balance Sheet Date, or its consolidated statement of income or cash flows for the calendar year then ended, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, operations or business activities of REIT, its Subsidiaries or any of the Borrowing Base Assets from the condition shown on the statements of income delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, operations or financial condition of REIT and its Subsidiaries, considered as a whole, or of any of the Borrowing Base Assets.
§6.6Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.6 hereto, none of the Borrowing Base Assets is owned or operated by the Borrower or its Subsidiaries under or by reference to any trademark, trade name, servicemark or logo, and none of the trademarks, tradenames, servicemarks or logos are registered or subject to any license or provision of law limiting their assignability or use except as specifically set forth on Schedule 6.6 (provided, for the avoidance of doubt, that the foregoing representation shall not apply with respect to any trademark, trade name, servicemark or logo of any third-party Operator of a Borrowing Base Asset).
§6.7Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened in writing against the Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, the Collateral or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.7, as of the date hereof, there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any Collateral. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided. As of the Closing Date, none of the Borrower, any Guarantor or any of their respective Subsidiaries or to the Borrower or any Guarantor’s knowledge, any operator of any Medical Property on the Real Estate, is the subject of an audit by a Governmental Authority or, to the Borrower’s or any Guarantor’s knowledge, is the subject of any investigation or review by a Governmental Authority concerning the violation or possible violation of any law.
§6.8No Material Adverse Contracts, Etc. None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction that has or could reasonably be expected to have a Material Adverse Effect. None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.
§6.9Compliance with Other Instruments, Laws, Etc. None of the Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, except in such instances in which (a) such provision or decree, order, judgment, statute, license, rule or regulation is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
§6.10Tax Status. Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all material federal and state income and other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, (c) has paid prior to delinquency all material real estate and other taxes due or purported to be due with respect to the Borrowing Base Assets and (d) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply or such taxes are due, except, in each case, those which are being contested in good faith by appropriate procedures diligently conducted as permitted by §7.8. Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the knowledge of the Borrower, there is no basis for any such claim. Except as set forth on Schedule 6.10, as of the date hereof, there are no material audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries. The taxpayer identification numbers for the Borrower and the Guarantors as of the date hereof are set forth on Schedule 6.10.
§6.11No Event of Default. No Default or Event of Default has occurred and is continuing.
§6.12Investment Company Act. None of the Borrower, the Guarantors nor any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
§6.13Setoff, Etc. The Collateral and the rights of the Agent and the Lenders with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses by the Borrower or any of its Subsidiaries or Affiliates or, to the best knowledge of the Borrower, any other Person.
§6.14Certain Transactions. Except as disclosed on Schedule 6.14 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which (a) are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction, and (b) are not otherwise permitted pursuant to §8.12.
§6.15Employee Benefit Plans. The Borrower, each Guarantor, each Approved JV and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither the Borrower, any Guarantor, any Approved JV, nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the assets of REIT or any of its Subsidiaries, including, without limitation, any Borrowing Base Asset, constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.
§6.16Disclosure. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading. All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor (other than projections and estimates), as supplemented to date, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Collateral, including, without limitation, the Borrowing Base Assets (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports, or any other reports, prepared by third parties or legal conclusions or analysis provided by the Borrower’s or the Guarantors’ counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

§6.17Trade Name; Place of Business. Neither the Borrower, nor any Guarantor, nor any Approved JV uses any trade name and conducts business under any name other than its actual name set forth in the Loan Documents. As of the First Amendment Date, the principal place of business of the Borrower is 650 Fifth Avenue, 30th Floor, New York, NY 10019.
§6.18Regulations T, U and X. No portion of any Loan or Letter of Credit is to be used, whether directly or indirectly, for any purpose which violates Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower, nor any Guarantor, nor any Approved JV is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.
§6.19Environmental Compliance. The Borrower has obtained and provided to the Agent, or in the case of Borrowing Base Assets added after the date hereof will obtain and provide to the Agent (as requested by the Agent), certain written environmental site assessment reports prepared by an Environmental Engineer (collectively, the “Environmental Reports”). Except as set forth in the Environmental Reports delivered to the Agent with respect to the Borrowing Base Assets, the Borrower makes the following representations and warranties:
(dp)None of the Borrower, the Guarantors or their respective Subsidiaries nor, to the best knowledge of the Borrower, any operator of the Real Estate, nor, to the best knowledge of the Borrower, any tenant or operations thereon, is in violation, or alleged violation, of any Environmental Law, which violation (i) involves Real Estate (other than the Borrowing Base Assets) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves a Borrowing Base Asset included in the calculation of Borrowing Base Capitalized Value Limit and has had or could reasonably be expected, when taken together with other matters covered by this §6.19, to result in liability, clean-up, remediation, containment, correction or other costs to the Borrower or any Guarantor or any of their respective Subsidiaries individually or in the aggregate with other Borrowing Base Assets in excess of the Threshold Amount or could reasonably be expected to materially adversely affect the operation of or ability to use such property or the health and safety of the tenants or other occupants of such property.
(dq)None of the Borrower, any Guarantor nor any of their respective Subsidiaries has received written notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case of clause (i) through (iii) above (x) involves Real Estate (other than the Borrowing Base Assets) and has had or could reasonably be expected to have a Material Adverse Effect or (y) involves a Borrowing Base Asset.
(dr)(i) Since the date of acquisition of title to the Real Estate by the Borrower, the Guarantors or their respective Subsidiaries, and, to the best knowledge of the Borrower, prior to such date of acquisition of title, no portion of such Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable

Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of such Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or, to the best knowledge of the Borrower, the tenants and operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of the Borrower’s, the Guarantors’ and their respective Subsidiaries’, or the tenants’ or operators’ of the Real Estate, respective businesses and in accordance with applicable Environmental Laws; (iii) since the date of acquisition of title to the Real Estate by the Borrower, the Guarantors or their respective Subsidiaries, and, to the best knowledge of the Borrower, prior to such date of acquisition of title, there has been no Release or threatened Release of Hazardous Substances on, upon, into or from such Real Estate; (iv) to the best knowledge of the Borrower without any independent investigation other than the Environmental Reports, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could be reasonably anticipated to have a material adverse effect on the value of, the Real Estate; and (v) since the date of acquisition of title to the Real Estate by the Borrower, the Guarantors or their respective Subsidiaries, and, to the best knowledge of the Borrower, prior to such date of acquisition of title, any Hazardous Substances that have been generated on any of such Real Estate have been transported off-site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.19(c) as to (A) any Real Estate (other than the Borrowing Base Assets included in the calculation of the Borrowing Base Capitalized Value Limit) where the foregoing does not have or could not reasonably be expected to have a Material Adverse Effect and (B) any Borrowing Base Asset included in the calculation of Borrowing Base Capitalized Value Limit where the foregoing has had or could reasonably be expected, when taken together with other matters covered by this §6.19, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor or any of their respective Subsidiaries individually or in the aggregate with other Borrowing Base Assets in excess of the Threshold Amount or could reasonably be expected to materially adversely affect the operation of or ability to use such property or the health and safety of the tenants or other occupants of such property.
(ds)There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities (i) on the Real Estate (other than the Borrowing Base Assets) except where such existence has not had or could not be reasonably be expected to have a Material Adverse Effect, or (ii) on a Borrowing Base Asset.
(dt)There has been no written claim against the Borrower, the Guarantors or their respective Subsidiaries or to the knowledge of the Borrower, against any other Person, by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability under Environmental Law or common law on any other property that remains outstanding or unresolved (except with respect to the foregoing in this §6.19(e) as to (i) any Real Estate (other than the Borrowing Base Assets included in the calculation of Borrowing Base Capitalized Value Limit) where the foregoing does not have or could not reasonably be expected to have a Material Adverse Effect and (ii) any Borrowing Base Asset included in the calculation of Borrowing Base Capitalized Value Limit where the foregoing has had or could reasonably be expected, when taken together with other matters covered by this §6.19, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor or their respective Subsidiaries individually or in the aggregate with other Borrowing Base Assets in excess of the Threshold Amount or could reasonably be expected to materially adversely affect the operation of or ability to use such property or the health and safety of the tenants or other occupants of such property).

§6.1Subsidiaries; Organizational Structure. Schedule 6.20(a) sets forth, as of the date hereof, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and REIT’s direct and indirect ownership interests therein. Schedule 6.20(b) sets forth, as of the date hereof, all of the Unconsolidated Affiliates of the Borrower and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, REIT’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate. As of the date hereof, no Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.20(a) and 6.20(b) except as set forth on such Schedules.
§6.2Leases.
(du)The Borrower has delivered to the Agent true copies of the Leases and any amendments thereto relating to each Borrowing Base Asset required to be delivered as a part of the Eligible Real Estate Qualification Documents. An accurate and complete Rent Roll as of the date of inclusion of each Borrowing Base Asset in Borrowing Base Availability with respect to all Leases of any portion of the Borrowing Base Asset has been provided to the Agent. The Leases reflected on such Rent Roll constitute as of the date thereof the sole leases or licenses or other agreements pertaining to the occupancy or use of space at such Borrowing Base Asset and in the Building relating thereto. Except as reflected on such Rent Roll or on Schedule 6.21, no tenant under any Lease (i) is entitled to any free rent, partial rent, rebate of rent payments, credit, offset or deduction in rent, including, without limitation, lease support payments, lease buy-outs or abatements or credits, and (ii) has made any prepayments of rent or other payments due under such Lease for more than one (1) month in advance of the due date of such payment. Except as set forth in Schedule 6.21, the Leases reflected therein are, as of the date of inclusion of the applicable Borrowing Base Asset in Borrowing Base Availability, in full force and effect in accordance with their respective terms, without basic rental payments or other payments to the landlord thereunder being in default beyond any applicable cure period or, to the best of Borrower’s knowledge, any other material default thereunder, nor are there any defenses, counterclaims, offsets, concessions, rebates, or, except as expressly set forth in the applicable Leases or amendments thereto relating delivered to Agent as required by this Agreement, tenant improvement allowances, contributions or landlord construction obligations available to any tenant thereunder, and, except as reflected in Schedule 6.21, neither the Borrower nor any Guarantor has given or made, any notice of any payment or other material default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant. Except as reflected in Schedule 6.21, no property, other than the Borrowing Base Asset which is the subject of the applicable Lease, is necessary to comply with the requirements (including, without limitation, parking requirements) contained in such Lease.
(dv)The Borrower has delivered a true and correct copy of each Ground Lease and any amendments thereto with respect to a Borrowing Base Asset to the Agent and such Ground Leases have not been modified, amended or assigned (other than as set forth in such amendments delivered to Agent as hereinabove contemplated). There are no rights to terminate a Ground Lease with respect to a Borrowing Base Asset other than the applicable ground lessor’s right to terminate by reason of default, casualty, condemnation or other similar reasons, in each case as expressly set forth in the applicable Ground Lease. Each Ground Lease with respect to a Borrowing Base Asset is in full force and effect and no breach or default or event that with the giving of notice or passage of time would constitute a breach or default under the applicable Ground Lease with respect to a Borrowing Base Asset (a “Ground Lease Default”) exists or has occurred on the part of the Borrower or any Guarantor or on the part of the ground lessor under any such Ground Lease. The Borrower and the Guarantors have not received any written notice that a Ground Lease Default has occurred or exists, or that any ground lessor or any third party alleges the same to have occurred or exist. The Borrower or a Subsidiary Guarantor is the exclusive holder of the lessee’s interest under and pursuant to each Ground Lease with respect to a Borrowing Base Asset and has not assigned, transferred or encumbered its interest in, to, or under such Ground Lease, except for an encumbrance resulting from Liens which are expressly contemplated in §§8.2(i) and 8.2(iv).
§6.20Property. Except as set forth on Schedule 6.22 and the property condition reports for the existing Borrowing Base Assets delivered to the Agent on or before the Closing Date (i) all of the Borrowing Base Assets, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear, and (ii) all of the improvement components of the other Real Estate of the Borrower, the Guarantors and their respective Subsidiaries are structurally sound, in good condition and working order, subject to ordinary wear and tear, except with respect to this clause (ii) where such defects do not have and could not reasonably be expected to have a Material Adverse Effect. Each of the Borrowing Base Assets, and the use and operation thereof, is in material compliance with all Applicable Laws, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands (but excluding for purposes of this §6.22, Environmental Laws). Each of the Borrowing Base Assets has access to (a) all utilities which are necessary for the use and operation of such Borrowing Base Asset, and (b) to dedicated and accepted public roads, in each case, directly through dedicated public rights of way or through perpetual private easements or rights of way permitting such access (together with any permits, zoning or other entitlements required for such access under Applicable Law). There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Borrowing Base Assets which are payable by the Borrower or any Guarantor (except only real estate or other taxes or assessments that are not yet delinquent or are being protested as permitted by this Agreement), and each Borrowing Base Asset is separately assessed for purposes of real estate tax assessment and payment. As of the date of inclusion of each Borrowing Base Asset in the Borrowing Base Availability, there are no pending, or to the knowledge of the Borrower, threatened in writing, eminent domain proceedings against such Borrowing Base Asset, such Borrowing Base Asset is not damaged as a result of any fire, explosion, accident, flood or other casualty, and none of the Borrower, the Guarantors or any of their respective Subsidiaries has received any outstanding notice from any insurer or its agent requiring performance of any work with respect to such Borrowing Base Asset or canceling or threatening to cancel any policy of insurance with respect to such Borrowing Base Asset. Except as set forth on Schedule 6.22 (or with respect to Borrowing Base Assets added after the date hereof, as disclosed to the Agent in writing), no person or entity has any right or option to acquire any Borrowing Base Asset or any Building thereon, or any portion thereof or interest therein. Neither the Borrower, nor any Guarantor, nor any Approved JV is a party to any Management Agreements for any of the Borrowing Base Assets except as have been delivered to the Agent and approved in accordance with this Agreement, and there are no material agreements not otherwise terminable upon thirty (30) days’ notice pertaining to any Borrowing Base Asset, any Building thereon or the operation or maintenance of either thereof other than as listed in the Schedules to this Agreement or the Title Policies.
§6.21Brokers. None of REIT nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.
§6.22Other Debt. As of the date of this Agreement, (a) none of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of (i) the payment of any Indebtedness, the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party, and (b) no Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated. Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor. Schedule 6.24 hereto sets forth as of the date of this Agreement all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $10,000,000.00, and the Borrower has notified the Agent of such documents and, if requested by Agent, provided the Agent with such true, correct and complete copies thereof if such documents have not been filed with the SEC.
§6.23Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower, nor any Guarantor, nor any Approved JV (if any) is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower, each Guarantor and each Approved JV (if any) is able to pay its debts as they become due, and the Borrower, each Guarantor and each Approved JV (if any) has sufficient capital to carry on its business.
§6.24No Bankruptcy Filing. Neither the Borrower, nor any Guarantor, nor any Approved JV is contemplating either the filing of a petition by it under any state or federal bankruptcy or Insolvency Laws (including corporate laws to the extent used to compromise debts) or for the liquidation of its assets or property, and neither the Borrower, nor any Guarantor, nor any Approved JV has any knowledge of any Person contemplating the filing of any such petition against it.
§6.25No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.
§6.26Transaction in Best Interests of the Borrower and Guarantors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries. The Borrower and the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct and indirect benefit from the effectiveness and existence of this Agreement. The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.
§6.27Contribution Agreement. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
§6.28Representations and Warranties of Guarantors and Approved JVs. The Borrower has no knowledge that any of the representations or warranties of any Guarantor or any Approved JV contained in any Loan Document to which such Guarantor or such Approved JV is a party are untrue or inaccurate in any material respect.
§6.29OFAC. None of the Borrower, nor any Guarantor, nor any of such Persons’ respective Subsidiaries, or any of such Persons’ respective directors, officers, or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates of the Borrower or any Guarantor (a) is (or will be) a Person: (i) that is, or is owned or controlled by Persons that are: (x) the subject or target of any Sanctions Laws and Regulations or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations, including, without limitation Crimea, Cuba, Iran, North Korea and Syria or (ii) with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (b) is not and shall not engage in any dealings or transactions or otherwise be associated with any such Person described in the foregoing clause (a) (any such Person, a “Designated Person”). In addition, the Borrower hereby agrees to provide to the Lenders any additional information reasonably necessary from time to time in order to ensure compliance with all applicable Laws (including, without limitation, any Sanctions Laws and Regulations) concerning money laundering and similar activities. Neither the Borrower, nor any Guarantor, nor any of such Person’s respective Subsidiaries, nor any of such Persons’ respective directors, officers, or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates of the Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.
§6.30Healthcare Representations.
(dw)Each Healthcare Representation Borrowing Base Asset (i) is in material conformance with all insurance, reimbursement and cost reporting requirements, (ii) for those Healthcare Representation Borrowing Base Assets where Operator is required by Applicable Laws to maintain a provider agreement pursuant to Medicare and/or Medicaid, said provider agreement is in full force and effect under Medicare and Medicaid, and (iii) is in material compliance with all other Applicable Laws (but excluding for purposes of this §6.32 Environmental Laws) including, without limitation, (A) Healthcare Laws, (B) licensure requirements, (C) staffing requirements, (D) health and fire safety codes, including quality and safety standards, (E) those relating to the prevention of fraud and abuse, (F) Third Party Payor program requirements and disclosure of ownership and related information requirements, (G) requirements of applicable Governmental Authorities, including those relating to the Healthcare Representation Borrowing Base Assets’ physical structure, environmental requirements (including, without limitation, sanitary requirements (but excluding for purposes of this §6.32 Environmental Laws))) of Governmental Authorities for healthcare facilities, quality and adequacy of medical care and licensing, and (H) those related to reimbursement for the type of care or services provided by Operators with respect to the Healthcare Representation Borrowing Base Assets. There is no existing, pending or, to the Borrower’s knowledge, threatened in writing, revocation, suspension, termination, probation, restriction, limitation, or nonrenewal proceeding by any third-party payor under a Third-Party Payor Program, other than those which have been disclosed to the Agent, if any.

(dx)All Primary Licenses and material Permits necessary for using and operating the Healthcare Representation Borrowing Base Assets are held by the Borrower, the applicable Subsidiary Guarantor, the applicable Approved JV, or the applicable Operator, as required under Applicable Law, and are in full force and effect.
(dy)Except as set forth on Schedule 6.32 hereof, with respect to any of the Healthcare Representation Borrowing Base Assets, the Borrower has received no notice of any Healthcare Investigations in each case by or with respect to (i) any Governmental Authority, (ii) any Third Party Payor Program, or (iii) any other third party (including, but not limited to, whistleblower suits, or suits brought pursuant to federal or state “false claims acts” and Medicaid, Medicare or state fraud and/or abuse laws).
(dz)With respect to any Healthcare Representation Borrowing Base Asset, except as set forth on Schedule 6.32, (i) there are no presently existing circumstances that would result or likely would result in a material violation of any Healthcare Law, (ii) no Healthcare Representation Borrowing Base Asset has received a notice of violation at a level that under Applicable Law requires the filing of a plan of correction, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken against any Healthcare Representation Borrowing Base Asset, (iii) no Operator currently has any violation imposed, and no statement of charges or deficiencies has been made or penalty enforcement action has been undertaken, in each case, that remains outstanding against any Healthcare Representation Borrowing Base Asset, any Operator or against any officer, director, partner, member or stockholder of any Operator, by any Governmental Authority or Third Party Payor Program, and (iv) there have been no violations threatened in writing against any Healthcare Representation Borrowing Base Asset’s, or any Operator’s, certification for participation in Medicare, Medicaid or any other Third-Party Payor Program that remain open or unanswered that are, in each case of clauses (i) through (iv), reasonably likely to result in a Material Adverse Effect.
(ea)With respect to any Healthcare Representation Borrowing Base Asset, the Borrower has received no notice of any current, pending or outstanding Governmental Authority or Third-Party Payor Program reimbursement audits, appeals, reviews, suspensions or recoupment efforts actually pending at any Healthcare Representation Borrowing Base Asset that would result in a Material Adverse Effect, and there are no years that are subject to an open audit in respect of any Third-Party Payor Program that would, in each case, have a Material Adverse Effect on the Borrower, any Guarantor, any Approved JV or Operator, other than customary audit rights pursuant to Medicare/Medicaid/TRICARE programs or other Third Party Payor Programs.
The representations and warranties set forth in this §6.32 are, with respect to Operators that are not affiliated with the Borrower, to the best of the Borrower’s knowledge.
§6.3Borrowing Base Assets. Schedule 1.2 is a correct and complete list of all Borrowing Base Assets as of the date of this Agreement. Each of the Borrowing Base Assets included by the Borrower in calculation of the compliance of the covenants set forth in §9 satisfies all of the requirements contained in this Agreement for the same to be included therein.
§6.4Beneficial Ownership. The Borrower is in compliance in all material respects with any applicable requirements of the Beneficial Ownership Regulation. The information included in the most recent Beneficial Ownership Certification, if any, delivered by the Borrower is true and correct in all respects.

§7.AFFIRMATIVE COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:
§7.1Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.
§7.2Maintenance of Office. The Borrower, each Guarantor and each Approved JV will maintain their respective chief executive office at 650 Fifth Avenue, 30th Floor, New York, NY 10019, or at such other place in the United States of America as the Borrower, Guarantor or any Approved JV shall designate upon five (5) days’ prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower, such Guarantor or such Approved JV in respect of the Loan Documents may be given or made.
§7.3Records and Accounts. The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) make any material change to the accounting policies/principles used by such Person, except with respect to changes in GAAP as set forth in §1.2(k), in preparing the financial statements and other information described in §6.4 or 7.4, or (y) change its fiscal year. The Agent and the Lenders acknowledge that REIT’s fiscal year is a calendar year.
§7.4Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Agent:
(eb)within ten (10) days of the filing of REIT’s Form 10-K with the SEC, but in any event not later than ninety (90) days after the end of each calendar year, the audited consolidated balance sheet of REIT including its Subsidiaries at the end of such year, and the related audited consolidated statements of income, shareholders’ equity and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer of the Borrower or chief financial officer of REIT, on the Borrower’s behalf, that the information contained in such financial statements fairly presents the financial position of REIT including its Subsidiaries, taken as a whole, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm; provided, however, REIT or the Borrower may satisfy its obligations to deliver the financial statements described in this §7.4(a) by furnishing to the Agent a copy of REIT’s annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided REIT is required to file such annual report on Form 10-K with the Securities and Exchange Commission and such filing is actually made;
(ec)within ten (10) days of the filing of REIT’s Form 10-Q with the SEC, if applicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) calendar quarters of each year, copies of the unaudited consolidated balance sheet of REIT including its Subsidiaries, at the end of such quarter, and the related unaudited consolidated statements of income, unaudited consolidated balance sheet and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer of REIT or the chief financial officer of REIT, on the Borrower’s behalf, that the information contained in such financial statements fairly presents the financial position of REIT including its Subsidiaries, taken as a whole, on the date thereof (subject to year-end adjustments and absence of footnotes); provided, however, REIT or the Borrower may satisfy its obligations to deliver the financial statements described in this §7.4(b) by furnishing to the Agent a copy of REIT’s quarterly report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided REIT is required to file such quarterly report on Form 10-Q with the Securities and Exchange Commission and such filing is actually made;
(ed)simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), (i) a statement (a “Compliance Certificate”) certified by the chief financial officer or treasurer of the Borrower or the chief financial officer or treasurer of REIT, on the Borrower’s behalf, in the form of Exhibit I hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date and (ii) a statement of Funds From Operations and Modified FFO for the relevant period. The Borrower shall submit with the Compliance Certificate a Borrowing Base Certificate in the form of Exhibit H attached hereto (a “Borrowing Base Certificate”) pursuant to which the Borrower shall calculate the amount of the Borrowing Base Capitalized Value Limit and the Borrowing Base Availability as of the end of the immediately preceding calendar quarter. All income, expense and value associated with Real Estate or other Investments acquired or disposed of during any quarter will be adjusted, where applicable. Such Borrowing Base Certificate shall specify whether there are any defaults under leases at a Borrowing Base Asset;
(ee)simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), (i) a Rent Roll for each of the Borrowing Base Assets and a summary thereof in form reasonably satisfactory to the Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), together with a listing of each tenant that has taken occupancy of each such Borrowing Base Asset during each calendar quarter (including the fourth calendar quarter in each year), (ii) if such Borrowing Base Asset has been part of the Borrowing Base Availability for twelve (12) months or more, an operating statement for each of the Borrowing Base Assets for each such calendar quarter and year to date and a consolidated operating statement for the Borrowing Base Assets for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to the Agent), (iii) a copy of each Lease or amendment to any Lease entered into with respect to a Borrowing Base Asset during such calendar quarter (including the fourth calendar quarter in each year), (iv) financial information from each tenant of a Borrowing Base Asset reasonably required by the Agent to determine compliance with the covenants contained in §7.20, and (v) other evidence reasonably required by the Agent to determine compliance with the covenants contained in §9 and the other covenants covered by the Compliance Certificate;
(ef)simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b) above, a statement in form and substance reasonably satisfactory to the Agent (i) listing the Real Estate owned or leased by REIT and its Subsidiaries (or in which REIT or any of its Subsidiaries owns an interest) and stating the location thereof, the date acquired, the aggregate acquisition cost for all such Real Estate, (ii) listing the Indebtedness of REIT and its Subsidiaries (excluding Indebtedness of the type described in §§8.1(a) through 8.1(d) and 8.1(f)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness, and (iii) listing the Real Estate owned or leased by the Borrower, the Guarantors and their Subsidiaries (or in which the Borrower, any Guarantor, or any of their Subsidiaries owns an interest) which are Land Assets or Development Properties, and for each Development Property providing a brief summary of the status of such development;
(eg)promptly following the Agent’s request, after they are filed with the Internal Revenue Service or other applicable Governmental Authority, as applicable, copies of all annual federal income tax returns and amendments thereto of the Borrower and REIT;
(eh)notice of any material audits pending or threatened in writing with respect to any tax returns filed by REIT or any of its Subsidiaries promptly following notice of such audit;
(ei)upon the Agent’s or any Lender’s written request, evidence reasonably satisfactory to the Agent of the timely payment of all real estate taxes for the Borrowing Base Assets;
(ej)within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion;
(ek)promptly upon the request of the Agent, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements of REIT, in each case, which are not publicly available;
(el)without limiting the terms of §2.11 and §2.12, a completed and executed Beneficial Ownership Certification if requested by the Agent or any Lender at any time the Agent or such Lender determines that it is required by law to obtain such certification; and
(em)from time to time, such other financial data and information in the possession of REIT or its Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT or any of its Subsidiaries and any settlement discussions relating thereto, Appraisals or other valuation reports with respect to any Real Estate, property inspection and environmental reports for the Borrowing Base Assets and information as to zoning and other legal and regulatory changes affecting the Borrower, any Guarantor or any Approved JV) as the Agent may reasonably request.
Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to the Agent and the Lenders, provided that such material is in a format reasonably acceptable to the Agent, and such material shall be deemed to have been delivered to the Agent and the Lenders upon the Agent’s receipt thereof. Upon the request of the Agent, the Borrower shall deliver paper copies thereof to the Agent and the Lenders. The Borrower, the Guarantors and the Approved JVs authorize the Agent and the Arrangers to disseminate any such materials, including without limitation the Information Materials, to the other Lenders through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Agent and the Arrangers do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of the Borrower that is distributed over or by any such Electronic System (“Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by the Agent or the Arrangers in connection with the Communications or the Electronic System. In no event shall the Agent, the Arrangers or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower, the Guarantors or any Approved JVs, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantors’, any Approved JV’s, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower, the Guarantors and the Approved JVs release the Agent, the Arrangers and the Lenders from any liability in connection therewith, except as to any of the Agent, the Arrangers or any Lender for any actual damages (but specifically excluding any special, incidental, consequential or punitive damages) to the extent arising from the Agent’s, any such Arranger’s or any such Lender’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. The Borrower acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. All of the Information Materials delivered by the Borrower hereunder shall be deemed to be private information and shall not be shared with such Public Lenders, except for any Information Materials that are (a) filed with a Governmental Authority and are available to the public, or (b) clearly and conspicuously identified by the Borrower as “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7). The Borrower agrees that (i) all Information Materials marked “PUBLIC” by the Borrower are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation, and (ii) the Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.
§7.5Notices.
(en)Defaults. The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, or of any failure described in §12.1(c) which does not constitute a Default or an Event of Default due to the operation of §12.2(a)(iv), which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default” or “notice of failure”, as applicable.
(eo)Environmental Events. The Borrower will give notice to the Agent within twenty (20) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any Governmental Authority of potential environmental liability, of any federal, state or local environmental Governmental Authority, that in any case under this §7.5(b) involves (A) a Borrowing Base Asset and could reasonably be expected to result in liability, clean-up, remediation, containment, correction or other costs to the Borrower or any Guarantor or any of their respective Subsidiaries of $1,000,000.00 or more, (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect or (C) the Agent’s liens or security title on the Collateral pursuant to the Security Documents.
(ep)Notice of Material Adverse Events. The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of any matter, including (i) breach or non-performance of, or any default under, any provision of any security issued by REIT, the Borrower or any of their respective Subsidiaries or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound; (ii) any dispute, litigation, investigation, proceeding or suspension between REIT, the Borrower or any of their respective Subsidiaries and any governmental authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting REIT, the Borrower or any of their respective Subsidiaries, in each case under this clause (c) that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(eq)Notification of Claims against Collateral. The Borrower will give notice to the Agent in writing within ten (10) Business Days of becoming aware of any material setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Lenders with respect to the Collateral, are subject.
(er)Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, Guarantors or any of their respective Subsidiaries in an amount in excess of $5,000,000.00.
(es)Ground Lease. The Borrower will promptly notify the Agent in writing of any material default by a Fee Owner in the performance or observance of any of the terms, covenants and conditions on the part of a Fee Owner to be performed or observed under a Ground Lease related to a Borrowing Base Asset. The Borrower will promptly deliver to the Agent copies of all material notices, certificates, requests, demands and other instruments received from or given by a Fee Owner to the Borrower, a Subsidiary Guarantor or an Approved JV under a Ground Lease related to a Borrowing Base Asset.
(et)ERISA. The Borrower will give notice to the Agent within ten (10) Business Days after the Borrower, the Guarantors, any Approved JV or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan sponsor or plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives a copy of any notice issued by the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.
(eu)Notices of Default Under Leases. The Borrower will give notice to the Agent in writing within ten (10) Business Days after the Borrower or any Guarantor (i) receives written notice from a tenant under a Lease (or any guarantor of such Lease) of a Borrowing Base Asset of a material default by the landlord under such Lease, or (ii) delivers a written notice to any tenant under a Lease (or any guarantor of such Lease) of a Borrowing Base Asset of a payment or other material default by such tenant under its Lease (or any guarantor of such Lease).
(ev)Governmental Authority Notices. The Borrower will give notice to the Agent within ten (10) Business Days of receiving any documents, correspondence or notice from any Governmental Authority that regulates the operation of any Borrowing Base Asset where such document, correspondence or notice relates to threatened or actual change or development that would be materially adverse to any Borrowing Base Asset, its Operator or the Subsidiary Guarantor that owns or leases such Borrowing Base Asset, or could reasonably be expected to have a Material Adverse Effect on the Borrower or any other Guarantor.
(ew)Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.
§7.1Existence; Maintenance of Properties.
(ex)Except as permitted under §§8.4 and 8.8, the Borrower, each Guarantor and each Approved JV (i) will preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation, (ii) will cause each of their respective Subsidiaries that are not Guarantors to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect, and (iii) in the event the Borrower, any Guarantor or any Approved JV is a limited liability company, shall not, nor shall any of its members or managers, take any action in furtherance of, or consummate, an LLC Division. Except as permitted under §§8.4 and 8.8, the Borrower, each Guarantor and each Approved JV will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business (except with respect to Subsidiaries of the Borrower that are not Guarantors or Approved JVs, where such failure has not had and could not reasonably be expected to have a Material Adverse Effect). REIT shall at all times comply with all requirements and Applicable Laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status. The REIT may elect to list the common stock of REIT for trading on NASDAQ, the New York Stock Exchange or another nationally recognized exchange, and the common stock of REIT shall at all times after the date of such election be listed for trading and be traded on such nationally recognized exchange unless otherwise consented to by the Majority Lenders. The Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Subsidiary Guarantors.
(ey)The Borrower, each Guarantor and each Approved JV (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order in all material respects (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (except to the extent such obligations are required to be complied with by tenants under the applicable Lease), except with respect to Real Estate (other than the Borrowing Base Assets) to the extent that noncompliance with such covenants could not reasonably be expected to have a Material Adverse Effect; provided, that nothing contained in this §7.6(b) shall be construed to limit the terms of §7.20(a)(ii).
§7.6Insurance. The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will procure and maintain or cause to be procured and maintained insurance covering the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and the Real Estate in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy; it being understood and agreed that the foregoing shall not modify any obligation of a tenant under a Lease with regard to the placement and maintenance of insurance. The Borrower shall pay all premiums on insurance policies.
§7.7Taxes; Liens. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all material taxes, assessments and other governmental charges imposed upon them or upon the Borrowing Base Assets or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property, the Collateral or other property of the Borrower, the Guarantors or their respective Subsidiaries and all non-governmental assessments, levies, maintenance and other charges, whether resulting from covenants, conditions and restrictions or otherwise, water and sewer rents and charges assessments on any water stock, utility charges and assessments and owner association dues, fees and levies, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property and the Borrower or applicable Guarantor or Subsidiary shall not be subject to any fine, suspension or loss of privileges or rights by reason of such proceeding, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture, loss or suspension of operation by reason of such proceeding and the Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.
§7.8Inspection of Properties and Books. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense, upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of tenants under their Leases and provided that, except after an Event of Default, such visits and inspections shall not include any intrusive or invasive environmental sampling, testing or investigation), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall then have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections. In the event that the Agent or a Lender shall visit and inspect a property of a Subsidiary of the Borrower which is not a Guarantor or an Approved JV, such visit and inspection shall be made with a representative of the Borrower (and the Borrower agrees to use reasonable efforts to make such representative available). The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.
§7.9Compliance with Laws, Contracts, Licenses, and Permits. The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, and, to the extent permitted by the terms of the applicable Leases, will use reasonable efforts to cause the Operators of the Borrowing Base Assets to, comply in all material respects (provided that the foregoing qualification shall not limit other provisions of this Agreement) with (a) all Applicable

Laws now or hereafter in effect wherever its business is conducted (excluding all Environmental Laws which are exclusively addressed in §8.6 below), (b) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other formation, governing or charter documents and bylaws, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound, (d) all applicable decrees, orders, and judgments, and (e) all licenses and permits required by Applicable Laws (excluding all Environmental Laws which are exclusively addressed in §8.6 below) for the conduct of its business or the ownership, use or operation of its properties, except where (x) in the case of any of the Borrower, any Guarantor, any Approved JV or any Operator of any Borrowing Base Asset, failure to so comply with either clause (a), (c), (d) or (e) would not result in the material non-compliance with the items described in such clauses, and (y) with respect to any other Person, failure to so comply with clause (a), (b), (c), (d) or (e), as the case may be, would not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all reasonable steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act (in all material respects) and shall promptly advise the Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.
§7.10Further Assurances. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
§7.11Limiting Agreements
(ez)Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall enter into, any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting the Borrower’s, the Guarantors’ or any of their respective Subsidiaries’ ability to pledge to the Agent any Borrowing Base Assets as security for the Obligations. The Borrower will not take, and will not permit the Guarantors or any of their respective Subsidiaries to take, any action that would impair the right and ability of the Borrower, the Guarantors and their respective Subsidiaries to pledge such assets as security for the Obligations without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of the Borrower, the Guarantors or any of their respective Subsidiaries.
(fa)The Borrower shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this §7.12, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower’s, any Guarantor’s or any Subsidiary’s ability to pledge Borrowing Base Assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if Borrowing Base Assets are pledged in the future as security for Indebtedness of the Borrower or any Guarantor.
§7.2Reserved.
§7.3Business Operations. REIT and its Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and such other lines of business that are reasonably related or incidental or ancillary thereto (including, for the avoidance of doubt, tenancy of properties in the case of TRSs) and in compliance with the terms and conditions of this Agreement and the Loan Documents. Neither REIT nor the Borrower will, or permit any of their respective Subsidiaries to, directly or indirectly, engage in any line of business other than the ownership, operation and development of Medical Properties and such other lines of business that are reasonably related or incidental or ancillary thereto (including, for the avoidance of doubt, tenancy of properties in the case of TRSs) and in compliance with the terms and conditions of this Agreement and the other Loan Documents.
§7.4Healthcare Laws and Covenants.
(fb)Without limiting the generality of any other provision of this Agreement, the Borrower, each Subsidiary Guarantor and each Approved JV, and their employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of the Borrower, the Subsidiary Guarantors or the Approved JVs (with respect to its operation of the Borrowing Base Assets), shall be in compliance in all material respects with all applicable Healthcare Laws and accreditation and registration standards and requirements of the applicable state department of health or other applicable state regulatory agency (each, a “State Regulator”), in each case, as are now in effect and which may be imposed upon the Borrower, a Subsidiary Guarantor, an Approved JV or an Operator or the maintenance, use or operation of the Borrowing Base Assets or the provision of services to the occupants of the Borrowing Base Assets. The Borrower, each Subsidiary Guarantor and each Approved JV have maintained and shall continue to maintain in all material respects all records required to be maintained by any Governmental Authority or Third Party Payor Program or otherwise under the Healthcare Laws and there are no presently existing circumstances which would result or likely would result in material violations of the Healthcare Laws. The Borrower, the Subsidiary Guarantors and the Approved JVs have and will maintain all Primary Licenses and material Permits necessary under Applicable Laws to own and/or operate the Borrowing Base Assets, as applicable (including such Primary Licenses and material Permits as are required under such Healthcare Laws).
(fc)The Borrower represents that none of the Borrower, any Subsidiary Guarantor or any Approved JV is (i) a “covered entity” or a “business associate” within the meaning of HIPAA or submits claims or reimbursement requests to Third-Party Payor Programs “electronically” (within the meaning of HIPAA) or (ii) is subject to the “Administrative Simplification” provisions of HIPAA. If the Borrower, any Subsidiary Guarantor or any Approved JV at any time becomes a “covered entity” or a “business associate” or subject to the “Administrative Simplification” provisions of HIPAA, then such Persons (x) will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of its business and operations required by HIPAA and/or that could be adversely affected by the failure of such Person(s) to be HIPAA Compliant (as defined below); (y) will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (z) will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Person(s) are or become HIPAA Compliant. For purposes hereof, “HIPAA Compliant” shall mean that the Borrower, each Subsidiary Guarantor and each Approved JV, as applicable (A) are or will be in material compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any party thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”), if and to the extent the Borrower, any Subsidiary Guarantor or any Approved JV are subjected to such provisions, rules or regulations, and (B) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to materially adversely affect the Borrower’s, any Subsidiary Guarantor’s or any Approved JV’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by the Borrower, any Subsidiary Guarantor or any Approved JV of the then effective provisions of HIPAA.
(fd)The Borrower shall not, nor shall the Borrower permit any Subsidiary Guarantor or any Approved JV to, do (or suffer to be done) any of the following with respect to any Borrowing Base Asset:
(xvii)Transfer any Primary Licenses relating to such Borrowing Base Asset to any location other than to another Borrowing Base Asset;
(xviii)Amend the Primary Licenses in such a manner that results in a material adverse effect on the rates charged, or otherwise diminish or impair the nature, tenor or scope of the Primary Licenses without the Agent’s consent;
(xix)Transfer all or any part of any Borrowing Base Asset’s units or beds to another site or location other than to another Borrowing Base Asset; or
(xx)Voluntarily transfer or encourage the transfer of any resident of any Borrowing Base Asset to any other facility (other than to another Borrowing Base Asset), unless such transfer is (A) at the request of the resident, (B) for reasons relating to the health, required level of medical care or safety of the resident to be transferred or the residents remaining at the such Borrowing Base Asset or (C) as a result of the disruptive behavior of the transferred resident that is detrimental to the Borrowing Base Asset.
(fe)If and when the Borrower, a Subsidiary Guarantor or an Approved JV participates in any Medicare or Medicaid or other Third-Party Payor Programs with respect to the Borrowing Base Assets, the Borrowing Base Assets will remain in compliance with all requirements necessary for participation in Medicare, Medicaid, and such other Third-Party Payor Programs. If and when an Operator participates in any Medicare, Medicaid or other Third-Party Payor Programs with respect to the Borrowing Base Assets, where expressly empowered by the applicable Lease, the Borrower, such Subsidiary Guarantor or such Approved JV, as applicable, shall enforce the express obligation of such Operator (if any) to cause its Borrowing Base Asset to remain in compliance with all requirements necessary for participation in Medicare, Medicaid and such other Third-Party Payor Programs. Where expressly empowered by the applicable Lease, the Borrower, such Subsidiary Guarantor or such Approved JV, as applicable, shall enforce the obligations of the Operator thereunder (if any) to cause its Borrowing Base Asset to remain in conformance in all material respects with Healthcare Laws, as well as all insurance, reimbursement and cost reporting requirements, and, if applicable, to have such Operator maintain its current provider agreement(s) in full force and effect with Medicare, Medicaid and any other Third Party Payor Programs in which it participates.
(ff)If the Borrower, any Subsidiary Guarantor or any Approved JV receives written notice of any Healthcare Investigation after the Closing Date, the Borrower will promptly obtain and provide to the Agent the following information with respect thereto, to the extent the Borrower, any Subsidiary Guarantor or any Approved JV has such information or can obtain it pursuant to the applicable Lease or by law: (i) number of records requested, (ii) dates of service, (iii) dollars at risk, (iv) date records submitted, (v) determinations, findings, results and denials (including number, percentage and dollar amount of claims denied, (vi) additional remedies proposed or imposed, (vii) status update, including appeals, and (viii) any other pertinent information related thereto.

§7.12Registered Servicemark. Without prior written notice to the Agent, except with respect to the trademarks, tradenames, servicemarks or logos listed on Schedule 6.6 hereto, none of the Borrowing Base Assets shall be owned or operated by the Borrower, any Subsidiary Guarantor or any Approved JV under any trademark, tradename, servicemark or logo (provided, for the avoidance of doubt, that the foregoing restriction shall not apply with respect to any trademark, trade name, servicemark or logo of any third-party Operator of a Borrowing Base Asset). In the event any of the Borrowing Base Assets shall be owned or operated under any tradename, trademark, servicemark or logo which is owned or licensed by the Borrower, or the Guarantor or Approved JV which owns such Borrowing Base Asset, and which is not listed on Schedule 6.6 hereto, the Borrower or the applicable Guarantor or Approved JV shall enter into such agreements with the Agent in form and substance reasonably satisfactory to the Agent, as the Agent may reasonably require to grant the Agent a perfected first priority security interest therein and to grant to the Agent or any successful bidder at a foreclosure sale of such Borrowing Base Asset the right and/or license to continue operating such Borrowing Base Asset under such tradename, trademark, servicemark or logo as determined by the Agent.
§7.13Ownership of Real Estate. Without the prior written consent of the Agent, all Real Estate and all interests (whether direct or indirect) of REIT or the Borrower in any Real Estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by the Borrower or a Wholly-Owned Subsidiary of the Borrower; provided, however that the Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates of the Borrower as permitted by §8.3(l).
§7.14Distributions of Income to the Borrower. The Borrower shall cause all of its Subsidiaries (subject to the terms of any loan documents under which such Subsidiary is the borrower or a guarantor, including, without limitation, any restrictions on distributions of such Subsidiary set forth in instruments evidencing property-level Secured Indebtedness of such Subsidiary) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, any U.S. federal, state and local taxes payable by such Subsidiary, capital improvements and leasing commissions for such quarter, (b) the establishment of reasonable reserves for the payment of (i) operating expenses not paid on at least a quarterly basis, (ii) capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by each such Subsidiary in the course of its business consistent with its past practices and (iii) any U.S. federal, state or local taxes payable by each such Subsidiary, and (c) with respect to any Subsidiary which is a TRS, retention of such funds as REIT may reasonably determine to the extent that such distribution could reasonably be expected to affect the REIT’s ability to satisfy the income tests in Section 856(c) of the Code. Neither the Borrower, the Guarantors or any of their Subsidiaries shall enter into any agreement that limits the ability of any Subsidiary to make a dividend or distribution payment to the Borrower or any Guarantor or to otherwise transfer any property to the Borrower or any Guarantor, provided, however, that this sentence shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under §8.1(h) and §8.1(i) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.
§7.15Plan Assets. The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate will be deemed to be Plan Assets at any time.

§7.16Borrowing Base Assets.
(fg)The Eligible Real Estate included in the calculation of the Borrowing Base Availability shall at all times satisfy all of the following conditions (unless otherwise permitted pursuant to §7.20(b)):
(xxi)the Eligible Real Estate shall be owned one hundred percent (100%) in fee simple, or leased under a Ground Lease as to which no Ground Lease Default has occurred, by the Borrower, a Subsidiary Guarantor or, subject to §7.20(a)(xiii), by a Wholly-Owned Subsidiary of an Approved JV, in each case free and clear of all Liens other than the Liens permitted in §8.2(i), (iv), (ix) and (x), and, except as approved by the Agent in its sole discretion, such Eligible Real Estate shall not have applicable to it any restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents);
(xxii)none of the Eligible Real Estate shall have any material title, survey, environmental, structural or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such property, and all representations and warranties with respect to such Eligible Real Estate shall be true and correct in all material respects without giving effect to any knowledge qualifier with respect to any such representation or warranty;
(xxiii)the only assets of the Subsidiary Guarantor or Approved JV which owns or leases any Eligible Real Estate shall be the Eligible Real Estate included in the calculation of the Borrowing Base Availability and inclusion as a Borrowing Base Asset and any furniture, fixtures, equipment and cash related to, or used in the ordinary operation of, such Eligible Real Estate;
(xxiv)such Eligible Real Estate shall be self-managed by the Borrower, or the Subsidiary Guarantor or Approved JV that owns or leases such Eligible Real Estate, or shall be managed by a Property Manager pursuant to a Management Agreement or, if such Eligible Real Estate is one hundred percent (100%) leased under an absolute triple net lease, is managed by an Operator;
(xxv)each tenant under a Lease at such Eligible Real Estate must not be past due with respect to any payment obligation more than ninety (90) days and be in material compliance with all other obligations under its lease, and not be subject to any Insolvency Event; provided, however, that if such Eligible Real Estate is a multi-tenant facility and a tenant thereof is past due with respect to any payment obligation more than ninety (90) days, or is not in material compliance with all other obligations under its lease or is subject to any Insolvency Event, such Eligible Real Estate may be included in the calculation of the Borrowing Base Availability if such tenant does not lease more than forty percent (40%) of the Net Rentable Area of such Eligible Real Estate;
(xxvi)no Eligible Real Estate which is subject to a lease or leases to any single tenant or any Affiliate thereof shall in the aggregate account for more than twenty-five percent (25%) of the Borrowing Base Capitalized Value Limit, and any excess shall be excluded from the Borrowing Base Capitalized Value Limit (for the purposes hereof, such tenants shall not be considered Affiliates of each other solely by virtue of having common ownership by an equity fund provided that their financial results are not consolidated with a common parent entity);
(xxvii)the aggregate Borrowing Base Capitalized Value Limit of the Borrowing Base Assets constituting (A) LTACs, Rehabs, Hospitals and ASCs shall not exceed thirty percent (30%) of the Borrowing Base Capitalized Value Limit, (B) SNFs shall not exceed ten percent (10%) of the Borrowing Base Capitalized Value Limit, and (C) HRPs shall not exceed twenty-five percent (25%) of the Borrowing Base Capitalized Value Limit, and, in each case, any excess shall be excluded from the Borrowing Base Capitalized Value Limit;
(xxviii)the Primary License of such Eligible Real Estate shall not have been revoked and shall not be the subject of any revocation proceeding and, with respect to an SNF, the Operator thereof shall be entitled to reimbursement under Medicare or Medicaid;
(xxix)no more than thirty percent (30%) of the Borrowing Base Availability shall be attributable to any single MSA (and any excess shall be excluded from the Borrowing Base Capitalized Value Limit);
(xxx)(A) at the time of inclusion of any Eligible Real Estate as a Borrowing Base Asset, such Eligible Real Estate shall have had a minimum average occupancy of at least eighty percent (80%) for the three (3) month period immediately prior to the time of inclusion of such Eligible Real Estate as a Borrowing Base Asset, and (B) all Eligible Real Estate included in the calculation of Borrowing Base Availability shall at all times collectively have a minimum average occupancy (tested on a trailing three-month basis) of at least eighty-five percent (85%);
(xxxi)with respect to any Borrowing Base Asset that is leased to or operated by a single Non-Investment Grade Operator, such Borrowing Base Asset shall have a ratio of (a) EBITDAR for such tenant or operator to (b) all base rent and additional rent due and payable by a tenant under any Lease, in each case, during the previous twelve (12) calendar months, of not less than (w) 1.40 to 1.00 for any such Borrowing Base Asset that is a Rehab, LTAC, Hospital or ASC, (x) 1.25 to 1.00 for any such Borrowing Base Asset that is a SNF, (y) 1.10 to 1.00 for any such Borrowing Base Asset that is an ILF or ALF, and (z) for any such Borrowing Base Asset that is a HRP, a ratio to be determined by the Agent (in consultation with the Borrower) on a case-by-case basis for each such HRP (provided that, for the purposes of this §7.20(a)(xi), a Non-Investment Grade Operator shall not include a TRS of REIT that leases such Borrowing Base Asset from the Borrower or a Subsidiary Guarantor), it being understood that compliance with the foregoing covenant shall be determined on the basis of financial information provided by such Non-Investment Grade Operator regarding which the Borrower nor any Guarantor makes any representation or warranty; and provided further that if a single Non Investment Grade Operator leases or operates more than one Borrowing Base Asset described in clause (w), (x), (y) or (z) pursuant to a master lease, and all of the properties subject to the master lease are Borrowing Base Assets, then for the purposes of calculating the ratios in clauses (w), (x), (y) or (z) above, all of such Borrowing Base Assets subject to such master lease shall be included in calculating such ratio (for the avoidance of doubt, only Borrowing Base Assets of the type included in clauses (w), (x), (y) or (z), respectively, shall be included when aggregating multiple Borrowing Base Assets subject to a master lease for each such category and shall not be aggregated across the different types of properties described in each of clauses (w), (x), (y) and (z)); and provided that the Borrower may exclude from compliance with the foregoing covenant Borrowing Base Assets subject to this §7.20(a)(xi) whose Borrowing Base Capitalized Value Limit does not in the aggregate exceed ten percent (10%) of total Borrowing Base Capitalized Value Limit to the extent that the applicable Operators’ Agreement existing at the time of acquisition of such Borrowing Base Asset by the Borrower or its Subsidiaries does not require the delivery of financial information sufficient to permit calculation of the foregoing covenant, or with respect to any Operators’ Agreement under which the Operator fails to deliver financial information to permit calculation of the foregoing covenant;
(xxxii)all Eligible Real Estate included in the calculation of Borrowing Base Availability shall at all times have on a collective basis a weighted average remaining lease term (calculated by weighting the remaining lease term of such Eligible Real Estate (without regard to any extension options at the tenant’s discretion) by the Borrowing Base Capitalized Value Limit attributable to such Eligible Real Estate) of not less than five (5) years;
(xxxiii)the aggregate Borrowing Base Capitalized Value Limit of the Borrowing Base Assets which are owned or leased by an Approved JV shall not exceed five percent (5%) of the Borrowing Base Capitalized Value Limit, and any excess shall be excluded from the Borrowing Base Capitalized Value Limit;
(xxxiv)there shall be at all times at least twenty (20) Borrowing Base Assets included in the calculation of Borrowing Base Capitalized Value Limit and the aggregate Capitalized Value shall be at least Three Hundred Million Dollars ($300,000,000);
(xxxv)such Eligible Real Estate shall not have been excluded from the calculation of the Borrowing Base Availability pursuant to §7.20(c) or §7.20(d).
Notwithstanding anything to the contrary contained herein, in the event any Eligible Real Estate does not qualify to be included in the calculation of Borrowing Base Availability solely due to non-compliance with §7.20(a)(x)(A) and/or §7.20(a)(xi), the Borrower shall be permitted to add such Eligible Real Estate as a Borrowing Base Asset (subject to compliance by the Borrower with all other requirements hereunder for such Eligible Real Estate to be added as a Borrowing Base Asset), provided that such Borrowing Base Asset shall be excluded from the calculation of Borrowing Base Availability unless and until such Borrowing Base Asset achieves compliance with §7.20(a)(x)(A) and §7.20(a)(xi), as applicable, and continues to comply with all other requirements hereunder for such Eligible Real Estate to be included as Borrowing Base Asset and in the calculation of Borrowing Base Availability.
(fh)Notwithstanding the foregoing, in the event any Real Estate does not qualify as Eligible Real Estate or satisfy the requirements of §7.20(a), such Real Estate shall be included as a Borrowing Base Asset and in the calculation of the Borrowing Base Availability so long as the Agent shall have received the prior written consent of each of the Majority Lenders to the inclusion of such Real Estate as a Borrowing Base Asset and in the calculation of the Borrowing Base Availability, and no Default or Event of Default shall arise hereunder solely as a result of such Real Estate failing to satisfy the specific requirements of Eligible Real Estate or §7.20(a) which initially disqualified such Real Estate from being included in the calculation of Borrowing Base Availability pursuant to §7.20(a).
(fi)In the event that all or any material portion of any Eligible Real Estate included in the calculation of the Borrowing Base Availability shall be damaged in any material respect or taken by condemnation, then such property shall no longer be included in the calculation of the Borrowing Base Availability unless and until (i) any damage to such real estate is repaired or restored, such real estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the value of such real estate following such repair or restoration (both at such time and prospectively) or (ii) the Agent shall receive evidence reasonably satisfactory to the Agent that the value of such real estate (both at such time and prospectively) shall not be materially adversely affected by such damage or condemnation. In the event that such damage or condemnation only partially affects such Eligible Real Estate included in the calculation of the Borrowing Base Availability, then the Agent may in good faith reduce the Borrowing Base Availability attributable thereto based on such damage until such time as the Agent receives evidence satisfactory to the Agent that the value of such real estate (both at such time and prospectively) shall no longer be materially adversely affected by such damage or condemnation.
(fj)Upon any asset ceasing to qualify to be included in the calculation of the Borrowing Base Availability, such asset shall no longer be included in the calculation of the

Borrowing Base Availability unless and until such asset would so qualify, unless otherwise approved in writing by the Majority Lenders. Within five (5) Business Days after becoming aware of any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified asset, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of the Borrowing Base Availability attributable to such asset. Simultaneously with the delivery of the items required pursuant above, the Borrower shall deliver to the Agent an updated Borrowing Base Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the conditions and covenants contained in §§7.20 and 9.1.
§7.1Management. The Borrower shall not and shall not permit any Subsidiary Guarantor or any Approved JV to enter into any Management Agreement with a manager after the date hereof for any Borrowing Base Asset without the prior written consent of the Agent (which shall not be unreasonably withheld, conditioned or delayed) and after such approval, no such Management Agreement shall be modified to increase any fee payable to the manager thereunder or in a manner materially adverse to the interests of the Lenders or terminated (unless substantially concurrently with the termination thereof such Management Agreement is replaced with another Management Agreement with a Property Manager on terms that are not materially more onerous on the relevant Subsidiary Guarantor or Approved JV (taken as a whole) relative to the Management Agreement being terminated and a Subordination of Management Agreement with respect thereto is executed and delivered to the Agent); without the Agent’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. The Agent may, however, condition any approval of a new manager engaged by the Borrower, a Subsidiary Guarantor or an Approved JV with respect to a Borrowing Base Asset upon the execution and delivery to the Agent of a Subordination of Management Agreement. Notwithstanding the foregoing, no such approval shall be required if the Borrower or a Subsidiary of the Borrower is to be the manager; provided, however that such manager shall nonetheless be required to execute and deliver to the Agent a Subordination of Management Agreement. The Borrower shall not and shall not permit any Subsidiary Guarantor, Approved JV or any other Subsidiary to increase any management fee payable under a Management Agreement after the date the applicable Real Estate becomes a Borrowing Base Asset without the prior written consent of the Agent.
§7.2Incentive Listing Note; Outperformance Agreement.
(fk)The Borrower shall provide to the Agent, as soon as available, drafts of the Incentive Listing Note for the Agent’s approval, which approval shall not be unreasonably withheld. Simultaneously with entering into the Incentive Listing Note, the Borrower and the Special Limited Partner shall (i) execute and deliver to the Agent the Subordination and Standstill Agreement (together with evidence of Special Limited Partner’s authority to enter into the same satisfactory to the Agent), and (ii) provide to the Agent executed copies of the Incentive Listing Note and any other agreements, instruments or documents relating thereto (the “Listing Note Documents”). The Subordination and Standstill Agreement shall constitute a Loan Document upon the execution and delivery thereof. The Borrower acknowledges that the existence of the Subordination and Standstill Agreement and the performance by the Agent and the Lenders of their obligations under the Subordination and Standstill Agreement shall not affect, impair or release the obligations of the Borrower under the Loan Documents. The Subordination and Standstill Agreement is solely for the benefit of the Agent and the Lenders and not for the benefit of the Borrower, and the Borrower shall have no rights thereunder or any right to insist on the performance thereof.
(fl)During the term of the Incentive Listing Note, the Borrower shall not, directly or through REIT or any of their respective Subsidiaries, (i) make cash payments under the Listing Note Documents other than the Permitted Incentive Listing Note Distributions, which Permitted Incentive Listing Note Distributions shall not exceed $100,000,000.00 in the aggregate, or (ii) pay any of the obligations accrued under the Listing Note Documents other than at such times and to the extent that no Default or Event of Default exists or would arise as a result thereof. Without the prior written consent of the Agent, which may be withheld in the Agent’s sole and absolute discretion, the Listing Note Documents shall not be (a) modified, amended or waived in any respect (provided that with respect to this clause (a), the Agent’s consent shall not be unreasonably withheld); or (b) prepaid, amortized, purchased, defeased, retired, redeemed or otherwise acquired unless there is no Default or Event of Default and the payment is made from Distributions permitted pursuant to §8.7), provided that no such consent shall be required for the contribution of the Incentive Listing Note to the Borrower in exchange for common equity interests of the Borrower in accordance with the terms of the Loan Documents. The Borrower shall promptly notify the Agent in writing of the principal balance of the Incentive Listing Note once such amount has been determined.
(fm)The Borrower shall provide to the Agent, as soon as available, drafts of any Outperformance Agreement for the Agent’s approval, which approval shall not be unreasonably withheld (provided, without limiting the foregoing, that Agent may withhold such approval if the Outperformance Agreement contemplates any compensation payable to Advisor in any form other than LTIP Units). Simultaneously with entering into any Outperformance Agreement, the Borrower shall provide to the Agent executed copies of the Outperformance Agreement and any other agreements, instruments or documents relating thereto.
§7.17Sanctions Laws and Regulations; Anti-Bribery and Anti-Money Laundering.
(fn)The Borrower shall not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, or (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations or applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction by any party to this Agreement.
(fo)None of the funds or assets of the Borrower or any Guarantor that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations.
§7.5Beneficial Ownership. Promptly following any change in beneficial ownership of the Borrower that would render any statement in an existing Beneficial Ownership Certification untrue or inaccurate, the Borrower shall furnish to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) an updated Beneficial Ownership Certification for the Borrower.
§8.NEGATIVE COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:
§8.1Restrictions on Indebtedness. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
(fp)Indebtedness to the Lenders arising under any of the Loan Documents;

(fq)Indebtedness to the Lender Hedge Providers in respect of any Hedge Obligations;
(fr)current liabilities of the Borrower, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
(fs)Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;
(ft)Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;
(fu)endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(fv)subject to the provisions of §9, Indebtedness of REIT, the Borrower or any of their respective Subsidiaries (other than a Subsidiary of the Borrower which is a Subsidiary Guarantor or an Approved JV) in respect of Derivatives Contracts that are entered into in the ordinary course of business and not for speculative purposes; and
(fw)subject to the provisions of §9, Non-Recourse Indebtedness that is secured by Real Estate (other than the Borrowing Base Assets or interest therein) and related assets; and
(fx)subject to the provisions of §9, Recourse Indebtedness (provided that no such Recourse Indebtedness shall be secured by any Borrowing Base Asset or interest therein).
Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(h) and §8.1(i) above shall have any of the Borrowing Base Assets or any interest therein or any direct or indirect ownership interest in the Borrower, any Subsidiary Guarantor or any Approved JV as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness, (ii) none of the Subsidiary Guarantors or Approved JVs which directly or indirectly own or lease a Borrowing Base Asset shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in §§8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f), (iii) in no event shall the aggregate amount of variable rate Indebtedness (excluding the Obligations) of REIT and its Subsidiaries that is not subject to a Derivatives Contract for the purpose of hedging the exposure of REIT and its Subsidiaries to fluctuations in interest rates exceed an amount equal to twenty percent (20%) of the Consolidated Total Indebtedness and (iv) in no event shall REIT and its Subsidiaries incur any Indebtedness consisting of completion or other guarantees (other than guarantees of the Obligations), whether incurred directly, indirectly, or otherwise in an amount which exceeds, in the aggregate, ten percent (10%) of the Consolidated Total Asset Value (not including guarantees of the Obligations).
§8.2Restrictions on Liens, Etc. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to create or incur or suffer to be created or incurred or to exist any Lien upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist:
(i)Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or which are being contested as permitted under this Agreement;
(ii)Liens on assets other than (A) the Collateral, (B) the Borrowing Base Assets, or (C) any direct or indirect interest of the Borrower, any Guarantor or any Subsidiary of the Borrower in any Guarantor in respect of judgments permitted by §8.1(e); provided that the foregoing shall not prohibit, in the case of any asset referenced in subclauses (A), (B) or (C) above of this §8.2(ii), a Lien resulting from a judgment otherwise permitted by §8.1(e) so long as such Lien is removed or bonded over in a manner reasonably acceptable to the Agent within thirty (30) days of the imposition thereof;
(iii)deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;
(iv)Liens and encumbrances reflected in the owner’s Title Policies issued to the Borrower, the Subsidiary Guarantors or Approved JVs upon acquisition of the Borrowing Base Assets and other encumbrances on properties consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower, a Subsidiary Guarantor, an Approved JV or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, the Subsidiary Guarantors, the Approved JVs or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower, any Subsidiary Guarantor or any Approved JV individually, or on the Borrowing Base Assets;
(v)Liens on assets or interests therein (but excluding (A) the Collateral or any interest therein, (B) the Borrowing Base Assets, or (C) any direct or indirect interest of the Borrower, Guarantors or any of their respective Subsidiaries in any Subsidiary Guarantor, Approved JV or any other Subsidiary of the Borrower which directly or indirectly owns or leases a Borrowing Base Asset) to secure Non-Recourse Indebtedness of Subsidiaries of the Borrower that are not Subsidiary Guarantors or Approved JVs permitted by §8.1(h);
(vi)rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;
(vii)Liens of Capitalized Leases;
(viii)Liens securing obligations in the nature of the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(ix)such other title and survey exceptions as the Agent has approved in writing in the Agent’s reasonable discretion; and

(x)Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations and the Hedge Obligations.
Notwithstanding anything in this Agreement to the contrary, (A) no Guarantor shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in (i) with respect to any Subsidiary Guarantor, §§8.2(i), (iv), (vi), (ix) and (x), and (ii) with respect to REIT, §§8.2(i), (ii), (iii), (vi), (ix) and (x); (B) no Approved JV shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in §§8.2(i), (iv), (vi), (ix) and (x), and (C) the Borrower shall not create or incur or suffer to be created or incurred or to exist any Lien on any direct or indirect legal, equitable or beneficial interest of the Borrower in any of the Subsidiary Guarantors or the Approved JVs, including, without limitation, any Distributions or rights to Distributions on account thereof, except those in favor of the Agent pursuant to the Loan Documents, Liens permitted under §8.2(ii) and Liens to secure taxes, assessments or other governmental charges expressly permitted under §8.2(i).
§8.1Restrictions on Investments. Neither the Borrower will, nor will it permit any Guarantor or any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments:
(fy)in marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;
(fz)in marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;
(ga)in demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000.00;
(gb)in commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof;
(gc)in bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;
(gd)in repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing §8.3(a), 8.3(b) or 8.3(c) with banks described in the foregoing §8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000.00;
(ge)in shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing §§8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.00;

(gf)consisting of the acquisition of fee or leasehold interests by the Borrower or its Subsidiaries in (i) Real Estate which is utilized for Medical Properties located in the continental United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in this §8.3, the acquisition of Land Assets to be developed for the foregoing purpose;
(gg)by the Borrower and its Wholly-Owned Subsidiaries in Subsidiaries that are directly or indirectly one hundred percent (100%) owned by such Person or jointly with the Borrower or its Wholly-Owned Subsidiaries;
(gh)in Land Assets, provided that the aggregate Investment therein shall not exceed five percent (5%) of Consolidated Total Asset Value;
(gi)in (i) Mortgage Note Receivables secured by properties of the type described in §8.3(h)(i) and (ii) mezzanine notes and other promissory notes secured by properties of the type described in §8.3(h)(i) or Equity Interests of Persons holding such properties, provided that the aggregate Investment under this clause (k) shall not exceed fifteen percent (15%) of Consolidated Total Asset Value;
(gj)in non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates to purchase properties of the type described in §8.3(h)(i), provided that the aggregate Investment therein shall not exceed fifteen percent (15%), in each case, of Consolidated Total Asset Value; provided, further, that the foregoing proviso shall not apply in the event the Borrower owns ninety percent (90%) or more of the Equity Interests of such Person and is the controlling member thereof; and
(gk)in Development Properties for properties of the type described in §8.3(h)(i), provided that the aggregate construction and development budget for Development Properties (including land) shall not exceed ten percent (10%) of Consolidated Total Asset Value;
(gl)consisting of advances to officers, directors and employees of the Borrower and Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;
(gm)in connection with a merger, consolidation or stock acquisition pursuant to §8.4, (i) made in the ordinary course of business and subject to the other investment limits contained in this §8.3, constituting all of the Equity Interests of any Person the assets of which (other than immaterial assets) constitute real property assets and which Investments do not constitute or include the assumption of Indebtedness of such Person or a guarantee of Indebtedness of such Person (in each case other than Non-Recourse Indebtedness) or (ii) all of the Equity Interests in any other Person so long as (A) unless the assets of such Person (other than immaterial assets) constitute real property assets, the Borrower shall have given the Agent and the Lenders at least 30 days’ prior written notice of such Investment; (B) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom and (C) prior to consummating such Investment, the Borrower shall have delivered to the Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Borrower, Guarantors and Approved JVs with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, the financial covenants contained in §9, after giving effect to such Investment;
(gn)in readily marketable common shares, preferred shares or senior notes issued by publicly traded companies (which Investments may be made through mutual funds),

provided that the aggregate Investment therein shall not exceed two and one-half percent (2.5%) of Consolidated Total Asset Value;
(go)in other Cash Equivalents;
(gp)in other short term liquid Investments approved in writing by the Agent; and
(gq)in guaranties of Indebtedness of the Borrower, Guarantors or any of their respective Subsidiaries permitted under §8.1.
Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any Guarantor and their respective Subsidiaries in the Investments described in §8.3(j), (k), (l) (unless, for the avoidance of doubt, excluded pursuant to the proviso therein) and (m) exceed twenty percent (20%) of Consolidated Total Asset Value at any time.
For the purposes of this §8.3, the Investment of REIT or any of its Subsidiaries in any non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person’s pro rata share of Development Property of their non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates, plus (ii) such Person’s pro rata share of their non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates’ Investment in Land Assets; plus (iii) such Person’s pro rata share of any other Investments valued at the lower of GAAP book value or market value.
§8.3Merger, Consolidation. Other than with respect to or in connection with any disposition permitted under §8.8, the Borrower will not nor will it permit the Guarantors or any of their respective Subsidiaries to dissolve, liquidate, dispose of (including, without limitation, by way of an LLC Division) all or substantially all of its assets or business, merge, reorganize, consolidate or enter into any other business combination to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Agent and the Majority Lenders. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted without the consent of the Agent or any Lender: (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower (other than any Subsidiary that is a Guarantor or an Approved JV) with and into the Borrower (it being understood and agreed that in any such event the Borrower, as applicable, will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor or an Approved JV unless such Guarantor or such Approved JV will be the surviving Person, (iii) the liquidation or dissolution of any Subsidiary of the Borrower that does not own any assets so long as such Subsidiary is not a Guarantor or an Approved JV (or if such Subsidiary is a Guarantor or an Approved JV, so long as the Borrower and such Subsidiary comply with the provisions of §5.5), (iv) the merger or consolidation of a Subsidiary Guarantor or an Approved JV into (A) REIT or the Borrower, provided that REIT or the Borrower, as applicable, shall be the continuing or surviving Person, (B) another Subsidiary Guarantor or (subject to compliance with the terms of this Agreement) another Approved JV, or (C) any other Person, directly or indirectly or as contemplated in §8.3(o), subject to compliance with the terms of this Agreement and provided that, if it owns a Borrowing Base Asset and is not the surviving entity, then the Borrower has complied with §5.4 to remove such Borrowing Base Asset from being included in the calculation of the Borrowing Base Availability; and (v) the merger or consolidation, directly or indirectly or as contemplated in §8.3(o), of REIT or the Borrower with any other Person so long as (X) REIT or the Borrower, as applicable, shall be the continuing and surviving Person; (Y) the Borrower shall have given the Agent and the Lenders at least 30 days’ prior written notice of such consolidation or merger;

and (Z) the Borrower shall have delivered to the Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to the Borrower, evidencing the continued compliance by the Borrower, Guarantors and Approved JVs with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, the financial covenants contained in §9, after giving effect to such consolidation or merger, together with any documentation and information reasonably requested by the Lenders in connection with “know your customer” laws or policies. Nothing in this §8.4 shall prohibit the dissolution of a Subsidiary which has disposed of its assets in accordance with this Agreement. A Subsidiary of the Borrower may sell all of its assets (and may effectuate such sale by merger or consolidation with another Person, with such other Person being the surviving entity) subject to compliance with the terms of this Agreement (including, without limitation, §§5.4 and 8.8), and after any such permitted sale, may dissolve.
§8.4Sale and Leaseback. The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower, any Guarantor or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of the Agent, such consent not to be unreasonably withheld.
§8.5Compliance with Environmental Laws. The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, and, to the extent permitted by the terms of the applicable Leases, will use reasonable efforts to cause the Operators of the Borrowing Base Assets to, comply in all material respects (provided that the foregoing qualification shall not limit other provisions of this Agreement) with (a) all Environmental Laws, and (b) all licenses and permits required by applicable Environmental Laws for the conduct of its business or the ownership, use or operation of its properties, except, in each case under this §8.6, (i) with respect to any Real Estate that is not a Borrowing Base Asset, where such non-compliance does not have and could not reasonably be expected to have a Material Adverse Effect, and (ii) with respect to any Borrowing Base Asset included in the calculation of Borrowing Base Availability where such non-compliance does not have and could not reasonably be expected, when taken with other matters covered by §6.19 or this §8.6, to result in liability, clean-up, remediation, containment, correction or other costs to the Borrower or any Guarantor or any of their respective Subsidiaries individually or in the aggregate with other Borrowing Base Assets in excess of the Threshold Amount or materially adversely affect the operation of or ability to use such property or the health and safety of the tenants or other occupants of such property; provided, that the Borrower shall diligently use commercially reasonable efforts to pursue corrective, remedial and other actions required to bring such Borrowing Base Asset into compliance with applicable Environmental Laws. None of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the generation, handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating Medical Properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in compliance with applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be expected to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all applicable Environmental Laws), except, in each case under this §8.6, (i) with respect to any

Real Estate that is not a Borrowing Base Asset, where any such use, generation, conduct or other activity does not have and could not reasonably be expected to have a Material Adverse Effect, and (ii) with respect to any Borrowing Base Asset included in the calculation of Borrowing Base Availability where such use, generation, conduct or other activity does not have and could not reasonably be expected, when taken with other matters covered by §6.19 or this §8.6, to result in liability, clean-up, remediation, containment, correction or other costs to the Borrower or any Guarantor or any of their respective Subsidiaries individually or in the aggregate with other Borrowing Base Assets in excess of the Threshold Amount or materially adversely affect the operation of or ability to use such property or the health and safety of the tenants or other occupants of such property; provided, that the Borrower shall diligently use commercially reasonable efforts to pursue corrective, remedial and other actions required to bring such Borrowing Base Assets into compliance with applicable Environmental Laws.
The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:
(i)in the event of any change in applicable Environmental Laws governing the assessment, release or removal of Hazardous Substances, take reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances which are the subject of such change in applicable Environmental Laws were Released or disposed of on the Borrowing Base Assets in violation of applicable Environmental Laws, except with respect to any issues which have been previously remediated in compliance with applicable Environmental Laws; and
(ii)if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may be reasonably likely otherwise to expose it to liability shall occur or shall have occurred on the Borrowing Base Assets (including, without limitation, any such Release or disposal occurring prior to the acquisition or leasing of such Borrowing Base Asset by the Borrower, any Guarantor or any Approved JV), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Borrowing Base Assets as required and in full compliance with all applicable Environmental Laws; provided, that each of the Borrower, a Guarantor and an Approved JV shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the extent required under applicable Environmental Laws to the reasonable satisfaction of the Agent and no action shall have been commenced or filed by any enforcement agency. The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.
(iii)At any time after an Event of Default shall have occurred hereunder, the Agent may at its election (and will at the request of the Majority Lenders) obtain such environmental assessments of any or all of the Borrowing Base Assets prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or migrating to or from any such Borrowing Base Asset in violation of applicable Environmental Laws and (B) whether the use and operation of any such Borrowing Base Asset complies with all applicable Environmental Laws to the extent required by the Loan Documents. Additionally, at any time that the Agent or the Majority Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may be reasonably likely to expose such Person to liability may have occurred, relating to any Borrowing Base Asset, or that any of the Borrowing Base Assets is not in compliance with applicable Environmental Laws to the extent required by the Loan Documents, the Borrower shall promptly upon the request of the Agent obtain and deliver to the Agent such environmental assessments of such Borrowing

Base Asset prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or migrating to or from such Borrowing Base Asset in violation of applicable Environmental Laws and (B) whether the use and operation of such Borrowing Base Asset comply with all applicable Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of such Borrowing Base Asset including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a determination of the compliance of such Borrowing Base Asset and the use and operation thereof with all applicable Environmental Laws. All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.
§8.2Distributions.
(gr)From and after the Second Amendment Date and until the commencement of the Distributions Covenant Commencement Quarter, neither the Borrower nor REIT shall pay any Distribution to their respective owners (other than (i) Preferred Distributions in compliance with the terms and conditions of this Agreement and so long as no Default or Event of Default exists or would result therefrom, (ii) Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent, in each case, in compliance with the terms and conditions of this Agreement, and (iii) Distributions expressly permitted pursuant to the third (3rd) sentence of this §8.7(a)). From and after the commencement of the Distributions Covenant Commencement Quarter, neither Borrower nor REIT shall pay any Distribution (other than any Distribution expressly permitted pursuant to the third (3rd) sentence of this §8.7(a)) to their respective owners to the extent that the aggregate amount of such Distributions paid in any fiscal quarter would exceed the Distributions Limit; provided however, that the period of measurement under this second (2nd) sentence of §8.7(a) shall commence with the Distributions Covenant Commencement Quarter, and until such time as four (4) full fiscal quarters have elapsed after the commencement of the Distributions Covenant Commencement Quarter, the aggregate amount of such permitted Distributions and such Person’s Modified FFO shall be determined by using only the fiscal quarters that have elapsed from and after the Distributions Covenant Commencement Quarter and annualizing such amounts in a manner reasonably acceptable to the Agent, and provided, further, that the limitations contained in this second (2nd) sentence of §8.7(a) shall not preclude the Borrower or REIT from making Distributions in an amount (i) equal to the minimum distributions required under the Code to maintain the REIT Status of REIT and (ii) to avoid the payment of federal or state income or excise tax, in each case, as evidenced by a certification of the principal financial officer or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent; “Distributions Covenant Commencement Quarter” shall mean the first full fiscal quarter commencing after February 10, 2021 that is designated as the Distributions Covenant Commencement Quarter in accordance with the Distribution Trigger Conditions (and provided the Distribution Trigger Conditions shall have been satisfied with respect to such fiscal quarter). Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing or would result therefrom, including an Event of Default related to any financial covenant set forth in this Agreement, (i) the Borrower and REIT may request the Majority Lenders’ consent to a Distribution that is not a Distribution permitted by the immediately preceding sentence, which consent shall be granted or withheld in the sole, but good faith, business judgment of the Majority Lenders, (ii) from and after the commencement of the Distributions Covenant Commencement Quarter, the Borrower and REIT may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue (occurring in under thirty (30) days) of new Equity Interests, (iii)

the Borrower, REIT and each Subsidiary may make payments in lieu of the issuance of fractional shares representing insignificant interests in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of REIT, the Borrower or any Subsidiary, (iv) the Borrower, REIT and each Subsidiary may make non-cash Distributions in connection with the implementation of or pursuant to any retirement, health, stock option and other benefit plans, bonus plans, performance-based incentive plans, and other similar forms of compensation for the benefit of the directors, officers and employees of REIT, the Borrower and the Subsidiaries, (v) from and after the commencement of the Distributions Covenant Commencement Quarter, REIT may, and the Borrower may make Distributions to allow REIT to, make payments for share repurchase programs in connection with the listing of REIT on an exchange, provided that such payments shall be made within ninety (90) days of such listing and shall not exceed $300,000,000.00 in the aggregate (which limit shall not include payments, if any, made pursuant to §8.7(a)(vii) below), (vi) the Borrower or any Guarantor may make any Distribution of non-core assets (or the Equity Interest of any Subsidiary of which the sole assets are non-core assets) acquired as permitted under §§8.3(o) or 8.4 provided that (A) such Distribution shall be made within one year of such acquisition, (B) immediately prior thereto, and immediately thereafter and after giving effect thereto, no Default or Event of Default has occurred or would result therefrom and (C) the Borrower, REIT and their respective Subsidiaries, as applicable, will remain in pro forma compliance with the covenants set forth in §9 after giving effect to such Distribution, (vii) from and after the commencement of the Distributions Covenant Commencement Quarter, REIT may, and the Borrower may make Distributions to allow REIT to, at any time, make payments for share repurchases not to exceed $50,000,000.00 in the aggregate (which limit shall not include payments, if any, made pursuant to §8.7(a)(v) above), so long as, after giving effect to any such payment(s) made pursuant to this §8.7(a)(vii), in each case after such payment(s) are made, (A) the Borrower shall have Unrestricted Cash and Cash Equivalents of at least Thirty Million and No/100 Dollars ($30,000,000.00), and (B) the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage), determined as of the date such payment is made after giving effect thereto, shall not exceed fifty-five percent (55%), provided, that within five (5) Business Days after the making of any payment(s) pursuant to this §8.7(a)(vii), the Borrower shall deliver to the Agent a Compliance Certificate, which Compliance Certificate shall include (in addition to the items included in the form of Compliance Certificate attached as Exhibit I hereto) in reasonable detail computations evidencing compliance with the covenants set forth in clauses (A) and (B) of this §8.7(a)(vii), (viii) in connection with the initial listing of REIT’s common stock on an exchange and continuing thereafter so long as REIT’s common stock is listed on such exchange, the Borrower shall be permitted to issue LTIP Units to Advisor pursuant to an Outperformance Agreement; provided that any further distributions with respect thereto shall be subject to the limits on Distributions set forth in this §8.7, and (ix) the Borrower and REIT shall be permitted to make Distributions to the Special Limited Partner in respect of the Incentive Listing Note consisting of (i) the issuance of operating partnership units of the Borrower or common stock of REIT to the Special Limited Partner upon the conversion of the Incentive Listing Note (other than any Permitted Incentive Listing Note Distribution), and (ii) from and after the commencement of the Distributions Covenant Commencement Quarter, Permitted Incentive Listing Note Distributions which in the aggregate shall not exceed $100,000,000. For purposes of this §8.7(a), Distributions shall not include any Dividend Reinvestment Proceeds. For the avoidance of doubt, this §8.7 shall have no effect for the period commencing on and including April 1, 2020 and ending on and including June 30, 2020.
(gs)If a Default or Event of Default shall have occurred and be continuing, the Borrower shall make no Distributions to its partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of the Borrower, as evidenced by a certification of the principal financial or accounting officer of the Borrower containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(gt)Notwithstanding the foregoing, at any time when an Event of Default under §§12.1(a) or 12.1(b) shall have occurred, an Event of Default as to the Borrower or REIT under §§12.1(g), 12.1(h) or 12.1(i) shall have occurred, or the maturity of the Obligations has been accelerated, neither the Borrower nor REIT shall make any Distributions whatsoever, directly or indirectly.
§8.6Asset Sales. The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of any material asset other than (a) pursuant to a bona fide arm’s length transaction, (b) sales, transfers or other dispositions of obsolete or worn out property, whether now owned or hereafter acquired, (c) as permitted by §8.4, (d) sales, transfers or other dispositions otherwise permitted by the Loan Documents, (e) sales to the Borrower, any Guarantor or (subject to compliance with the terms of this Agreement) any Approved JV, and (f) sales between Subsidiaries of the Borrower that are not Subsidiary Guarantors and do not own, directly or indirectly, any Borrowing Base Assets. In addition, neither the Borrower, the Guarantors nor any respective Subsidiary thereof shall sell, transfer, or otherwise dispose of any assets in a single or a series of related transactions with an aggregate value greater than twenty percent (20%) of the Consolidated Total Asset Value without the prior written approval of the Majority Lenders, provided that the Borrower, Guarantors or any of their Subsidiaries may sell, transfer or otherwise dispose of such assets in an arm’s length transaction, so long as (i) if such asset is a Borrowing Base Asset, then the Borrower shall have complied with §5.4, and (ii) the Borrower and REIT will remain in pro forma compliance with the covenants set forth in §7.20(a), §8 and §9 after giving effect to such transaction.
§8.7Restriction on Prepayment of Indebtedness. The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Default arising from the Borrower’s failure to pay any amounts due under the Loan Documents or any Event of Default, optionally prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the incurrence of Indebtedness which would otherwise be permitted by the terms of §8.1; and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness; or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.
§8.8Zoning and Contract Changes and Compliance. Neither the Borrower, nor any Guarantor, nor any Approved JV shall (a) initiate or consent to any zoning reclassification of any of its Borrowing Base Asset or seek any variance under any existing zoning ordinance or use or permit the use of any Borrowing Base Asset in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation or (b) initiate any change in any laws, requirements of governmental authorities or obligations created by private contracts and Leases which now or hereafter may materially adversely affect the ownership, occupancy, use or operation of any Borrowing Base Asset.
§8.9Derivatives Contracts. Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Hedge Obligations and Derivatives Contracts permitted pursuant to §8.1.
§8.10Transactions with Affiliates. The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including the Borrower or any Guarantor), except (i) transactions in connection with Management Agreements or other property management agreements relating to Real Estate other than the Borrowing Base Assets, (ii) transactions set forth on Schedule 6.14 attached hereto, (iii) transactions in the ordinary course of business pursuant to the reasonable requirements of the business of such Person (including, for the avoidance of doubt, operating leases entered into between or among the Borrower, any Guarantor and any Wholly-Owned Subsidiary of the Borrower or such Guarantor) and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (iv) reasonable and customary fees paid to, and indemnification arrangements with, members of the board of directors (or similar governing body) of any of REIT, the Borrower and their respective Subsidiaries or the issuance of directors’ or nominees’ qualifying shares, (v) compensation and indemnification arrangements for directors (or equivalent), officers and employees of REIT, the Borrower and their respective Subsidiaries, including retirement, health, option and other benefit plans, bonuses, performance-based incentive plans, and other similar forms of compensation, the granting of Equity Interests to the Advisor, directors (or equivalent), officers and employees of REIT, the Borrower, the Advisor and their respective Subsidiaries in connection with the implementation of any such arrangement, and the funding of any such arrangement, (vi) transactions among the Borrower and a Wholly-Owned Subsidiary of the Borrower permitted under §§8.3 and 8.4, and transactions permitted under §8.7, and (vii) the issuance of the Listing Note and the incurrence and payment of the obligations evidenced thereby, in each case, subject to the terms and conditions of §7.22 and §8.7 hereof and the Subordination and Standstill Agreement, and (vii) the implementation and funding of the Outperformance Agreement, including, without limitation, the issuance of the LTIP Units pursuant thereto.
§8.11[Reserved].
§8.12Management and Advisory Fees. The Borrower shall not pay, and shall not permit any Guarantor or any Approved JV to pay, any management fees or other payments under any Management Agreement for any Borrowing Base Asset to the Borrower or to any other manager that is an Affiliate of the Borrower, or any advisory fees or other payments to the Advisor, in the event that a Default or an Event of Default shall have occurred and be continuing; provided, that for the avoidance of doubt, in each case, any such fees or other payments shall continue to accrue.
§8.13Changes to Organizational Documents. The Borrower shall not amend or modify, or permit the amendment or modification of, the articles, bylaws, limited liability company agreements or other formation or organizational documents of the Borrower, any Guarantor or any Approved JV in a manner that would have a material adverse effect on the rights under the Loan Documents of the Agent, the Lenders, the Issuing Lender and/or the Swing Loan Lender, without the prior written consent of the Agent, not to be unreasonably withheld, conditioned or delayed.
§8.14Changes to Distribution Policy. From and after the Closing Date and until the first day of the Distributions Covenant Commencement Quarter, the Borrower shall not, and shall not permit the REIT to, amend or modify the distributions or dividend policy or agreement of the Borrower or REIT with respect to such Person’s common Equity Interests in any manner (including, without limitation, to change the timing, amount per share or frequency of dividend or distribution payments), except to delay the timing of dividend or distribution payments, reduce the amount per share or decrease the frequency of such payments (provided, in the event of any such modification by Borrower and/or REIT, such Person shall be permitted to subsequently modify the applicable the distributions or dividend policy or agreement to revert or restore (in whole or in part) the original timing, amount and/or frequency, provided in no event shall any such subsequent modification result in a greater amount per share and/or earlier or more frequent distributions or dividends than the policy or agreement in effect as of the Closing Date). For the avoidance of doubt, this §8.16 shall not prohibit or restrict the issuance of common Equity Interests of the Borrower or REIT. This §8.16 shall not restrict Dividend Reinvestment Proceeds.
§9.FINANCIAL COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:
§9.1Borrowing Base Availability. The Borrower shall not at any time permit the outstanding principal balance of the Revolving Credit Loans, Swing Loans and the Letter of Credit Liabilities to be greater than the Borrowing Base Availability; provided, however, that upon a violation of this §9.1 by the Borrower, no Event of Default shall exist hereunder in the event the Borrower cures such Default within five (5) Business Days of the occurrence of such event.
§9.2Consolidated Total Indebtedness to Consolidated Total Asset Value. From and after the fiscal quarter commencing on July 1, 2020, the Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage) to exceed (a) for the period commencing on July 1, 2020 and ending on June 30, 2021, sixty-seven and one-half percent (67.5%), and (b) for the period commencing on July 1, 2021 and continuing thereafter, sixty-five percent (65%); provided, however, notwithstanding the foregoing, that from and after the Distributions Covenant Commencement Quarter, the Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value (expressed as a percentage) to exceed sixty-two and one-half percent (62.5%). For the avoidance of doubt, the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value shall not be tested for the fiscal quarter commencing on April 1, 2020 and ending on June 30, 2020; provided, however, Borrower shall be required to report said ratio for such fiscal quarter in the Compliance Certificate delivered with respect to such fiscal quarter pursuant to §7.4(c).
§9.3Adjusted Consolidated EBITDA to Consolidated Fixed Charges. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges for the most recently ended four (4) fiscal quarters to be less than (a) for the period commencing on April 1, 2022 and ending on June 30, 2023, 1.20 to 1.00, (b) for the period commencing on July 1, 2023 and ending on December 31, 2023, 1.35 to 1.00, and (c) for the period commencing on January 1, 2024 and continuing thereafter, 1.45:1.00; provided, however, notwithstanding the foregoing, from and after the Distributions Covenant Commencement Quarter, the Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA to Consolidated Fixed Charges for the most recently ended four (4) fiscal quarters to be less than 1.50 to 1.00.
§9.4Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $1,188,928.00, plus (ii) seventy-five percent (75%) of the sum of any additional Net Offering Proceeds after the Closing Date.
§9.5Adjusted Consolidated EBITDA to Consolidated Debt Service. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA to Consolidated Debt Service for the most recently ended four (4) fiscal quarters to be less than (a) for the period commencing on April 1, 2022 and ending on June 30, 2023, 1.50 to 1.00, (b) for the period commencing on July 1, 2023 and ending on December 31, 2023, 1.65 to 1.00, and (c) for the period commencing on January 1, 2024 and continuing thereafter, 1.75:1.00; provided, however, notwithstanding the foregoing, from and after the Distributions Covenant Commencement Quarter, the covenant set forth in this §9.5 shall no longer apply.

§9.6Recourse Indebtedness. The Borrower shall not, and shall not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Recourse Indebtedness (excluding the Obligations); provided, however, commencing on the first (1st) day of the Distributions Covenant Commencement Quarter and continuing thereafter, subject to the terms of §8.1, the Borrower may, and may permit REIT or their respective Subsidiaries (other than Subsidiary Guarantors or Approved JVs which directly or indirectly own or lease a Borrowing Base Asset) to, create, incur, assume or be or remain liable, contingently or otherwise, with respect to any Recourse Indebtedness so long as the aggregate amount of such Recourse Indebtedness (excluding the Obligations) does not exceed twenty percent (20%) of Consolidated Total Asset Value.
§9.7Minimum Liquidity. From and after the First Amendment Date, the Borrower shall at all times maintain Liquidity of not less than Fifty Million and No/100 Dollars ($50,000,000.00).
§10.CLOSING CONDITIONS.
The obligation of the Lenders to make the Loans or issue the Letter(s) of Credit shall be subject to the satisfaction of the following conditions precedent:
§10.1Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document, except that each Revolving Credit Lender shall have received the fully-executed original of its Revolving Credit Note and each Term Loan Lender shall have received the fully-executed original of its Term Loan Note.
§10.2Certified Copies of Organizational Documents. The Agent shall have received from the Borrower, each Guarantor and each Approved JV (if any) a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and (with respect to any Guarantor or any Approved JV that owns a Borrowing Base Asset) in which such Borrowing Base Asset is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor and Approved JV (if any), as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.
§10.3Resolutions. All action on the part of the Borrower, each Guarantor and each Approved JV (if any), as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.
§10.4Incumbency Certificate; Authorized Signers. The Agent shall have received from the Borrower, each Guarantor and each Approved JV (if any) an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of the Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.

§10.5Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower, each Guarantor and each Approved JV (if any), in form and substance reasonably satisfactory to the Agent.
§10.6Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.
§10.7Performance; No Default. The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.
§10.8Representations and Warranties. The representations and warranties made by the Borrower, each Guarantor and any Approved JV in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors, the Approved JVs and their respective Subsidiaries in connection therewith shall be true and correct in all material respects on the Closing Date (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualifier contained therein).
§10.9Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.
§10.10Eligible Real Estate Qualification Documents. The Eligible Real Estate Qualification Documents for each Eligible Real Estate that is a Borrowing Base Asset as of the Closing Date shall have been delivered to the Agent at the Borrower’s expense and shall be in form and substance reasonably satisfactory to the Agent (which for the purposes hereof may include Borrowing Base Qualification Documents delivered pursuant to the Existing Credit Agreement).
§10.11Borrower Certifications. The Agent shall have received a Compliance Certificate and a Borrowing Base Certificate, each dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which the Borrower has provided financial statements under §6.4.
§10.12Organizational Chart. The Agent shall have received a certified organizational chart, in form reasonably acceptable to the Agent, for (i) REIT and its Subsidiaries (provided that such organizational chart will not need to detail investors in REIT unless such investors own, directly or indirectly, more than twenty-five percent (25%) of REIT), and (ii) Advisor and its Subsidiaries.
§10.13Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.
§10.14Omnibus Amendment. The Agent shall have received an executed counterpart of the Omnibus Amendment.

§10.15KYC. The Borrower, each Guarantor and each Approved JV (if any) shall have provided to the Agent and the Lenders the documentation and other information requested by the Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions Laws and Regulations, the United States Foreign Corrupt Practices Act and other Applicable Law, and if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, the Borrower shall have provided to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) a Beneficial Ownership Certification for the Borrower; in each case delivered at least five (5) Business Days prior to the Closing Date.
§10.16Exiting Lenders. (A) Each Person that is a “Lender” under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement shall have executed this Agreement on the Closing Date as a Lender or an Exiting Lender, and (B) the aggregate unpaid principal amount of “Revolving Credit Loans” (under, and as defined in, the Existing Credit Agreement) made by the Exiting Lenders, together with all interest, fees and other amounts, if any, payable to the Exiting Lenders thereunder as of the Closing Date, shall be repaid in full (which repayment may be from the proceeds of Loans made by the Lenders hereunder).
§10.17Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.
§11.CONDITIONS TO ALL BORROWINGS.
The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
§11.1Reserved.
§11.2Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.
§11.3Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.7, or a fully completed Letter of Credit Request required by §2.10, as applicable.
§12.EVENTS OF DEFAULT; ACCELERATION; ETC.
§12.1Events of Default and Acceleration. If any of the following events (subject to §12.2, “Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
(gu)the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether by mandatory prepayment, at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(gv)the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether by mandatory prepayment, at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
(gw)the Borrower shall fail to perform any term, covenant or agreement contained in §9;
(gx)any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subsections or clauses of this §12 or in the other Loan Documents);
(gy)any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;
(gz)the Borrower, any Guarantor or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, purchase, termination or other settlement thereof; provided, however, that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in this §12.l(f), involves (i) any Recourse Indebtedness singly or in the aggregate totaling in excess of $25,000,000 (provided, that solely for the purposes of this §12(f), Recourse Indebtedness shall include the Borrower’s obligations under the Incentive Listing Note), or (ii) obligations for Non-Recourse Indebtedness singly or in the aggregate totaling in excess of $100,000,000.00;
(ha)any of the Borrower, the Guarantors, or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, monitor, receiver, receiver-manager, or similar official for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any Insolvency Law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing; provided that the events described in this §12.1(g) as to any Subsidiary of the Borrower that is not a Guarantor or an Approved JV shall not constitute an Event of Default unless the value of the assets of any such Subsidiary or Subsidiaries that is not a Guarantor or an Approved JV (calculated, to the extent applicable, consistent with the calculation of Consolidated Total Asset Value) subject to an event or events described in §12.1(g), 12.1(h) or 12.1(i) individually exceeds $5,000,000.00 (or, if the Consolidated Tangible Net Worth equals or exceeds $750,000,000.00, $15,000,000.00) or in the aggregate exceeds $10,000,000.00 (or, if the Consolidated Tangible Net Worth equals or exceeds $750,000,000.00, $30,000,000.00);

(hb)a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator, monitor, receiver, receiver-manager, or similar official of any of the Borrower, the Guarantors, or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any Insolvency Law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof; provided that the events described in this §12.1(h) as to any Subsidiary of the Borrower that is not a Guarantor or an Approved JV shall not constitute an Event of Default unless the value of the assets of any such Subsidiary or Subsidiaries that is not a Guarantor or an Approved JV (calculated, to the extent applicable, consistent with the calculation of Consolidated Total Asset Value) subject to an event or events described in §12.1(g), 12.1(h) or 12.1(i) individually exceeds $5,000,000.00 (or if the Consolidated Tangible Net Worth equals or exceeds $750,000,000.00, $15,000,000.00) or in the aggregate exceeds $10,000,000.00 (or, if the Consolidated Tangible Net Worth equals or exceeds $750,000,000.00, $30,000,000.00);
(hc)a decree or order is entered appointing a trustee, custodian, liquidator, receiver, monitor, receiver-manager, or similar official for any of the Borrower, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under any Insolvency Law; provided that the events described in this §12.1(i) as to any Subsidiary of the Borrower that is not a Guarantor or an Approved JV shall not constitute an Event of Default unless the value of the assets of any such Subsidiary or Subsidiaries that is not a Guarantor or an Approved JV (calculated, to the extent applicable, consistent with the calculation of Consolidated Total Asset Value) subject to an event or events described in §12.1(g), 12.1(h) or 12.1(i) individually exceeds $5,000,000.00 (or, if the Consolidated Tangible Net Worth equals or exceeds $750,000,000.00, $15,000,000.00) or in the aggregate exceeds $10,000,000.00 (or, if the Consolidated Tangible Net Worth equals or exceeds $750,000,000.00, $30,000,000.00);
(hd)there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, one (1) or more uninsured or unbonded final judgments against the Borrower, any Guarantor or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $35,000,000.00 per occurrence or during any twelve (12) month period;
(he)any of the Loan Documents or the Contribution Agreement shall be disavowed, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to disavow, cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement, or to contest or challenge the validity or enforceability of any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower, any of the Guarantors or any of the Approved JVs, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;
(hf)any default, material misrepresentation or breach of warranty in the Subordination and Standstill Agreement by the Borrower or the Special Limited Partner;
(hg)with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $35,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;
(hh)[reserved];
(hi)any Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document;
(hj)[reserved];
(hk)[reserved];
(hl)REIT shall fail to comply at any time with all requirements and Applicable Laws necessary to maintain REIT Status and shall continue to receive REIT Status;
(hm)REIT shall fail to comply, in any material respect, with any SEC reporting requirements;
(hn)any Change of Control shall occur; or
(ho)an Event of Default under any of the other Loan Documents shall occur;
then, and in any such event, the Agent may, and, upon the request of the Majority Lenders, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event any Event of Default specified in §§12.1(g), 12.1(h) or 12.1(i) shall occur with respect to the Borrower, REIT, any Subsidiary Guarantor or any Approved JV, all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent, the Borrower hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration. Upon demand by the Agent or the Required Revolving Credit Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the Revolving Credit Lenders will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such Revolving Credit Loan will be pledged to and held by the Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. In the alternative, if demanded by the Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, the Borrower will deposit into the Collateral Account and pledge to the Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by the Agent for the benefit of the Revolving Credit Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. Upon any draws under Letters of Credit, at the Agent’s sole discretion, the Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations and Hedge Obligations and the Revolving Credit Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.
§12.2Certain Cure Periods; Limitation of Cure Periods.
(hp)Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due (or, with respect to any payments other than interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees due under the Loan Documents, within five (5) Business Days after written notice thereof shall have been given to the Borrower by the Agent), provided, however, that the Borrower shall not be entitled to receive more than two (2) grace or cure periods in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further, that no such cure period shall apply to any payments due upon the maturity of the Notes, (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to comply with §§7.4(c), 7.12, 7.15, 7.18, 7.19, 7.20, 8.1, 8.2, 8.4, 8.7, or 8.8 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents, (iii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(s) in the event that the Borrower cures (or causes to be cured) such failure within thirty (30) days of becoming aware of such failure; and (iv) no Default or Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(c) in the event that the Borrower cures (or causes to be cured) such failure within five (5) Business Days following receipt of written notice of such failure, provided that (A) the provisions of this clause (iv) shall not pertain to defaults consisting of a failure to comply with §§9.3, 9.4 or 9.6, and (B) upon the Agent becoming aware of any such failure which the Borrower is permitted to cure pursuant to this clause (iv), and during the existence thereof, notwithstanding anything to the contrary contained in this Agreement, the Agent and the Lenders shall have no obligation hereunder to make any Loans or issue any Letters of Credit, or to permit or consent to (1) any Commitment Increase pursuant to §2.11, (2) any extension of the Revolving Credit Maturity Date pursuant to §2.12, or (3) any release of a Borrowing Base Asset or a Guarantor pursuant to §5.4. In the event that any Borrowing Base Asset shall fail to satisfy the requirements set forth in §§7.20(a)(i)-(v), (viii), (xi) and (xii), and such Real Estate asset has not otherwise been included in the calculation of the Borrowing Base Availability pursuant to §7.20(b) notwithstanding such particular non-compliance, such failure shall not constitute a Default or Event of Default if such Borrowing Base Asset is removed from the calculation of the Borrowing Base Availability pursuant to §7.20(d).
(hq)In the event that there shall occur any Default that affects only certain Borrowing Base Assets or the owner(s) thereof, then the Borrower may elect to cure such Default (so long as no other Default or Event of Default would arise as a result) by electing to have the Agent remove such Borrowing Base Assets from the calculation of the Borrowing Base Availability and, to the extent required hereunder in connection with such removal, by reducing the outstanding Loans and Letters of Credit so that no Default exists under this Agreement, in which event such removal and reduction shall be completed within ten (10) Business Days after receipt of notice of such Default from the Agent or the Majority Lenders; provided, however, that in the event such Default occurs as a result of a representation or warranty under §6.32 being false (without regard to any knowledge qualifier) in any material respect with respect to an Operator not affiliated with the Borrower, such removal and, if applicable, reduction shall be completed within thirty (30) days after receipt of notice of such Default from the Agent or the Majority Lenders.
§12.1Termination of Commitments. If any one or more Events of Default specified in §12.1(g), 12.1(h), or 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Revolving Credit Lenders, shall, by notice to the Borrower terminate the obligation to make Revolving Credit Loans to and issue Letters of Credit for the Borrower. No termination under this §12.3 shall relieve the Borrower, the Guarantors or the Approved JVs of their obligations to the Lenders arising under this Agreement or the other Loan Documents.
§12.2Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent, on behalf of the Lenders may, and upon the direction of the Majority Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If the Borrower, any Guarantor or any Approved JV fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within thirty (30) days after demand bear interest at the Default Rate. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.
§12.3Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the Collateral or other assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:
(hr)First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent to protect or preserve the Collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;
(hs)Second, to all other Obligations and Hedge Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy or other proceeding under any Insolvency Law) in such order or preference as the Majority Lenders shall determine; provided, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2, (iii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13, and (iv) except as otherwise provided in clause (iii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses and Hedge Obligations (but excluding the Swing Loans) shall be made among the Lenders and Lender Hedge Providers, pro rata, and as between the Revolving Credit Loans and Term Loans pro rata; and provided, further that the Majority Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and
(ht)Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.
§12.3Collateral Account.
(hu)As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations and Hedge Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this §12.6.
(hv)Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.
(hw)If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If a Swing Loan is not refinanced as a Revolving Credit Loan as provided in §2.5, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.
(hx)If an Event of Default exists, the Required Revolving Credit Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with §12.5.

(hy)So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Liabilities and Swing Loans of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities and Swing Loans at such time.
(hz)The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein. The Borrower authorizes the Agent to file such financing statements as the Agent may reasonably require in order to perfect the Agent’s security interest in the Collateral Account, and the Borrower shall promptly upon demand execute and deliver to the Agent such other documents as the Agent may reasonably request to evidence its security interest in the Collateral Account.
§13.SETOFF.
Regardless of the adequacy of any Collateral, during the continuance of any Event of Default under §12.1(a) or §12.1(b), including in connection with any acceleration of the Obligations, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of the Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from the Borrower or a Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) such Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
§14.THE AGENT.
§14.1Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. The Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.
§14.2Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable and documented fees and out-of-pocket expenses of any such Persons shall be paid by the Borrower.
§14.3No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) any action taken or not taken by the Agent with the consent or at the request of the Majority Lenders, the Required Revolving Credit Lenders or the Required Term Loan Lenders, as applicable. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.
§14.4No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors, the Approved JVs or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors, the Approved JVs or any of their respective Subsidiaries, or the value of the Collateral or any other assets of the Borrower, any Guarantor, any Approved JV or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. The Agent’s Special Counsel has only represented the Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between the Agent’s Special Counsel and the Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents and the granting and perfecting of liens in the Collateral.
§14.5Payments.
(ia)A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one (1) Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).
(ib)If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this §14.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, the Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.
§14.6Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
§14.7Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower and the Guarantors as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8The Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.
§14.9Resignation. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower. Any such resignation may at the Agent’s option also constitute the Agent’s resignation as the Issuing Lender and the Swing Loan Lender. Upon any such resignation, the Majority Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been appointed and shall have accepted such appointment within ten (10) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Upon the acceptance of any appointment as the Agent and, if applicable, the Issuing Lender and the Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as the Agent and, if applicable, the Issuing Lender and the Swing Loan Lender. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent, the Issuing Lender and the Swing Loan Lender. If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.
§14.10Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if the Agent reasonably determines payment is in the best interest of all the Lenders, the Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and the Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the

Agent by the Borrower or the Guarantors or out of the Collateral within such period. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.
§14.11Bankruptcy. In the event a bankruptcy or other proceeding under any Insolvency Law is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless the Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that the Agent file such proof of claim.
§14.12Reliance by the Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent (or Issuing Lender, as applicable) may presume that such condition is satisfactory to such Lender unless the Agent (or Issuing Lender, as applicable) shall have received notice to the contrary from such Lender prior to the making of such Loan or issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower, and/or the Guarantors and/or the Approved JVs), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
§14.13Approvals. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders, the Majority Lenders, the Required Revolving Credit Lenders or the Required Term Loan Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action from the Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of the Agent, such Lender shall in such notice to the Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by the Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. The Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless the Agent and such other Lenders have otherwise been notified in writing.

§14.14The Borrower Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower, any Guarantor or any Approved JV, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower.
§14.15Reliance on Hedge Provider. For purposes of applying payments received in accordance with §§12.1, 12.5, 12.6 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.
§14.16Subordination and Standstill Agreement. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to enter into the Subordination and Standstill Agreement and any other subordination or intercreditor agreement on its behalf and to take such action on its behalf under the provisions of any such agreement. Each Lender further agrees to be bound by the terms and conditions of the Subordination and Standstill Agreement and any other subordination or intercreditor agreement. Each Lender hereby authorizes and directs the Agent to issue blockage notices at the direction of the Agent or the Majority Lenders.
§14.17Erroneous Payments.
(ic)If the Agent (x) notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this §14.17(a) and held in trust for the benefit of the Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(id)Without limiting immediately preceding clause (a), each Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(xxxvi)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(xxxvii)such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this §14.17(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this §14.17(b) shall not have any effect on a Payment Recipient’s obligations pursuant to §14.17(a) or on whether or not an Erroneous Payment has been made.
(ie)Each Lender or Issuing Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Issuing Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).
(if)(i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference pursuant to an approved electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consent required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to §18.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.
(ig)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or an Issuing Lender, to the rights and interests of such Lender or Issuing Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that, the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that this §14.17(e) shall not be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any Guarantor for the purpose of making such Erroneous Payment.
(ih)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive,

any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(ii)Each party’s obligations, agreements and waivers under this §14.17 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
§15.EXPENSES.
The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes, (c) the reasonable fees, expenses and disbursements of a single counsel to the Agent and Arrangers and a single local counsel per jurisdiction to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable and documented out-of-pocket fees, costs, expenses and disbursements of the Agent and the Arrangers incurred in connection with the syndication and/or participation (by KeyBank) of the Loans, (e) all other reasonable and documented out of pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, the addition or substitution of additional Collateral, the review of Leases and related documents, the release of any Guarantors or Collateral, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in clause (d) above), (f) all out-of-pocket expenses (including reasonable attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by the Agent) incurred by any Lender or the Agent in connection with (i) a failure of the Borrower or any “Company” (as defined in the Assignment of Interests) to perform or observe any of the provisions of the Assignment of Interest, (ii) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower, the Guarantors or the Approved JVs or the administration thereof after the occurrence of a Default or Event of Default and (iii) any litigation, proceeding or dispute arising under the Loan Documents, provided, that, in connection with the attorney’s fees and costs payable by the Borrower under this clause (f), the Borrower shall only be obligated to pay for the reasonable attorney’s fees and costs of a counsel to the Agent (which at the Agent’s discretion may include any local counsel or any other counsel to the Agent which the Agent may retain) and a single law firm for the Lenders taken as a whole (provided that in the event of a conflict of interest with respect to counsel for the Lenders, the Borrower shall also pay the reasonable fees and costs of an additional single law firm for such Lenders), (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns or title searches, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.INDEMNIFICATION.
The Borrower agrees to indemnify and hold harmless the Agent, the Lenders and each Arranger and each director, officer, employee, agent, attorney and Affiliate thereof and Person who controls the Agent, or any Lender or any Arranger against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of, resulting from or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Borrowing Base Assets, any other Real Estate or the Loans, (b) any condition of the Borrowing Base Assets or other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, servicemark or similar right of the Borrower, any Guarantor or any of their respective Subsidiaries, (e) the Borrower, Guarantors and Approved JVs entering into or performing this Agreement or any of the other Loan Documents, as applicable, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Borrowing Base Assets or any other Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any applicable Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, but subject to the succeeding sentence, the reasonable and documented out-of-pocket fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding, and (i) any enforcement of the Assignment of Interests or acts taken or omitted to be taken by the Agent or the Lenders thereunder or in connection therewith; provided, however, that the Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel (and, to the extent reasonably necessary in the case of an actual or perceived conflict of interest, one additional counsel) and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable and documented out-of-pocket fees and expenses of such counsel. No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under Applicable Law. The provisions of this §16 shall survive the repayment of the Loans, the return of the Letters of Credit and the termination of the obligations of the Lenders hereunder.
This §16 shall not apply with respect to Taxes other than any Taxes that represent claims, losses, damages, etc. arising from any non-Tax claim.
§17.SURVIVAL OF COVENANTS, ETC.
All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and issuance of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents (other than any indemnification obligations which survive the termination of this Agreement and/or the full repayment of the Loans and any other amounts due under this Agreement or the other Loan Documents) remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Borrower provided herein and in the other Loan Documents and the Borrower’s obligations under §§4.7, 4.8 and 4.9 shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.
§18.ASSIGNMENT AND PARTICIPATION.
§18.1Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities (but not to any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if the Borrower does not respond to any such request for consent within ten (10) Business Days, the Borrower shall be deemed to have consented (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Revolving Credit Commitment in the event an interest in the Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans and the Term Loan Commitment, if any, in the event an interest in the Term Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an assignment and acceptance agreement in the form of Exhibit J attached hereto (an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (d) in no event shall any assignment be to any natural person or any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee of a portion of the Revolving Credit Loans shall have a net worth or unfunded commitment as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower), (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower and (g) if such assignment is less than the assigning Lender’s entire Commitment, the assigning Lender shall retain an interest in the Loans of not less than $5,000,000.00 (unless otherwise approved by the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower). Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder (including the obligations in Section 4.3(g)), (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Notwithstanding the foregoing, if a Default exists hereunder, no assignment pursuant to this §18.1 shall be to another real estate investment trust which owns and/or operates healthcare facilities and could reasonably be considered a competitor of the Borrower or any Affiliate thereof (a “Competitor REIT”); provided, however, that the foregoing restriction shall not apply if an Event of Default has occurred and is continuing.
§18.2Register. The Agent, acting for this purpose as a non-fiduciary agent for the Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender (including, but not limited to, an assignment by a Lender to another Lender) agrees to pay to the Agent a registration fee in the sum of $3,500.00.
§18.3New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from the Agent, the Borrower, at the applicable assignee’s own expense, shall execute and deliver to the Agent, in exchange for each surrendered original Note (or an indemnity agreement, as provided in §31), a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such

Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered original Notes shall be canceled and returned to the Borrower (or the Borrower shall receive an indemnity agreement, as provided in §31).
§18.4Participations. Each Lender may, without the consent of the Agent or the Borrower, sell participations to one or more Lenders or other entities (but not to any natural person) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §§4.3, 4.7, 4.8, 4.9 and 13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all Applicable Laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender and, provided that no Event of Default has occurred or is continuing, shall not be a Competitor REIT; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Revolving Credit Maturity Date pursuant to §2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor or any material Collateral (except as otherwise permitted under this Agreement). Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
§18.5Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341, any other central bank having jurisdiction over such Lender, or to such other Person as the Agent may approve to secure obligations of such Lender. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
§18.6No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement or the Loan Documents without the prior written consent of each of the Lenders.

§18.7Disclosure. The Borrower and the Guarantors each agree to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrower and the Guarantors each agree that any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder in accordance with standard banking practices (provided such Persons are advised of the provisions of this §18.7). The Agent and each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Borrower or any Guarantor that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, the Agent and/or a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of the Agent or such Lender (provided that such Persons who are not employees of the Agent or such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by Applicable Law or court order, the Agent or the applicable Lender, as the case may be, shall notify the Borrower of any request by any Governmental Authority or representative thereof prior to disclosure by the Agent or such Lender (other than any such request in connection with any examination or oversight of such Lender by such Governmental Authority or other requests by regulators that are not part of an examination) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). Notwithstanding the foregoing, neither the Agent nor any Lender shall disclose such non-public information to a Competitor REIT in connection with any such proposed assignment or participation unless an Event of Default has occurred and is continuing or the Borrower has consented to such disclosure (or is deemed to have consented pursuant to §18.1). In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender or the Agent, or prior to the delivery to the Agent or such Lender, as the case may be, is within the possession of the Agent or such Lender if such information is not known by the Agent or such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, is or becomes available to the Agent, any Lender or any of their Affiliates on a non-confidential basis, or is disclosed with the prior approval of the Borrower or the Guarantors. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.
§18.8Mandatory Assignment. In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of all of the Lenders or all of the Lenders directly affected thereby or another group of requisite Lenders and is approved by the Majority Lenders, but is either (x) expressly disapproved by one or more of the Lenders, or (y) any such Lender fails to respond to such request within thirty (30) days after the Agent provides notice to such Lender (which notice shall be delivered by the Agent promptly upon request by the Borrower thereof) that such Lender shall be subject to the Non-Consenting Lender provisions of this §18.8 if it fails to respond to such request within such thirty (30) day period (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval, or such failure to respond within the thirty (30) day period prescribed in clause (y) above, by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Loans and Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Loans and Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Loans and Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Loans and Commitment. Upon any such purchase of the Loans and Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by the Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Lender’s original Note. If such Non-Consenting Lender does not execute and deliver to the Agent a duly completed Assignment and Acceptance Agreement and/or such other documentation reasonably requested by the Agent to surrender and transfer such interest to the purchaser or assignee thereof within a period of time deemed reasonable by the Agent after the later of (i) the date on which such purchaser or assignee executes and delivers such Assignment and Acceptance Agreement and/or such other documentation and (ii) the date on which the Non-Consenting Lender receives all payments required to be paid to it by this §18.8, then such Non-Consenting Lender shall, to the extent permissible by Applicable Law, be deemed to have executed and delivered such Assignment and Acceptance Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance Agreement and/or such other documentation on behalf of such Non-Consenting Lender. Notwithstanding anything in this §18.8 to the contrary, any Lender or other Lender assignee acquiring some or all of the assigned Loans and Commitment of the Non-Consenting Lender must consent to the proposed amendment, modification or waiver. The purchase price for the Non-Consenting Lender’s Loans and Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Loans and Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).
§18.9Amendments to Loan Documents. Upon any such assignment, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment.
§18.10Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§19.NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.
(ij)Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy, and addressed as follows:
If to the Agent or KeyBank:

KeyBank National Association
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attn: Real Estate Capital Services
Telecopy No.: (216) 813-6935
With a copy to:
KeyBank National Association
4211 West Boy Scout Boulevard, Suite 570
Tampa, Florida
Attn: Peter Trazzera
Telecopy No.:
and

Dentons US LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia 30308
Attn: Suneet Sidhu, Esq.
Telecopy No.: (404) 527-4198
If to the Borrower:

Healthcare Trust Operating Partnership, L.P.
650 Fifth Avenue
30th Floor
New York, NY 10019
Attn: Michael R. Anderson
Telecopy No.: (212) 421-5799
With a copy to:

Healthcare Trust Operating Partnership, L.P.
650 Fifth Avenue
30th Floor
New York, NY 10019
Attn: Chief Financial Officer
Telecopy No.: (212) 421-5799

to any other Lender which is a party hereto, at the address for such Lender set forth on Schedule 1.1 attached hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy (if permitted hereunder), upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or the Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
(ik)Loan Documents and notices under the Loan Documents may, with the Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, Approved JVs, the Agent and Lenders. The Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.
(il)Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent (it being understood and agreed that the Agent has approved communications of the information described in §§7.4(a) and (b) being provided at http://healthcaretrustinc.com/), provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to §2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
§20.RELATIONSHIP.
Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and the Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.
§21.GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.
THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5- 1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN). THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (a) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER IN THE MANNER PROVIDED FOR NOTICES IN §19. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY GUARANTOR, ANY APPROVED JV OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER IN THE MANNER PROVIDED FOR NOTICES IN §19.
§22.HEADINGS.
The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§23.COUNTERPARTS.
This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§24.ENTIRE AGREEMENT, ETC.
This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §4.16, §18.9 and §27.
§25.WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.
EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.
§26.DEALINGS WITH THE BORROWER AND THE GUARANTORS.
The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lenders hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. The Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which the Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information described in §18.7 obtained from the Borrower by virtue of the transactions contemplated hereby or its other relationships with the Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies. The Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to the Borrower, confidential information obtained from other companies. The Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Borrower and its Affiliates.

§27.CONSENTS, AMENDMENTS, WAIVERS, ETC.
Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower, the Guarantors and/or the Approved JVs of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders; provided, however, that the Agreement Regarding Fees may be amended or otherwise modified, or rights or privileges thereunder waived, in a writing executed by the parties thereto only. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby: (a) a reduction in the rate of interest on the Notes; provided, however, that (A) only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to retract the imposition of interest at the Default Rate, (B) only the consent of the Majority Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable based on such financial covenant; and (C) in circumstances other than as described in the preceding clauses (A) and (B), (1) only the consent of the Term Loan Lenders shall be necessary to reduce the rate of interest, including the Applicable Margin, on the Term Loans and the Term Loan Notes and (2) only the consent of the Revolving Credit Lenders shall be necessary to reduce the rate of interest, including the Applicable Margin, on the Revolving Credit Loans and the Revolving Credit Notes; (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.11 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than a reduction or waiver of default interest) or fee payable under the Loan Documents; provided that only the consent of the Term Loan Lenders or the Revolving Credit Lenders, as the case may be, shall be necessary for any such amendment or waiver that on its face only applies to the Term Loans or the Revolving Credit Loans and Revolving Credit Commitments, respectively; (d) a change in the amount of any fee payable to a Lender hereunder; provided that only the consent of the Revolving Credit Lenders shall be necessary for any such amendment or waiver of the fees described in §2.3; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; provided that only the consent of the Term Loan Lenders or the Revolving Credit Lenders, as the case may be, shall be necessary for any such postponement that on its face only applies to the Term Loans or the Revolving Credit Loans and Revolving Credit Commitments, respectively; (f) an extension of the Term Loan Maturity Date or Revolving Credit Maturity Date (except as provided in §2.12); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower, any Guarantor or any material Collateral except as otherwise provided in this Agreement; (i) an amendment of the definition of Majority Lenders, Required Revolving Credit Lenders, Required Term Loan Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Revolving Credit Lender to fund a pro rata share of a request for an advance of the Revolving Credit Loan made by the Borrower other than based on its Revolving Credit Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders, the Majority Lenders, the Required Revolving Credit Lenders or the Required Term Loan Lenders to require a lesser number of Lenders to approve such action. The provisions of §14 may not be amended without the written consent of the Agent. Any provision of this Agreement or the Loan Documents which requires the approval of all of the Revolving Credit Lenders or the Required Revolving Credit Lenders may not be amended or waived to require a lesser number of Revolving Credit Lenders to approve such action without the written consent of all of the Revolving Credit Lenders. Any provision of this Agreement or the Loan Documents which requires the approval of all of the Term Loan Lenders or the Required Term Loan Lenders may

not be amended or waived to require a lesser number of Term Loan Lenders to approve such action without the written consent of all of the Term Loan Lenders. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. There shall be no amendment, modification or waiver of any provision in the Loan Documents which results in a modification of the conditions to funding with respect to the Revolving Credit Commitment or the Term Loan Commitment without the written consent of the Required Revolving Credit Lenders or the Required Term Loan Lenders, respectively, nor any amendment, modification or waiver that disproportionately affects the Revolving Credit Lenders or the Term Loan Lenders without the approval of the Required Revolving Credit Lenders or the Required Term Loan Lenders, respectively. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower, the Guarantors or any Approved JV shall entitle the Borrower, any Guarantor or any Approved JV to other or further notice or demand in similar or other circumstances.
§28.SEVERABILITY.
The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
§29.TIME OF THE ESSENCE.
Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower, the Guarantors and the Approved JVs under this Agreement and the other Loan Documents.
§30.NO UNWRITTEN AGREEMENTS.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.
§31.REPLACEMENT NOTES.
Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower and the Borrower’s counsel or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note. All reasonable costs and expenses incurred by the Borrower in connection with the foregoing, including reasonable attorneys’ fees, shall be paid by the Lender that requested the replacement Note.
§32.NO THIRD PARTIES BENEFITED.
This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Arrangers and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any the construction by the Borrower, the Guarantors or any of their respective Subsidiaries of any development or the absence therefrom of defects.
§33.PATRIOT ACT.
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the Patriot Act.
§34.ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;

    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
§35.WAIVER OF CLAIMS.
Borrower for itself and the Guarantors acknowledges, represents and agrees that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the “Loan Documents” (as defined in the Existing Credit Agreement and this Agreement), the administration or funding of the “Loans” or the “Letters of Credit” (as such terms are defined in the Existing Credit Agreement and this Agreement), or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender (whether under the Existing Credit Agreement, this Agreement or any of such “Loan Documents”), and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.
§36.CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT.
Pursuant to §27 of the Existing Credit Agreement, KeyBank as the Agent under the Existing Credit Agreement and each Lender hereby consents to the amendment and restatement of the Existing Credit Agreement pursuant to the terms of this Agreement and the amendment or amendment and restatement of the other “Loan Documents” (as defined in the Existing Credit Agreement), and by execution hereof the Lenders authorize the Agent to enter into such agreements. On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement, except as specifically set forth herein, shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that this Agreement does not constitute a novation or termination of the “Obligations” under the Existing Credit Agreement, which remain outstanding as of the Closing Date. All interest and fees accrued and unpaid under the Existing Credit Agreement as of the date of this Agreement shall be due and payable in the amount determined pursuant to the Existing Credit Agreement for periods prior to the Closing Date on the next payment date for such interest or fee set forth in this Agreement.
§37.ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
§38.ELECTRONIC SIGNATURES. Without limiting the provisions set forth in §19(b), delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement of such other Loan Document for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement and the other Loan Documents to which it is a party through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of the Borrower or Guarantors, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.
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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.
BORROWER:
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

[Signatures continued on next page.]

First Amended and Restated Senior Secured Credit Agreement

AGENT AND LENDERS:
KEYBANK NATIONAL ASSOCIATION, individually as a Lender and as the Agent
By:
Name:
Title:
BMO HARRIS BANK N.A., as a Lender
By:
Name:
Title:
CITIZENS BANK, N.A., as a Lender
By:
Name:
Title:
COMPASS BANK, as a Lender
By:
Name:
Title:
CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:
[Signatures Continued on Next Page.]

COMERICA BANK, as a Lender
First Amended and Restated Senior Secured Credit Agreement

By:
Name:
Title:

SYNOVUS BANK, as a Lender
By:
Name:
Title:

FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as a Lender
By:
Name:
Title:

EXITING LENDER

The lender executing below (the “Exiting Lender”) is a “Lender” under the Existing Credit Agreement that is not continuing as a lender under the First Amended and Restated Senior Secured Credit Agreement to which this signature page is attached (the “Amended Credit Agreement”). Simultaneously with the Closing Date of the Amended Credit Agreement, the Exiting Lender shall cease to be a “Lender” under the Existing Credit Agreement, and shall have no further liabilities or obligations thereunder; provided that, notwithstanding anything else
First Amended and Restated Senior Secured Credit Agreement

provided herein or otherwise, any rights of the Exiting Lender under the Loan Documents (as defined in the Existing Credit Agreement) that are intended by their express terms to survive termination of the Commitments (as defined in the Existing Credit Agreement) and/or the repayment, satisfaction or discharge of obligations under any such Loan Document shall survive for the Exiting Lender. Furthermore, the Exiting Lender shall not be a “Lender” under the Amended Credit Agreement and shall not have any liabilities or obligations under the Amended Credit Agreement. To the extent required under the Existing Credit Agreement, the Exiting Lender consents to the amendment of the Existing Credit Agreement and the “Loan Documents” (as defined in the Existing Credit Agreement). Upon the Closing Date, the Borrower shall pay all outstanding amounts due or accrued and unpaid to the Exiting Lender under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement), including all principal, accrued and unpaid interest and fees.
The undersigned Exiting Lender has duly executed this Agreement for the limited purpose of acknowledging and agreeing to the terms set forth above under “Exiting Lender”:

EXITING LENDER:

REGIONS BANK By: Name: Title:
First Amended and Restated Senior Secured Credit Agreement

EXHIBIT A
FORM OF ACKNOWLEDGMENT
(NAME OF PLEDGED COMPANY)
FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned [NAME OF PLEDGED COMPANY] (“Pledged Company”), being a “Company” as defined in that certain Collateral Assignment of Interests dated as __________, 2019 (the “Assignment”) from [NAME OF ASSIGNOR] (“Assignor”) to KEYBANK NATIONAL ASSOCIATION, as the Agent (the “Agent”), does hereby:
1.consent to the execution and delivery of the Assignment by Assignor, a copy of which has been delivered to Pledged Company;
2.acknowledge and represent to the Agent and the Lenders that all conditions and requirements, if any, set forth in the “Organizational Agreements” governing Pledged Company and all other agreements, if any, with respect to the assignment by Assignor to the Agent of the “Membership Interests” and the “Distributions” (in each case as defined in the Assignment) and a subsequent transfer to the Agent, the Lenders, or any nominee thereof or any purchaser (a “Purchaser”) of the Membership Interests and the Distributions, in the event that the Agent exercises its remedies under the Assignment, by foreclosure, a conveyance in lieu thereof or otherwise, have been satisfied, and acknowledge and agree that it has reflected such assignment to the Agent pursuant to the Assignment in its books and records and shall take such actions, without regard to any notice or demand by Assignor to Pledged Company, as the Agent, the Lenders or any nominee thereof or any other Purchaser of the Membership Interests and the Distributions may reasonably deem necessary to reflect (i) the assignment of the Membership Interests and the Distributions to the Agent or (ii) the transfer of the Membership Interests and Distributions to the Agent, the Lenders, any nominee thereof or any Purchaser, in their respective books and records. Pledged Company acknowledges that any Purchaser that acquires the Membership Interests by foreclosure, conveyance in lieu thereof or otherwise shall automatically and without further action be recognized as a substitute Member of Pledged Company in the place of Assignor, without the necessity of any other consent or approval of any member, manager or partner of Pledged Company or other Person or the payment of any fees or expenses;
3.agree to cooperate with the Agent, the Lenders, any nominee thereof, or any other Purchaser in executing and filing any amendments to the certificate or agreement of Pledged Company and any other registrations or qualifications to do business as the Agent, the Lenders, any nominee thereof or such Purchaser may deem necessary upon a transfer of the Membership Interests and the Distributions by foreclosure, conveyance in lieu thereof or otherwise;
4.acknowledge and represent that no default or event which, with the giving of notice or the passage of time, could become a default has occurred as to Assignor under the Organizational Agreements of Pledged Company and all capital contributions required of Assignor pursuant to the Organizational Agreements of Pledged Company as of the date hereof have been made, and that Assignor has no further obligation to contribute capital to Pledged Company;
5.acknowledge that it has received proper notice from Assignor to pay directly to the Agent, to the extent required by the Assignment, all Distributions now or hereafter distributable or payable by Pledged Company to Assignor pursuant to the Organizational Agreements of Pledged Company, and agree it will pay such Distributions to the Agent at 4910 Tiedeman Road, Brooklyn, Ohio 44144, Attn: Real Estate Capital Services, or to such other address as the Agent may designate in writing, without any additional notification or authorization from Assignor;

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6.represent to the Agent that (i) the books and records of Pledged Company indicate that Assignor is the owner of the Membership Interests and the Distributions, and (ii) it has not received any notice of, and is not otherwise aware of, any assignment of, security interest in, or lien or encumbrance on, or with respect to, such Membership Interests or Distributions other than the Lien of the Agent;
7.agree to send copies to the Agent at the address referenced in paragraph (5) above of any and all notices that are sent to Assignor pursuant to the Organizational Agreements of Pledged Company;
8.agree that if any amounts are due from Pledged Company to Assignor and the obligation to repay such amount is to be evidenced by a separate document, then as evidence of such indebtedness, Pledged Company shall issue to Assignor a promissory note which contains the following legend: “THIS NOTE HAS BEEN PLEDGED BY [NAME OF ASSIGNOR] (“ASSIGNOR”) TO KEYBANK NATIONAL ASSOCIATION, AS THE AGENT (THE “AGENT”) PURSUANT TO AN ASSIGNMENT OF INTERESTS DATED AS OF ________________, 2019 (THE “ASSIGNMENT”). ALL AMOUNTS PAYABLE TO ASSIGNOR PURSUANT TO THIS NOTE SHALL BE PAID DIRECTLY TO THE AGENT AS REQUIRED BY THE ASSIGNMENT,” and Pledged Company shall cause Assignor to deliver such promissory note to the Agent as required by the terms of the Assignment. No other evidence of such obligation shall be executed by Pledged Company to Assignor. As of the date hereof, there are no amounts owed to Assignor by Pledged Company other than Distributions to be made in accordance with the Organizational Agreements of Pledged Company, and there are no notes, documents, instruments or other agreements (other than the Organizational Agreements) evidencing, constituting, guaranteeing or securing any Distributions;
9.to distribute any Distributions in accordance with the provisions of the Assignment and the Credit Agreement;
10.covenant and agree to give the Agent written notice at the address provided in paragraph (5) above properly specifying wherein Assignor under the Organizational Agreements of Pledged Company has failed to perform any of the covenants or obligations of Assignor thereunder, and agree that the Agent shall have the right, but not the obligation, within thirty (30) days after receipt by the Agent of such notice (or within such additional time as is reasonably required to correct any such default) to correct or remedy, or cause to be corrected or remedied, each such default before Pledged Company may take any action under the Organizational Agreements of Pledged Company by reason of such default;
11.acknowledge and agree that the representations, warranties, covenants and agreements contained in this Acknowledgment constitute a material inducement to the Agent and the Lenders to enter into the Loan Documents and the transactions contemplated hereby and thereby and that without the execution and delivery of this Acknowledgment the Agent and the Lenders would not have entered into the Loan Documents and the transactions contemplated hereby and thereby;
12.acknowledge and agree that neither the Agent nor any Lender shall have any obligation or liability under the Organizational Agreements of Pledged Company or any other agreement between Assignor and Pledged Company by virtue of the Assignment or any of the other Loan Documents, nor shall the Agent or any Lender be obligated to perform any of the obligations or duties of Assignor thereunder;
13.agree that upon the occurrence and during the continuance of any Event of Default, after notice by the Agent to Assignor and the Pledged Company, all rights of Assignor to exercise the Voting Rights in Pledged Company shall, upon notice by the Agent to Assignor and Pledged Company, automatically terminate and cease to exist and all such rights shall
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thereupon be automatically vested in the Agent who shall thereupon have the sole and exclusive right to exercise such Voting Rights;
14.covenant and agree that it shall not take any action of any kind or nature whatsoever, either directly or indirectly, to oppose, impede, obstruct, hinder, frustrate, enjoin or otherwise interfere with the legal and rightful exercise by the Agent of any of the Agent’s rights and remedies against or with respect to the Loan, the Collateral, this Acknowledgment or any of the other Loan Documents, and shall not, either directly or indirectly, cause any other Person to take any of the foregoing actions; and
15.covenant and agree to cooperate fully and completely with the legal and rightful exercise by the Agent of any of the Agent’s rights and remedies against or with respect to the Collateral, this Acknowledgment or any of the Loan Documents.
Except as otherwise provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Assignment. This Acknowledgment shall be binding upon the parties hereto and their successors, successors-in-title and assigns. This Acknowledgment shall pursuant to Section 5-1401 of the New York General Obligations Law be governed and construed under the laws of the State of New York.
This Acknowledgment may be executed in several counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
[Remainder of page intentionally left blank.]
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IN WITNESS WHEREOF, the undersigned has hereunto set its hand this _____ day of __________________, 20[___].
PLEDGED COMPANY:
By:
Name:
Title:

    A-4

EXHIBIT B
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Joinder Agreement”) is executed as of __________________, 20__, by _______________________________, a __________________________ (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §5.5 of that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019, as from time to time in effect (the “Credit Agreement”), by and among Healthcare Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association, for itself and as the Agent, and the Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.
RECITALS
A.    Joining Party is required, pursuant to §5.5 of the Credit Agreement, to become an additional Guarantor under the Guaranty, the Indemnity Agreement and the Contribution Agreement.
B.    Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.
NOW, THEREFORE, Joining Party agrees as follows:
AGREEMENT
1.Joinder. By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Guarantor” under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, the other Loan Documents and the Contribution Agreement.
2.Representations and Warranties of Joining Party. Joining Party represents and warrants to the Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to the Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Subsidiary Guarantor” or “Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Guarantors apply to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Guarantor.
3.Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the Indemnity Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by the Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the Indemnity Agreement to confirm such obligation.
4.Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.
5.GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
6.Counterparts. This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement. The provisions of §38 of the Credit Agreement are hereby incorporated herein, mutatis mutandis.
7.The effective date (the “Effective Date”) of this Joinder Agreement is _________________, 201__.

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement as of the day and year first above written.
“JOINING PARTY”
_________________________________________, a ________________________________
By:
Name:
Title:

ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION, as the Agent
By:
Name:
Its:

EXHIBIT C-1
FORM OF REVOLVING CREDIT NOTE
$______________    _____________, 20__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or its successors and permitted assigns, in accordance with the terms of that certain First Amended and Restated Senior Secured Credit Agreement, dated as of March 13, 2019, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as the Agent, and such other Lenders as may be from time to time named therein (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of _________________ ($__________), or such amount as may be advanced by Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder shall be made to the Agent for Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.
This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall
    C-1-1

not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
[This Note is issued in replacement of that certain Revolving Credit Note dated ____________, 20__, made by the undersigned maker to the order of Payee and issued pursuant to the Existing Credit Agreement (the “Prior Note”), and shall supersede and replace the Prior Note in all respects. The execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under, and shall hereinafter be evidenced and governed by, this Note.]
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

    C-1-2

EXHIBIT C-2
FORM OF TERM LOAN NOTE
$______________    _____________, 20__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or its successors and permitted assigns, in accordance with the terms of that certain First Amended and Restated Senior Secured Credit Agreement, dated as of March 13, 2019, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as the Agent, and such other Lenders as may be from time to time named therein (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), to the extent not sooner paid, on or before the Term Loan Maturity Date, the principal sum of _________________ ($__________), with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder shall be made to the Agent for Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as the Agent may designate from time to time.
This Note is one of one or more Term Loan Notes evidencing borrowings under, and is entitled to the benefits and subject to the provisions of, the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Term Loan Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall
    C-2-1

not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

    C-2-2

EXHIBIT D
FORM OF SWING LOAN NOTE
$__,000,000.00    _____________, 20__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or its successors and permitted assigns, in accordance with the terms of that certain First Amended and Restated Senior Secured Credit Agreement, dated as of March 13, 2019, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as the Agent, and such other Lenders as may be from time to time named therein (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of _______ Million and No/100 Dollars ($__,000,000.00), or such amount as may be advanced by Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder shall be made to the Agent for Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as the Agent may designate from time to time.
This Note is one of one or more Swing Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lender and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lender exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lender in excess of the maximum lawful amount, the interest payable to the Lender shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lender shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lender and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
[This Note is issued in replacement of that certain Swing Loan Note dated ____________, 20__, made by the undersigned maker to the order of Payee and issued pursuant to the Existing Credit Agreement (the “Prior Note”), and shall supersede and replace the Prior Note in all respects. The execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under, and shall hereinafter be evidenced and governed by, this Note.]
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

EXHIBIT E
FORM OF REQUEST FOR REVOLVING CREDIT LOAN

KeyBank National Association, as Agent
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attn: Real Estate Capital Services
Ladies and Gentlemen:
Pursuant to the provisions of §2.7 of that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as the same may hereafter be amended, the “Credit Agreement”), by and among Healthcare Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the Borrower hereby requests and certifies as follows:
1.Revolving Credit Loan. The Borrower hereby requests a [Revolving Credit Loan under §2.1] [Swing Loan under §2.5] of the Credit Agreement:
i.Principal Amount: $__________
Type (Base Rate Loan; Daily Simple SOFR Loan; Term SOFR Loan):
Drawdown Date:
Interest Period for Term SOFR Loans:
by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.
ii.[If the requested Loan is a Swing Loan and the Borrower desires for such Loan to be a Term SOFR Loan following its conversion as provided in §2.5(d), specify the Interest Period following conversion:_________________]
2.Use of Proceeds. Such Loan shall be used for purposes permitted by §2.9 of the Credit Agreement.
3.No Default. The undersigned chief executive officer, president or chief financial officer of the Borrower certifies, not individually but solely in his or her capacity as an officer of the Borrower, that the Borrower, Guarantors and Approved JVs are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Borrowing Base Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Loan requested hereby. No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Borrowing Base Asset.
4.Representations True. The undersigned chief executive officer, president or chief financial officer of the Borrower certifies, represents and agrees, not individually but solely in his or her capacity as an officer of the Borrower, that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).
5.Other Conditions. The undersigned chief executive officer, president or chief financial officer of the Borrower certifies, represents and agrees, not individually but solely in his or her capacity as an officer of the Borrower, that that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied or waived in writing.
6.Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.
IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 201__.
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

EXHIBIT F
FORM OF LETTER OF CREDIT REQUEST
[DATE]
KeyBank National Association, as Agent
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attn: Real Estate Capital Services

Re:    Letter of Credit Request under Credit Agreement
Ladies and Gentlemen:
Pursuant to §2.10 of that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019, by and among you, certain other Lenders and Healthcare Trust Operating Partnership, L.P. (the “Borrower”), as amended from time to time (the “Credit Agreement”), we hereby request that you issue a Letter of Credit as follows:
(i)    Name and address of beneficiary:
(ii)    Face amount: $
(iii)    Proposed Issuance Date:
(iv)    Proposed Expiration Date:
(v)    Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.
(vi)    Purpose of Letter of Credit:
This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement.
The undersigned chief executive officer, president or chief financial officer of the Borrower certifies, not individually but solely in his or her capacity as an officer of the Borrower, that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Borrowing Base Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Letter of Credit requested hereby. No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Borrowing Base Asset.
We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.10(e). All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.
    F-1

The undersigned chief executive officer, president or chief financial officer of the Borrower certifies, represents and agrees, not individually but solely in his or her capacity as an officer of the Borrower, that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).
Very truly yours,
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

    F-2

EXHIBIT G
FORM OF LETTER OF CREDIT APPLICATION

KeyBank National Association

Application for Irrevocable Standby Letter of Credit

To: Standby Letter of Credit Services

☐ **4900 Tiedeman, 1st floor** **Cleveland, Ohio 44144-2302** **Mailcode: OH-01-49-1003** **Fax Number: (216) 813-3719**	☐ **726 Exchange Street, Suite 900** **Buffalo, New York 14210** **Mailcode: NY-00-72-0100** **Fax Number: (216) 813-3719**

Please issue your Irrevocable Standby Letter of Credit and notify the Beneficiary no later than ____ (date) via
Courier to Attention: ____________________ (Telephone Number) ____
SWIFT (Advising Bank Swift Address, if known ____)

Advising Bank (if applicable)
Name: ____________________
Address: ____________________
____

Account Party(ies)/Applicant(s) Name and Address: **(PO Box is not acceptable)**	**Applicant Name to appear on the Letter of Credit (if different from Account Party):** **(Name and address (PO Box is not acceptable),**
____________________ ____________________ ____________________ ____________________ ____________________	____________________ ____________________ ____________________ ____________________ ____________________ Is this party legally related to Account Party through ownership? ☐ Yes ☐ No If yes, please indicate relationship: ☐ Parent ☐ Subsidiary ☐ Affiliate ☐ Owner If no, provide the following: a. Tax ID number: ____ b. If an individual, date of birth: ____ c. Brief description of why account party is applying for a Letter of Credit for a non-related entity. ____
Beneficiary Name and Address: ____________________ ____________________ ____________________ ____________________	**Brief description of underlying transaction:** ____
Expiration Date: ____	**Dollar Amount $** ____ **and currency if other than USD** ____
Automatic Extension Clause? ☐ **Yes** ☐_ **No** **If yes, indicate Number of Days for Notice:** ____ if No, leave blank. **Is there an Ultimate Expiration Date? ___ Yes ___ No If yes, indicate Ultimate Expiration Date:** ____	**(Amount in words):** ____

☐ **Available by Drafts at sight drawn on KeyBank National Association and accompanied by the following documentation:**

☐	A statement signed by an authorized representative of Beneficiary stating: " ________, has not performed or fulfilled all of the undertakings, covenants and conditions in accordance with the terms of the agreement dated __________ between (Applicant) and (Beneficiary)."
☐	A certificate signed by an authorized representative of Beneficiary stating: "We hereby certify that ________, has failed to honor their contractual agreement dated ______between (Applicant) and (Beneficiary)."
☐	A statement signed by an authorized representative of Beneficiary stating as follows: (insert wording that is to appear in the statement accompanying the draft): ____
☐	No statement or document other than Beneficiary's draft is required to be presented under this Letter of Credit.
☐	**Issue per attached sample**

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Partial Drawings: ☐ Permitted	☐ Not Permitted	Charges for: Applicant
Multiple Drawings: ☐ Permitted	☐ Not Permitted	

Special instructions or conditions:

Account Party(ies) shall keep and maintain Demand Deposit Account No. at all times until the Letter of Credit has finally expired and all reimbursement and other obligations in respect thereof have been paid in full in cash. KeyBank is authorized to debit the Demand Deposit Account or any successor account to pay any amounts which become due by Account Party(ies) in connection with the Letter of Credit, including any fees charged to Account Party(ies) or the amount of any draw(s) made under the Letter of Credit by the Beneficiary. KeyBank and any applicable Keycorp Affiliates (collectively and severally "Key") shall have all rights, remedies and/or collateral provided for under (a) any Standby Letter of Credit Reimbursement and Security Agreement executed by the Account Party(ies) in favor of Key at, prior to or after the date hereof and any other reimbursement agreement, credit agreement, security agreement, pledge agreement or other agreement or instrument in effect at any time between Account Party(ies) and Key that obligate and/or secure reimbursement in respect of letters of credit by Account Party(ies) or any of them.

This application and agreement and each letter of credit are subject to the provisions of, and Key shall have all rights and remedies provided for under (a) Article 5 of the Uniform Commercial Code as in effect from time to time and (b) either the Uniform Customs and Practice for Documentary Credits or the International Standby Practices, in each case as established by the International Chamber of Commerce from time to time (whichever may be determined to be appropriate by Key under the circumstances) and to the terms and conditions set forth in the Standby Letter of Credit Reimbursement and Security Agreement dated __________________ executed by the Account Parties.

______________________________ **Authorized Signer- Applicant** ______________________________ **Signer's printed name** **[Only required if different from Account Party]**	**Date:** ____________________
______________________________ **Authorized Signer- Account Party** ______________________________ **Signer's printed name**	**Date:** ____________________

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ATLANTA 5600524.2

ATLANTA 5600524.2

ATLANTA 5600524.2

authorized name or code identification, if any, that is established by Issuer and/or Account Parties. All requests will be confirmed by Issuer in writing or through the use of any electronic communication system used in the ordinary course of business between Issuer and the Account Parties. The Account Parties will promptly report all discrepancies upon their receipt of such confirmation. Issuer may, but shall not be obligated to, assign a unique code number or word and require such code to be used by the Account Parties, and thereafter all further requests shall refer to such code. Issuer shall not be liable for any loss which the Account Parties may incur as a result of Issuer's compliance with any request received by Issuer that complies with the terms of this Agreement, even if in fact unauthorized, provided that Issuer acted in good faith and exercised reasonable care.

5. **MODIFICATION OF CREDITS:** Any amendment to the terms of a Credit may be authorized by those persons purportedly authorized by any one of the Account Parties without notice to any other of the Account Parties, but any increase in the amount of a Credit or extension of the expiration date under a Credit for presentation of Drafts or Documents shall only be approved by those persons authorized by the Account Parties. Account Parties agree that if a Credit provides for automatic renewal or extension of the expiration date unless the beneficiary is notified to the contrary in advance of any then current expiration date, and Account Parties determine to instruct the Issuer not to allow such renewal or extension, Account Parties must notify Issuer in writing to such effect not later than 60 days prior to the latest then applicable date for notification of the beneficiary of non-renewal or non-extension under the terms of the Credit. If such notice by the Account Parties is not timely made, Issuer may automatically renew or extend the Credit and Account Parties will have no claim or cause of action against Issuer and will continue to be fully liable for all Reimbursement Obligations incurred and/or arising with respect to such Credit, including after giving effect to any such automatic renewal or extension. Issuer may, in its sole discretion, elect not to renew or extend any Credit and if Issuer does not renew or extend the Credit Account Parties will have no claim or cause of action against Issuer and will continue to be fully liable for all Reimbursement Obligations incurred and/or arising with respect to such Credit, including as a result of the non-renewal or non-extension thereof. This Agreement shall in all events be and remain binding upon all of the Account Parties with regard to the Credit, as increased, amended, extended or renewed, notwithstanding any refusal of Issuer to agree to any increase, amendment, renewal or extension, as to the form, content, action or inaction taken with respect to any Drafts, Documents and/or Property associated therewith and/or any action taken or not taken by Issuer and any of Issuer's correspondents in connection therewith.

6. **LIMITED LIABILITY:** None of Issuer, Issuer's employees, agents or correspondents or any person or entity advising or confirming any Credit shall be responsible for or liable on account of: (A) the invalidity, insufficiency, or any lack of genuineness or due authorization of any Draft or Document or any fraud or forgery of or affecting any Draft or Document; (B) the inadequacy of insufficiency of the coverages and/or terms of any insurance, any lack of validity, genuineness or enforceability of any insurance or associated Document or the insolvency of any insurer; (C) the performance, solvency or financial responsibility of any party issuing or having liability on or under any Document; (D) delays on non-delivery of any Draft or Document; (E) any breach of contract or other wrongful action by or between any person and the Account Parties; (F) failure of any Draft or Document to be sufficient in form or content to effect a proper and conforming presentment on any Credit; (G) errors or omissions in and/or interruptions or delays in transmission or delivery of any messages, Drafts or Documents by mail, cable, telegraph, wireless, email, PDF or otherwise or for any errors in translation or interpretation of terms; (H) any action or inaction taken in conformity with the rights of the Issuer or any adviser or confirmer under the ISP or UCP and/or (I) other consequences arising from causes beyond the control of any Issuer, adviser or confirmer, or any person or entity acting on behalf of any such party, including, but not limited to, any action or omission by, or any law, regulation or restriction of, any de facto or de jure domestic or foreign government or agency. IN NO EVENT SHALL ISSUER BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

7. **WARRANTIES; INDEMNITY:** Each of the Account Parties hereby represents, warrants, covenants and confirms to and for the benefit of Issuer that Account Parties understand the general nature and operation of a letter of credit and the obligations, rights and remedies of the Account Parties on the one hand and the Issuer on the other in regard to letters of credit, including, without limitation: (A) the obligation of the Account Parties to reimburse Issuer for all payments to the beneficiary in respect of

{00342456 v1 INTERNAL } KeyCorp: Confidential

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ATLANTA 5600524.2

ATLANTA 5600524.2

ATLANTA 5600524.2

ATLANTA 5600524.2

EXHIBIT H
FORM OF BORROWING BASE CERTIFICATE
KeyBank National Association, as Agent
4910 Tiedeman Road 3rd Floor
Brooklyn, Ohio 44144
Attention: Real Estate Capital Services

Ladies and Gentlemen:
Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as the same may hereafter be amended, the “Credit Agreement”), by and among Healthcare Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith the Borrowing Base Certificate. This certificate is submitted in compliance with requirements of the Credit Agreement.
The undersigned, not individually but solely in his or her capacity as an officer of the Borrower, is providing the attached information to demonstrate compliance as of the date hereof with the covenants of the Credit Agreement relating hereto.
IN WITNESS WHEREOF, the undersigned have duly executed this Borrowing Base Certificate this _____ day of ___________, 20___.
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

    H-1

EXHIBIT I
FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attention: Real Estate Capital Services

Ladies and Gentlemen:
Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as the same may hereafter be amended, the “Credit Agreement”) by and among Healthcare Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
Pursuant to the Credit Agreement, the Borrower (or REIT, on the Borrower’s behalf) is furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of REIT for the fiscal period ended _______________ (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of REIT and its Subsidiaries, taken as a whole, at the date thereof and the results of its operations for the periods covered thereby (subject, in the case of any financial statements delivered pursuant to §7.4(b) of the Credit Agreement, to year-end adjustments and absence of footnotes).
This certificate is submitted in compliance with requirements of §2.11(d), 5.3(c), 5.4(b), 7.4(c), 8.3(o), 8.4(v), 8.7(a), or 10.11 of the Credit Agreement, as applicable. If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of REIT as of the Balance Sheet Date, or, if later, the date of the financial statements most recently delivered to the Agent pursuant to §7.4 of the Credit Agreement, adjusted in the best good faith estimate of REIT to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of REIT of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer of the Borrower (or REIT, if this certificate is delivered by REIT on the Borrower’s behalf).
The undersigned representative, not individually but solely in his or her capacity as chief financial officer of the Borrower (or REIT, if this certificate is delivered by REIT on the Borrower’s behalf), has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)
The undersigned, not individually but solely in his or her capacity as chief financial officer of the Borrower (or REIT, if this certificate is delivered by REIT on the Borrower’s behalf), is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.
    I-1

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate this _____ day of ___________, 201__.
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

    I-2

EXHIBIT J
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated ____________________, by and between ____________________________ (“Assignor”), and ____________________________ (“Assignee”).
W I T N E S S E T H:
WHEREAS, Assignor is a party to that certain First Amended and Restated Senior Secured Credit Agreement, dated March 13, 2019, as, by and among HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (as amended from time to time, the “Credit Agreement”); and
WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitment] under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.Definitions. Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.
2.Assignment.
(a)Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its [Revolving Credit][Term Loan] Note in the amount of $_______________ representing a $_______________ [Revolving Credit][Term Loan] Commitment, and a _________________ percent (_____%) [Revolving Credit][Term Loan] Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Credit Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding [Revolving Credit][Term] Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Credit Agreement having a [Revolving Credit][Term Loan] Commitment Percentage equal to the amount of the respective Assigned Interests.
(b)Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans or Term Loans, as applicable, to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.
3.Representations and Requests of Assignor.
(c)Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s [Revolving Credit][Term Loan] Note is $____________ and the aggregate outstanding principal balance of the [Revolving Credit][Term] Loans made by it equals $____________, and (iii) that it has forwarded to the Agent the [Revolving Credit][Term Loan] Note held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the continued existence, sufficiency or value of the Collateral or any assets of the Borrower which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower of any of its obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.
(d)Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.
4.Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Credit Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or any Guarantor and is not a Defaulting Lender or Affiliate of a Defaulting Lender, (g) represents and warrants that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to the Borrower and the Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes, (h) if Assignee is an assignee of any portion of the Revolving Credit Notes, Assignee has a net worth or unfunded commitments as of the date hereof of not less than $100,000,000.00 unless waived in writing by the Borrower and the Agent as required by the

Credit Agreement, and (i) represents and warrants that Assignee [is][is not] a Competitor REIT. Assignee agrees that the Borrower may rely on the representation contained in Section 4(h).
5.Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the [Revolving Credit][Term] Loans owing to Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Interests.
6.Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Credit Agreement.
7.Effectiveness.
(e)The effective date for this Agreement shall be _______________ (the “Assignment Date”). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.
(f)Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.
(g)Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.
(h)All outstanding Term SOFR Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each Term SOFR Loan.
8.Notices. Assignee specifies as its address for notices and its Applicable Lending Office for all assigned Loans, the offices set forth below:
(i)Notice Address:

Attn:
Facsimile:
(j)Applicable Lending Office:    Same as above
9.Payment Instructions. All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to the Agent.
10.GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK

GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
11.Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.
12.Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by the Agent.
13.Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.
[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.
ASSIGNEE:
By:
Title:

ASSIGNOR:
By:
Title:
RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:
KEYBANK NATIONAL ASSOCIATION, as Agent
By:
Title:
CONSENTED TO BY:1
HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a     Maryland corporation, its general partner
    By:
    Name:
    Title:

1 Insert to extent required by Credit Agreement.

EXHIBIT K

FORM OF COLLATERAL ASSIGNMENT OF INTERESTS
THIS COLLATERAL ASSIGNMENT OF INTERESTS (this “Assignment”), dated as of ________________, 20__, by [______________________________________], a Delaware limited partnership (“Assignor”), to KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as the Agent for itself and other Lenders from time to time party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as the Agent, is hereinafter referred to as the “Agent”).
W I T N E S S E T H:
WHEREAS, Assignor is a member of each of the limited liability companies described on Exhibit “A” attached hereto and made a part hereof (such limited liability companies (other than any such limited liability company whose Equity Interests have been released from the lien and security interest of this Assignment in accordance with Section 5.4 of the Credit Agreement) are hereinafter referred to collectively as the “Companies” and individually as a “Company”); and
WHEREAS, the Companies are governed by the agreements and other organizational documents, if any, described on Exhibit “A” attached hereto opposite the respective Company (collectively, the “Organizational Agreements”); and
WHEREAS, [Assignor][Healthcare Trust Operating Partnership, L.P., a Delaware limited liability company (“Borrower”)], KeyBank, the other Lenders which are now or hereafter a party thereto and the Agent have entered into that certain First Amended and Restated Senior Secured Credit Agreement [dated as of even date herewith] (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to provide to [Assignor][Borrower] a revolving credit loan facility in the amount of up to $480,000,000.00 and a term loan facility in the amount of up to $150,000,000.00, which facilities may be increased to up to $1,000,000,000.00 in the aggregate pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, those certain Revolving Credit Notes made by [Assignor][Borrower] to the order of the Lenders in the aggregate principal face amount of $480,000,000.00, those certain Term Loan Notes made by [Assignor][Borrower] to the order of the Lenders in the aggregate principal face amount of $150,000,000.00, and that certain Swing Loan Note made by [Assignor][Borrower] to the order of KeyBank in the principal face amount of $50,000,000.00 (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”); and
WHEREAS, the Agent and the Lenders have required, as a condition to the making of the Loan to [Assignor][Borrower], that Assignor execute this Assignment in order to secure the prompt and complete payment, as and when due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), of all indebtedness, liabilities, duties, responsibilities and obligations, whether such indebtedness, liabilities, duties, responsibilities and obligations are now existing or are hereafter created or arising, under the Credit Agreement, the Note and/or the other Loan Documents, including, without limitation, the payment, observance and performance of, among other things, (a) the obligations of [Borrower and] Assignor[, as applicable,] arising from this Assignment and the other Loan Documents to which [it][each] is a party, (b) all other Obligations (including, in the case of each of clauses (a) and (b), any interest, fees and other charges in respect of the Credit Agreement and the other Loan Documents that would accrue but for the filing of a petition initiating any bankruptcy, insolvency, receivership or other similar case or proceeding under federal or state law, whether or not such interest, fees and other charges accrue or are recoverable against Assignor [and/or Borrower] after the filing of such petition for purposes of the Bankruptcy Code or are an allowed claim in such proceeding), and (c) the Hedge Obligations (as defined in the Credit Agreement) other than the Excluded Hedge Obligations, plus reasonable attorneys’ fees and expenses if the obligations represented under this Assignment, the Credit Agreement and the other Loan Documents are collected by law, through an attorney-at-law, or under advice therefrom (all such indebtedness, liabilities, duties, responsibilities and obligations being hereinafter referred to as the “Secured Obligations”).
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

2.Grant of Security Interest. As security for the payment and performance by [Borrower and] Assignor[, as applicable] of each and all of the Secured Obligations, Assignor does hereby transfer, assign, pledge, convey, and grant to the Agent, and does hereby grant a security interest to the Agent in, all of Assignor’s right, title and interest in and to the following:

(a)All right, title, interest and claims or rights of Assignor, whether now held or hereafter acquired, in the membership interests of the Companies and all other interest, rights and claims which Assignor now has or hereafter shall have as a member of the Companies, specifically including, but without limitation, Assignor’s economic rights, control rights and interest and status as a member in the Companies, the Assignor’s right to participate in the management of the business and affairs of the Companies, the interest of Assignor in, to and under the Organizational Agreements of each of the Companies, the capital of the Companies, and the property and assets of the Companies and any rights pertaining thereto, as such membership interests are described on Exhibit “A”, which membership interests are evidenced, as applicable, by the certificates (the “Certificates”) as described on Exhibit “A” representing the membership interests of Assignor as described on Exhibit “A” in such Companies, together with any and all other securities, cash, certificates or other property, option or right in respect of, in addition to or substitution or exchange for the Certificates or any of the foregoing, or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for all or any thereof; and

(b)Any and all profits, proceeds, accounts, income, dividends, distributions, payments upon dissolution or liquidation of any of the Companies, or the sale, financing or refinancing of any of the property or assets of any of the Companies, proceeds of a casualty or condemnation, proceeds upon a redemption or conversion, return of capital, repayment of loans, and payments of any kind or nature whatsoever, now or hereafter distributable or payable by any of the Companies, or any member of any of the Companies (in such member’s capacity as a member) to Assignor, by reason of Assignor’s interest in any of the Companies, or otherwise, or now or hereafter distributable or payable to Assignor from any other source by reason of Assignor being a member in any of the Companies, or on account of any interest in or claims or rights against any of the Companies held by Assignor, or by reason of services performed by Assignor as a member for or on behalf of any of the Companies, or with respect to the assets of any of the Companies, and any and all proceeds from any transfer, assignment or pledge of any interest of Assignor in, or claim or right against, any of the Companies (regardless of whether such transfer, assignment or pledge is permitted under the terms hereof or the other Loan Documents), and all claims, choses in action or things in action or rights as a creditor now or hereafter arising against any of the Companies; and

(c)All accounts, contract rights, chattel paper (whether tangible or electronic), deposit accounts, security entitlements, securities accounts, investment property, letters of credit, letter of credit rights, money, supporting obligations, commercial tort claims and general intangibles (including, without limitation, payment intangibles and software) now or hereafter evidencing, arising from or relating to, any of the foregoing; and

(d)All notes or other documents or instruments now or hereafter evidencing or securing any of the foregoing; and

(e)All right of Assignor to collect and enforce payments distributable or payable by any of the Companies or any member or partner of any of the Companies to Assignor pursuant to the terms of any of the Organizational Agreements of any Company in which Assignor is a member or partner or otherwise; and

(f)All documents, writings, leases, books, files, records, computer tapes, programs, ledger books and ledger pages arising from or used in connection with any of the foregoing; and

(g)All renewals, extensions, additions, substitutions or replacements of any of the foregoing; and

(h)All powers, options, rights, privileges and immunities pertaining to any of the foregoing; and

(i)All products and proceeds of any of the foregoing and all cash, security or other property distributed on account of, or in exchange or substitution of, any of the foregoing (including, without limitation, new certificates and securities); and

(j)All economic rights and interests, all voting and control rights, and any and all rights to status as a member.

All of the foregoing described in this Section 2 are hereinafter referred to collectively as the “Collateral”. The items described in clause (a) above are sometimes hereinafter referred to as the “Membership Interests”, and the items described in clauses (b) through (i) above are sometimes hereinafter referred to collectively as the “Distributions”.

3.Obligations Secured. The security interest created by this Assignment secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Assignment secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by [Borrower or] Assignor[, as applicable,] to the Agent, the Lenders, or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Event involving [Borrower,] Assignor or any Guarantor.

Notwithstanding anything to the contrary contained herein, under no circumstances shall any of the “Secured Obligations” as defined herein include any obligation that constitutes an Excluded Hedge Obligation of Assignor.

4.Collection of Distributions.

(k)It is acknowledged and agreed by the parties hereto that the Agent shall have sole and exclusive possession of the Distributions and that this Assignment constitutes a present, absolute and current assignment of all the Distributions and is effective upon the execution and delivery hereof. Payments under or with respect to the Distributions shall be made as follows:
i.Assignor shall not have any right to receive payments made under or with respect to the Distributions (including, without limitation, any Distributions from or relating to any sale, transfer, assignment, conveyance, option or other disposition of, or any pledge, mortgage, encumbrance, financing or refinancing of, or casualty to or condemnation of, any of the Collateral or any real or personal property of any Company or any Person in which a Company may directly or indirectly own any interest (collectively the “Property”), or upon any redemption or conversion of the Collateral, regardless of whether such event is permitted under the terms of the Loan Documents), and all such payments shall be delivered directly by the Companies, as applicable, to the Agent for application by the Agent in satisfaction of the Secured Obligations in accordance with the Credit Agreement.

ii.If Assignor shall receive any payments made under or with respect to the Distributions (including, without limitation, any Distributions from or relating to any sale, transfer, assignment, conveyance, option or other disposition of, or any pledge, mortgage, encumbrance, financing or refinancing of, or payment of, or casualty to or condemnation of, any of the Collateral or the Property, or upon any redemption or conversion of the Collateral, regardless of whether such event is permitted under the terms of the Loan Documents), Assignor shall hold all such payments in trust for the Agent, will not commingle such payments with other funds of Assignor, and will immediately pay and deliver in kind, all such payments directly to the Agent (with such endorsements and assignments as may be necessary to transfer title to the Agent) for application by the Agent in satisfaction of the Secured Obligations in accordance with the Credit Agreement.

iii.Assignor hereby agrees for the benefit of each of the Companies and any member or partner thereof, that all payments actually received by the Agent hereunder or pursuant hereto shall be deemed payments to Assignor by the respective Company, as the case may be, the Agent shall apply any and all such payments actually received by the Agent in satisfaction of the Secured Obligations in accordance with the Credit Agreement.

iv.In furtherance of the foregoing, Assignor does hereby notify and direct each of the Companies and their members and partners that all payments under or with respect to the Distributions shall be made directly to the Agent at the address of the Agent set forth herein.

(a)Assignor shall cause each of the Companies to promptly distribute all net proceeds of the sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of, or payment of, or casualty to, or condemnation of, any of their respective assets or properties, and the assets or properties of their respective subsidiaries, and any and all other Distributions distributable or payable by the Companies or any member or partner thereof, under the terms of the Organizational Agreements of the Companies.

(b)To the extent permitted by law, Assignor hereby irrevocably designates and appoints the Agent its true and lawful attorney in fact, which appointment is coupled with an interest and is irrevocable, either in the name of the Agent, or in the name of Assignor, at Assignor’s sole cost and expense, and regardless of whether or not the Agent becomes a member or partner in any of the Companies, to take any or all of the following actions, provided, however, that no such action shall be permitted or undertaken by the Agent unless an Event of Default shall have occurred and be continuing:

i.to ask, demand, sue for, attach, levy, settle, compromise, collect, compound, recover, receive and give receipt and acquittances for any and all Collateral and to take any and all actions as the Agent may deem necessary or desirable in order to realize upon the Collateral, or any portion thereof, including, without limitation, making any statements and doing and taking any actions on behalf of Assignor which are otherwise required of Assignor under the terms of any agreement as conditions precedent to the payment of the Distributions, and the right and power to receive, endorse, assign and deliver in the name of Assignor, any checks, notes, drafts, instruments and other evidences of payment received in payment of or on account of all or any portion of the Collateral and Assignor hereby waives presentment, demand, protest, and notice of demand, protest and non-payment of any instrument so endorsed; and

ii.to institute one or more actions against any of the Companies or any member or partner thereof in connection with the collection of the Collateral, to prosecute to judgment, settle or dismiss any such actions, and to make any compromise or settlement deemed desirable, in the Agent’s sole and absolute discretion, with respect to such Distributions, to extend the time of payment, arrange for payment in installments or otherwise modify the terms of any of the Organizational Agreements of any Company with respect to the Distributions or release of any of the Companies or any member or partner thereof, respectively, from their respective obligations to pay any Distribution, without incurring responsibility to, or affecting any liability of, Assignor under any of such Organizational Agreements;

it being specifically understood and agreed, however, that the Agent shall not be obligated in any manner whatsoever to give any notices of default (except as specifically required herein or in the other Loan Documents) or to exercise any such power or authority or be in any way responsible for the preservation, maintenance, collection of or realizing upon the Collateral, or any portion thereof or any of Assignor’s rights therein. The foregoing appointment is irrevocable and continuing and any such rights, powers and privileges shall be exclusive in the Agent, its successors and assigns until this Assignment terminates as provided in Section 14 hereof.

(c)Notwithstanding anything in this Section 4 to the contrary, Assignor shall have a right (revocable upon the occurrence and during the continuation of an Event of Default) to receive any Distributions as permitted under the Credit Agreement so long as no Event of Default has occurred and is continuing or would occur as a result of the making of such Distributions or Assignor’s receipt thereof. Notwithstanding anything contained herein to the contrary, no such income to be distributed shall be attributable to rents, accounts, accounts receivable, fees or other amounts paid more than one (1) month in advance, and provided further that such amounts to be distributed shall not include any proceeds of any sale, transfer, assignment, conveyance, option or other disposition of, or any mortgage, hypothecation, encumbrance, financing or refinancing of, or casualty or condemnation of, any of the Properties, or any other Person in which it directly or indirectly holds an interest, any principal payments of any notes receivable, any amounts otherwise required by the terms of the Loan Documents to be paid to the Agent or any other items of income which are extraordinary or of a non-recurring nature.

5.Warranties and Covenants. Assignor does hereby warrant and represent to, and covenant and agree with the Agent, as follows:

(d)Assignor has, and shall maintain throughout the term of this Assignment, all necessary power, authority and legal right to own and grant a security interest in the Collateral, and to assign to the Agent the security interest granted hereby.

(e)Each of the Companies is a limited liability company duly formed and validly existing under the laws of the State identified on Exhibit “A” attached hereto.

(f)All duties, obligations and responsibilities required to be performed by Assignor or any other Company as of the date hereof under any of the Organizational Agreements of any Company have been performed, and no default or condition which with the passage of time or the giving of notice, or both, would constitute a default exists under any of such Organizational Agreements.

(g)None of the Membership Interests are evidenced by any certificate, instrument, document or other writing other than the Certificates and Organizational Agreements of the Companies, as the case may be. The Certificates have been duly authorized and validly issued, and are fully paid and non assessable.

(h)This Assignment has been duly executed and delivered by Assignor and constitutes the valid, legal and binding obligation of Assignor, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity. No Person has or shall have any right to exercise any voting or management rights with respect to any Company except for any officer of a Company, as to which a “Resignation Letter” (as defined below) has been delivered to the Agent.

(i)A certified copy of each of the Organizational Agreements of each Company, together with all amendments thereto, has been delivered to the Agent and such Organizational Agreements have been duly authorized, executed and delivered by Assignor and have not been modified, amended or supplemented except as indicated on Exhibit “A”. Each of such Organizational Agreements are in full force and effect and are enforceable in accordance with their respective terms, and, so long as this Assignment remains in effect, Assignor shall not modify, amend, cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of such Organizational Agreements, or dissolve, liquidate or permit the expiration of any of such Organizational Agreements or the termination or cancellation thereof, without in each instance the prior written consent of the Agent.

(j)[Reserved].

(k)Assignor is and shall remain the sole lawful, beneficial and record owner of the Collateral, which Assignor has hereby granted a security interest in to the Agent free and clear of all liens, restrictions, Adverse Claims, pledges, encumbrances, charges, rights of third parties and rights of set off or recoupment whatsoever (other than those in favor of the Agent hereunder), and Assignor has the full and complete right, power and authority to grant a security interest in the Collateral in favor of the Agent, in accordance with the terms and provisions of this Assignment. The term “Adverse Claims” shall mean, with respect to any item of property, any and all claims, liens, security interests, charges, options, rights, restrictions on transfer or pledge, covenants and encumbrances of any kind affecting the item of property, including (if applicable) “adverse claims” as such term is defined in Section 8-102 of the Uniform Commercial Code, other than the liens and security interests created in favor of the Agent pursuant to this Assignment. Each Company is and shall remain the sole, lawful, beneficial and record owner of the ownership interest described in Schedule 1 attached hereto and made a part hereof in each Person identified on such Schedule 1 as being owned (in whole or in part) by such Company, free and clear of all liens, restrictions, claims, pledges, encumbrances, charges, rights of third parties and rights of setoff or recoupment whatsoever. No Company owns or will own any assets other than the applicable assets described in Schedule 1 attached hereto (except for any furniture, fixtures, equipment and cash related to, or used in the ordinary operation of, the Eligible Real Estate directly or indirectly owned or leased by such Company). Assignor is not and will not become a party to or otherwise be bound by or subject to any agreement, other than the Credit Agreement, which restricts in any manner the rights of any present or future holder of such Collateral with respect thereto. No Person has any option, right of first refusal, right of first offer or other right to acquire all or any portion of the Collateral.

(l)Except with respect to any Membership Interests which have been released in accordance with the Credit Agreement, Assignor is and shall remain the sole lawful, beneficial and record owner of the Membership Interests, which Assignor has hereby granted a security interest to the Agent and no other person or entity owns or shall own any legal, equitable or beneficial interest in such Companies or any other Person in which any of such Companies may directly or indirectly own an interest or has or shall have any right to vote or exercise control over such Companies or any other Person in which any of such Companies may directly or indirectly own an interest or their management. Assignor has fully funded all of its capital contributions required pursuant to the applicable Organizational Agreements of each of the Companies, and Assignor has no further obligation to contribute capital to such Companies.

(m)This Assignment, together with the UCC financing statements, and the Certificates and powers delivered to the Agent (such powers to be in the form of Exhibit “D” attached hereto), creates a valid and binding first priority security interest in the Collateral securing the payment of the Secured Obligations and the performance by Assignor of its obligations under the Loan Documents and this Assignment, and all filings and other actions necessary to perfect such security interests have been duly made and taken. Neither Assignor nor any other Person has performed, nor will Assignor perform, or cause or permit any other Person to perform, any acts which could reasonably be expected to prevent the Agent from enforcing any of the terms and conditions of this Assignment or which would limit the Agent in any such enforcement.

(n)All original notes and other documents or instruments evidencing, constituting, guaranteeing or securing any of the Distributions or any right to receive the Distributions have been endorsed to and delivered to the Agent.

(o)Assignor consents to the admission of the Agent or any other purchaser of any of the Membership Interests upon a foreclosure sale as a substitute member or partner of a Company, with all of the rights and privileges of a member under the applicable Organizational Agreement in the event that the Agent exercises its rights under this Assignment and the Agent or such other purchaser succeeds to ownership of all or any portion of the Membership Interests.

(p)(i) Assignor’s correct legal name (including, without limitation, punctuation and spacing) indicated on the public organic record of Assignor’s jurisdiction, mailing address, identity or corporate structure, residence or chief executive office, jurisdiction of organization, organizational identification number, and federal tax identification number, are as set forth on Exhibit “C” attached hereto and by this reference made a part hereof, (ii) Assignor has been using or operating under said name, identity or corporate structure without change for the time period set forth on Exhibit “C” attached hereto, and (iii) in order to perfect the pledge and security interests granted herein against Assignor, a U.C.C. Financing Statement must be filed with the Secretary of State of Delaware. Assignor covenants and agrees that Assignor shall not change any of the matters addressed by clauses (i) (with respect to Assignor’s correct legal name as indicated on the public organic record of Assignor’s jurisdiction) and (ii) of this Section 5(m) unless it has given the Agent thirty (30) days’ prior written notice of any such change and caused to be filed at the request of the Agent, or authorized the Agent or the Agent’s counsel to file, such additional financing statements or other instruments to be filed in such jurisdictions as the Agent may deem necessary or advisable in its sole discretion to prevent any filed financing statement from becoming misleading or losing its perfected status.

(q)Assignor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, documents, endorsements,

assurances and instruments as the Agent may reasonably at any time request in connection with the administration or enforcement of this Assignment or related to the Collateral or any part thereof or in order to better assure and confirm unto the Agent its rights, powers and remedies hereunder, including, without limitation, the protection and perfection of the Agent’s security interest in the Collateral. Without limiting the generality of the foregoing, at any time and from time to time, Assignor shall, at the request of the Agent, make, execute, acknowledge, and deliver or authorize the execution and delivery of and where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time in such offices and places as shall be deemed desirable by the Agent all such other and further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, certificates and other documents as the Agent from time to time may require for the better assuring, conveying, assigning and confirming to the Agent the Collateral and the rights hereby conveyed or assigned or intended now or hereafter to be conveyed or assigned, and for carrying out the intention or facilitating the performance of the terms of this Assignment. Upon any failure of Assignor to do so, the Agent may make, execute, record, file, rerecord and/or refile, acknowledge and deliver any and all such further assignments, security agreements, financing statements, continuation statements, endorsements, assurances, instruments, certificates and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints the Agent as the agent and attorney-in-fact with full power of substitutions of Assignor so to do. This power is coupled with an interest and is irrevocable.

(r)Exhibit “C” correctly sets forth all names and tradenames that Assignor has used within the last five years, and also correctly sets forth the locations of all of the chief executive offices of Assignor over the last five years.

(s)Assignor shall, at any time and from time to time, take such steps as the Agent may reasonably request for the Agent (1) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds possession of such Collateral on behalf of the Agent to the extent it is included in the Collateral (2) to obtain “control” of any investment property, deposit accounts, letter-of-credit rights, or electronic chattel paper (as such terms are defined by the Uniform Commercial Code as enacted in the State of New York (the “UCC”) with corresponding provisions thereof defining what constitutes “control” for such items of collateral) in each case which are included as Collateral, with any agreements establishing control to be in form and substance reasonably satisfactory to the Agent, and (3) otherwise to insure the continued perfection and priority of the Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If Assignor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC with respect to the Collateral or any portion thereof), Assignor shall promptly notify the Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Assignment in form and substance acceptable to the Agent granting a security interest in such commercial tort claim to the Agent.

(t)Assignor hereby authorizes the Agent, its counsel or its representative, at any time and from time to time, to file financing statements, amendments and continuations that describe or relate to the Collateral or any portion thereof in such jurisdictions as the Agent may deem necessary or desirable in order to perfect the security interests granted by Assignor under this Assignment or any other Loan Document, and such financing statements may contain, among other items as the Agent may deem advisable to include therein, the federal tax identification number and state organizational number of Assignor.

(u)The transactions contemplated by this Assignment do not violate and do not require that any filing, registration or other act be taken with respect to any and all laws pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and any and all rules and regulations promulgated thereunder or any similar federal, state or local law, rule, regulation or orders (collectively, the “Applicable Law”) hereafter enacted or analogous in effect, as the same are amended and in effect from time to time (hereinafter referred to collectively as the “Securities Laws”). Assignor shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or any of the transactions contemplated by this Assignment.

(v)[Reserved].

(w)[Reserved].

(x)Each of the Organizational Agreements of any Company that has issued Certificates provides that the Equity Interests governed thereby are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

6.General Covenants. Assignor covenants and agrees that, so long as this Assignment is continuing:

(y)Except as expressly provided in Section 5.4 of the Credit Agreement, and Liens permitted under §8.2(ii) of the Credit Agreement or Liens to secure taxes, assessments or other governmental charges expressly permitted under §8.2(i) of the Credit Agreement, Assignor shall not, without the prior written consent of the Agent, which consent may be withheld by the Agent in its sole and absolute discretion, directly or indirectly or by operation of law, sell, transfer, assign, dispose of, pledge, convey, option, mortgage, hypothecate or encumber any of the Collateral, nor shall there occur, directly, indirectly or by operation of law, without the prior written consent of the Agent in each instance, which consent may be withheld by the Agent in its sole and absolute discretion, any sale, assignment, transfer, conveyance, disposition, option, mortgage, hypothecation, pledge or other encumbrance of any direct or indirect interests, rights or claims of any Company in and to any Person in which such Company has any ownership interest.

(z)Assignor shall at all times defend the Collateral against all claims and demands of all persons at any time claiming any interest in the Collateral adverse to the Agent’s interest in the Collateral as granted hereunder.

(aa)So long as this Assignment remains in effect, Assignor shall not, unless the Equity Interests of such Company have been released pursuant to Section 5.4 of the Credit Agreement (i) modify, amend (other than modifications or amendments of an administrative or ministerial nature, such as a change to authorized signatories or replacing a springing member), cancel, release, surrender, terminate or permit the modification, amendment, cancellation, release, surrender or termination of, any of the Organizational Agreements of any Company, or (ii) dissolve, liquidate or to the extent within Assignor’s control under such Organizational Agreements, permit the dissolution, liquidation or expiration of any of the Companies or any of such Organizational Agreements, (iii) seek the partition of any of the assets of any of the Companies, or (iv) seek an LLC Division of any of the Companies. Assignor shall not permit any change in any officer of a Company that is a limited liability company.

(ab)Assignor shall perform in all material respects its duties, responsibilities and obligations under each of the Organizational Agreements of each Company and with respect to the Collateral, and shall diligently and in good faith protect the value of the Collateral. Assignor shall cause each other Company which owns an interest in any other Company to perform in all material respects its duties, responsibilities and obligations under each of the Organizational Agreements of the applicable Company of which such Company is a member or partner.

(ac)[Reserved].

(ad)Upon the occurrence and during the continuance of an Event of Default, Assignor, at the request of the Agent, shall promptly take such actions as the Agent may reasonably require to enforce or cause to be enforced the terms of any of the Organizational Agreements of any Company or any other contract, agreement or instrument included in, giving rise to, creating, establishing, evidencing or relating to the Collateral or to collect or enforce any claim for payment or other right or privilege assigned to the Agent hereunder.

(ae)[Reserved].

(af)If any amounts are due from any of the Companies to Assignor, including, without limitation, any amounts in respect of Distributions payable to Assignor in the future, and the obligations to pay or repay such amount is to be evidenced by a separate document or instrument, then as evidence of such obligations, Assignor shall cause such Company to issue Assignor, as the evidence of any obligations of such Company to pay Distributions to Assignor in the future, a promissory note bearing the legend attached hereto as Exhibit “B”, which note shall provide that all payments due under such promissory note are to be paid directly to the Agent to the extent required by and applied as provided in this Assignment until the Secured Obligations are paid in full (other than contingent indemnification obligations for which no claim has been asserted) and the Lenders have no further obligation to make any advances under the Credit Agreement or this Assignment is otherwise terminated as provided herein. No other evidence of such obligations shall be executed by such Company to Assignor.

(ag)Assignor shall promptly deliver to the Agent any note or other document or instrument entered into after the date hereof which evidences, constitutes, guarantees or secures any of the Distributions or any right to receive a Distribution, which notes or other documents and instruments shall be accompanied by such endorsements or assignments as the Agent may require to transfer title to the Agent.

(ah)So long as this Assignment shall remain in effect, Assignor shall, within three (3) days of receipt, forward to the Agent duplicate copies of any and all notices of default under any of the Organizational Agreements of any Company or of any failure by Assignor or any other Company to perform any material obligation under any of such Organizational Agreements.

(ai)Assignor will provide to the Agent such documents and reports respecting the Collateral in such form and detail as the Agent may reasonably request from time to time.

(aj)Anything herein to the contrary notwithstanding, (i) Assignor shall remain liable under each of the Organizational Agreements of each Company and all other contracts, agreements and instruments included in, giving rise to, creating, establishing, evidencing or relating to the Collateral to the extent set forth therein to perform all of its duties and obligations (including, without limitation, any obligation to make capital contributions or provide other funds to such entities) to the same extent as if this Assignment had not been executed, (ii) the exercise by the Agent of any of its rights hereunder shall not release Assignor from any of its duties or obligations under any of such Organizational Agreements or any such contracts, agreements and instruments, and (iii) neither the Agent nor any of the Lenders shall have any obligation or liability under any of such Organizational Agreements or any such contract, agreement or instrument by reason of this Assignment, nor shall the Agent or any of the Lenders be obligated to perform any of the obligations or duties of Assignor thereunder or to take any action to collect or enforce any claim for payment or other right or privilege assigned to the Agent hereunder.

(ak)Assignor shall not, without the prior written consent of the Agent, which consent may be withheld by the Agent in its sole and absolute discretion, take or permit to be taken any action which could result in the sale, reduction, cancellation, dilution, diminution, conversion or withdrawal of any interest of Assignor in any of the Companies or in any Person in which any of the Companies owns an interest, or omit to take any action necessary to prevent any such sale, reduction, cancellation, dilution, diminution, conversion or withdrawal, or otherwise take any action or omit to take any action that would, in the exercise of the Agent’s judgment, jeopardize or diminish the security interests or rights and benefits afforded to the Agent by the Collateral. Without limiting the foregoing, Assignor shall not consent to or permit to occur the admission of any new member, partner or shareholder, or the creation of any new class of interest in any of the Companies or in any Person in which any of the Companies owns an interest or the issuance, directly or indirectly, of any other equity or beneficial interest in any of the Companies or in any Person in which any of the Companies owns an interest.

(al)Assignor has delivered to the Agent a resignation letter in the form of Exhibit “E” attached hereto (each, a “Resignation Letter”) from each officer of each Company that provides that such Person has resigned its position as an officer of the Company effective upon receipt of notice from the Agent of the occurrence of an Event of Default. Without limiting the provisions of this Assignment that provide that a change in any such officer is an Event of Default, Assignor shall immediately notify the Agent of any change in any such officer, or the addition of any other Person as an officer, and shall cause each officer of the Company that may be appointed after the date hereof to deliver to the Agent within ten (10) days of such appointment or election a Resignation Letter satisfactory to the Agent.

7.Substitution, Exchanges, Additional Interest. If Assignor shall at any time be entitled to receive or shall receive any cash, certificate or other property, option or right, upon, in respect of, as an addition to, or in substitution or exchange for any of the Collateral, whether for value paid by Assignor or otherwise, Assignor agrees that the same shall be deemed to be Collateral and shall be delivered directly to the Agent in each case, accompanied by proper instruments of assignment and powers duly executed by Assignor in such a form as may be required by the Agent, to be held by the Agent subject to the terms hereof, as further security for the Secured Obligations (except as otherwise provided herein with respect to the application of the foregoing to the Secured Obligations). If Assignor receives any of the foregoing directly, Assignor agrees to hold such cash or other property in trust for the benefit of the Agent, and to surrender such cash or other property to the Agent immediately. In the event that Assignor purchases or otherwise acquires or obtains any additional interest in the Companies or any rights or options to acquire such interest, all rights to receive profits, proceeds, accounts, income, dividends, distributions or other payments as a result of such additional interest, rights and options shall automatically be deemed to be a part of the Collateral. All certificates, if any, representing such interests shall be promptly delivered to the Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any such interest, duly executed in blank. This Section 7 is subject to the terms of Section 4(d) of this Assignment.

8.Events of Default. An Event of Default shall exist hereunder upon the occurrence of any of the following:

(am)Assignor shall fail to duly and fully comply with any covenant, condition or agreement in Section 5(a), 6(a), 6(c), 6(h), 6(i), 6(m) or 7 of this Assignment;

(an)Assignor shall fail to, or Assignor shall fail to cause any other Person, to duly and fully comply with any covenant, condition or agreement of this Assignment (other than those specified in subsection (a) above or any default excluded from any provision of a grace period or cure of defaults contained in any other of the Loan Documents) and such failure is not cured in the applicable time period provided in the Credit Agreement;

(ao)The occurrence of an Event of Default under any of the other Loan Documents;

(ap)Any amendment to or termination of a financing statement naming Assignor as debtor and the Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by, or caused by, or at the instance of Assignor or by, or caused by, or at the instance of any principal, member, partner, shareholder or officer of Assignor without the prior written consent of the Agent; or

(aq)Any amendment to or termination of a financing statement naming Assignor as debtor and the Agent as secured party, or any correction statement with respect thereto, is filed in any jurisdiction by any party other than the Agent or the Agent’s counsel without the prior written consent of the Agent and the effect of such filing is not completely nullified to the reasonable satisfaction of the Agent within ten (10) days after notice to Assignor thereof.

9.Remedies.

(ar)Upon the occurrence of any Event of Default, the Agent may take any action deemed by the Agent to be necessary or appropriate to the enforcement of the rights and remedies of the Agent under this Assignment and the Loan Documents, including, without limitation, the exercise of its rights and remedies with respect to any or all of the Collateral. The remedies of the Agent shall include, without limitation, all rights and remedies specified in the Loan Documents and this Assignment, all remedies of the Agent under applicable general or statutory law, and the remedies of a secured party under the UCC, regardless of whether the UCC has been enacted or enacted in that form in any other jurisdiction in which such right or remedy is asserted. In addition to such other remedies as may exist from time to time, whether by way of set off, banker’s lien, consensual security interest or otherwise, upon the occurrence of an Event of Default, the Agent is authorized at any time and from time to time, without notice to or demand upon Assignor (any such notice or demand being expressly waived by Assignor) to charge any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Agent to or for the credit of or the account of Assignor against any and all of the Secured Obligations, irrespective of whether or not the Agent shall have made any demand for payment and although such Secured Obligations may be unmatured. Any notice required by law, including, but not limited to, notice of the intended disposition of all or any portion of the Collateral, shall be reasonable and properly given if given in the manner prescribed for the giving of notice herein, and, in the case of any notice of disposition, if given at least ten (10) days prior to such disposition. The Agent may require Assignor to assemble the Collateral and make it available to the Agent at any place to be designated by the Agent which is reasonably convenient to both parties. It is expressly understood and agreed that the Agent shall be entitled to dispose of the Collateral at any public or private sale or sales, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except as such notice as is otherwise required under this Assignment) of any kind, all of which are expressly waived, and that the Agent shall be entitled to bid and purchase at any such sale. In the event that the Agent is the successful bidder at any public or private sale of any note or other document or instrument evidencing Assignor’s right to receive a Distribution, the Agent shall be entitled to credit the amount bid by the Agent against the obligations evidenced by such note, document or instrument rather than the Secured Obligations. In the event that the Agent is the successful bidder at any public or private sale of the Collateral or any portion thereof, the amount bid by the Agent may be credited against the Secured Obligations as provided in the Credit Agreement. To the extent the Collateral consists of marketable securities, the Agent shall not be obligated to sell such securities for the highest price obtainable, but shall sell them at the market price available on the date of sale. The Agent shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Agent may, without notice or publication, adjourn any public sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each such purchaser at any such sale shall hold the Collateral sold absolutely free from claim or right on the part of Assignor. In the event that any consent, approval or authorization of any governmental agency or commission will be necessary to effectuate any such sale or sales, Assignor shall execute all such applications or other instruments as the Agent may deem reasonably necessary to obtain such consent, approval or authorization. The Agent may notify any account debtor or obligor with respect to the Collateral to make payment directly to the Agent, and may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral as the Agent may determine whether or not the Secured Obligations or the Collateral are due, and for the purpose of realizing the Agent’s rights therein, the Agent may receive, open and dispose of mail addressed to Assignor and endorse notes, checks, drafts, money orders, documents of title or other evidences of payment, shipment or storage of any form of Collateral on behalf and in the name of Assignor, as its attorney in fact. In addition, Assignor hereby irrevocably designates and appoints the Agent its true and lawful attorney-in-fact either in the name of the Agent or Assignor to (i) sign Assignor’s name on any Collateral, drafts against account debtors, assignments, any proof of claim in any bankruptcy or other insolvency proceeding involving any account debtor, any notice of lien, claim of lien or assignment or satisfaction of lien, or on any financing statement or continuation statement under the UCC; (ii) send verifications of accounts receivable to any account debtor; and (iii) in connection with a transfer of the Collateral as described above, sign in Assignor’s name any documents necessary to transfer title to the Collateral to the Agent or any third party. All acts of said attorney in fact are hereby ratified and approved and the Agent shall not be liable for any mistake of law or fact made in connection therewith. This power of attorney is coupled with an interest and shall be irrevocable so long as any amounts remain unpaid on any of the Secured Obligations. All remedies of the Agent shall be cumulative to the full extent provided by law, all without liability except to account for property actually received, but the Agent shall have no duty to exercise such rights and shall not be responsible for any failure to do so or delay in so doing. Pursuit by the Agent of certain judicial or other remedies shall not abate nor bar other remedies with respect to the Secured Obligations or to other portions of the Collateral. The Agent may exercise its rights to the Collateral without resorting or regard to other collateral or sources of security or reimbursement for the Secured Obligations. In the event that any transfer tax, deed tax, conveyance tax or similar tax is payable in connection with the foreclosure, conveyance in lieu of foreclosure or otherwise of the Membership Interests or other Collateral, Assignor shall pay such amount to the Agent upon demand and if Assignor fails to pay such amount on demand, the Agent may advance such amount on behalf of Assignor and the amount thereof shall become a part of the Secured Obligations and bear interest at the Default Rate until paid.

(as)If Assignor fails to perform any agreement or covenant contained in this Assignment beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of Assignor contained in this Assignment which Assignor shall fail to perform, and the cost of such performance, together with any expenses, including reasonable attorneys’ fees actually incurred (including reasonable attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by Assignor upon demand and shall constitute a part of the Secured Obligations and shall bear interest at the Default Rate.

(at)Whether or not an Event of Default has occurred and whether or not the Agent is the absolute owner of the Collateral, the Agent may take such action as the Agent may deem necessary to protect the Collateral or its security interest therein, the Agent being hereby authorized to pay, purchase, contest and compromise any encumbrance, charge or lien which in the reasonable judgment of the Agent appears to be prior or superior to its security interest, and in exercising any such powers and authority to pay necessary expenses, employ counsel and pay reasonable attorney’s fees. Any such advances made or expenses incurred by the Agent shall be deemed advanced under the Loan Documents, shall increase the indebtedness evidenced and secured thereby, shall be payable upon demand and shall bear interest at the Default Rate.

(au)Any certificates or securities held by the Agent as Collateral hereunder may, at any time, and at the option of the Agent, be registered in the name of the Agent or its nominee, endorsed or assigned in blank or in the name of any nominee and the Agent may deliver any or all of the Collateral to the issuer or issuers thereof for the purpose of making denominational exchanges or registrations or transfer or for such other purposes in furtherance of this Assignment as the Agent may deem desirable. Except as provided in the immediately succeeding sentence, Assignor shall retain the right to vote any of the Collateral, as applicable, or exercise membership or partnership rights, as applicable, in a manner not inconsistent with the terms of this Assignment and the other Loan Documents, and the Agent hereby grants to Assignor its proxy to enable Assignor to so vote any of the Collateral or exercise such membership or partnership rights, as applicable (except that Assignor shall not have any right to exercise any such power if the exercise thereof would violate or result in a violation of any of the terms of this Assignment or any of the other Loan Documents). At any time after the occurrence and during the continuance of any Event of Default, the Agent or its nominee shall, upon notice to Assignor and the applicable Company, automatically have the sole and exclusive right to give all consents, waivers and ratifications in respect of the Collateral about which the Agent has notified Assignor and such Company and exercise all voting and other membership, partnership, management, approval or other rights at any meeting of the members or partners of such Company (and the right to call such meetings) or otherwise (and to give written consents in lieu of voting thereon) (collectively, the “Voting Rights”), and exercise any and all rights of conversion, exchange, subscription or any of the rights, privileges or options pertaining to such Collateral and otherwise act with respect thereto and thereunder as if the Agent or its nominee were the absolute owner thereof (all of such rights of Assignor ceasing to exist and terminating upon the occurrence and during the continuance of an Event of Default) including, without limitation, the right to exchange, at its discretion, any and all of such Collateral upon the merger, consolidation, reorganization, recapitalization or the readjustment of the issuer thereof, all without liability except to account for property actually received and in such manner as the Agent shall determine in its sole and absolute discretion, but the Agent shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for the failure to do so or delay in so doing. The exercise by the Agent of any of its rights and remedies under this Section 9(d) shall not be deemed a disposition of collateral under Article 9 of the UCC nor an acceptance by the Agent of any of the Collateral in satisfaction of the Secured Obligations.

(av)Upon the written demand of the Agent following the occurrence of and during the continuance of an Event of Default, Assignor shall deliver or cause to be delivered to the Agent or the Agent’s designee all books, records, contracts, Leases, other loan documents, files and other correspondence relating to each Company, any other Person in which any Company has an ownership interest, or any other property owned by any Company or such other Person.

(aw)Notwithstanding anything in this Assignment or any other Loan Document to the contrary, any reference in this Assignment or any other Loan Document to “the continuance of a default” or “the continuance of an Event of Default” or any similar phrase shall not create or be deemed to create any right of Assignor or any other party to cure any default following the expiration of any applicable grace or notice and cure period.

10.Duties of the Agent. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent’s duty with reference to the Collateral shall be solely to use slight care in the custody and preservation of the Collateral, which shall not include any steps necessary to preserve rights against prior parties. The Agent shall have no responsibility or liability for the collection of any Collateral or by reason of any invalidity, lack of value or uncollectability of any of the payments received by it.

11.No Obligations. It is specifically understood and agreed that this Assignment shall not operate to place any responsibility or obligation whatsoever upon the Agent or any of the Lenders, or cause the Agent or any of the Lenders to be, or to be deemed to be, a member or partner in any of the Companies and that in accepting this Assignment, the Agent and the Lenders neither assume nor agree to perform at any time whatsoever any obligation or duty of Assignor relating to the Collateral or under any of the Organizational Agreements of the Companies or any other mortgage, indenture, contract, agreement or instrument to which the Companies are a party or to which they are subject, all of which obligations and duties shall be and remain with and upon Assignor.

12.Security Interest Absolute. All rights of the Agent, and the security interests hereunder, and all of the obligations secured hereby, shall be absolute and unconditional, irrespective of:

(ax)Any lack of validity or enforceability of the Loan Documents or any other agreement or instrument relating thereto;

(ay)Any change in the time (including any extension of the maturity date of the Note), manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Loan Documents;

(az)Any exchange, release or nonperfection of any other collateral for the Secured Obligations, or any release or amendment or waiver of or consent to departure from any of the Loan Documents with respect to all or any part of the Secured Obligations; or

(ba)Any other circumstance (other than payment of the Secured Obligations in full) that might otherwise constitute a defense available to, or a discharge of, [Borrower,] Assignor, any Company or any third party for the Secured Obligations or any part thereof.

13.Amendments and Waivers. No amendment or waiver of any provision of this Assignment nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and Assignor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission of the Agent to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default, or acquiescence therein; and every right, power and remedy given by this Assignment to the Agent may be exercised from time to time and as often as may be deemed expedient by the Agent. Failure on the part of the Agent to complain of any act or failure to act which constitutes an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by the Agent of the Agent’s rights hereunder or impair any rights, powers or remedies consequent on any Event of Default. Assignor hereby waives to the extent permitted by law all rights which Assignor has or may have under and by virtue of the UCC and any federal, state, county or municipal statute, regulation, ordinance, Constitution or charter, now or hereafter existing, similar in effect thereto providing any right of Assignor to notice and to a judicial hearing prior to seizure by the Agent of any of the Collateral. Assignor hereby waives and renounces for itself, its heirs, successors and assigns, presentment, demand, protest, advertisement or notice of any kind (except for any notice required by law or the Loan Documents) and all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, homestead, redemption and appraisement now provided or which may hereafter be provided by the Constitution and laws of the United States and of any state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement of this Assignment and the collection of any of the Secured Obligations.

14.Continuing Security Interest; Transfer of Note; Release of Collateral. This Assignment shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the Lenders have no further obligation to make any advances or issue Letters of Credit under the Credit Agreement, (b) be binding upon Assignor and its permitted heirs, successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and the Lenders and their respective successors, transferees and assigns. Upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the termination or expiration of any obligation of the Lenders to make further advances or issue Letters of Credit under the Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Assignor. Upon any such termination, the Agent will, at Assignor’s expense, execute and deliver to Assignor such documents as Assignor shall reasonably request to evidence such termination.

15.Modifications, Etc. Assignor hereby consents and agrees that the Agent may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Secured Obligations; substitute for any Collateral so held by it, other collateral of like kind; agree to modification of the terms of the Loan Documents; extend or renew the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor, endorser or any other person or entity liable with respect to the Secured Obligations; or take or fail to take any action of any type whatsoever; and no such action which the Agent shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Secured Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor’s obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Lender.

16.Securities Act. In view of the position of Assignor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Laws or the Organizational Agreements of the Companies with respect to any disposition of the Collateral permitted hereunder. Assignor recognizes that the Organizational Agreements of the Companies strictly limit transfers of the Membership Interests, and the admission of substitute members or partners to the Companies. Assignor understands that compliance with the Securities Laws and the Organizational Agreements of the Companies might very strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Agent in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable

Blue Sky or other state securities laws or similar Applicable Law analogous in purpose or effect. Assignor recognizes that in light of the foregoing restrictions and limitations the Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof and who are able to satisfy any conditions or requirements set forth in the Organizational Agreements of the Companies and the Agent may sell the Collateral in parcels and at such times and to such Persons as the Agent may reasonably determine is necessary to comply with such conditions or requirements. Assignor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Agent in its sole and absolute discretion may, in accordance with Applicable Law and the Organizational Agreements of the Companies, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws (b) approach and negotiate with a single potential purchaser to effect such sale and (c) sell the Collateral in parcels and at such times and in such manner to such Persons as the Agent may reasonably determine is necessary to comply with such conditions and requirements. Assignor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller if such sale were a public sale without such restrictions. In the event of any such sale, the Agent shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that the Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached or if all the Collateral were sold at a single sale. Assignor further agrees that any sale or sales by the Agent of the Collateral made as provided in this Section 16 shall be commercially reasonable. The provisions of this Section 16 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Agent sells. The Agent and the Lenders shall not be liable to Assignor for any loss in value of the Collateral by reason of any delay in the sale of the Collateral.

17.Governing Law; Terms. THIS ASSIGNMENT SHALL PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION (OTHER THAN PERFECTION OF A SECURITY INTEREST IN THE CERTIFICATE BY CONTROL THEREOF, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE CERTIFICATE IS LOCATED) AND FORECLOSURE OF SECURITY INTERESTS AND LIENS, AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL, WHICH MATTER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

18.Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Assignment (hereinafter in referred to as a “Notice”) must be in writing and shall be deemed to have been properly given or served if given in the manner prescribed in the Credit Agreement if given to Assignor.

19.Counterparts. This Assignment and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Assignment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

20.No Unwritten Agreements. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21.Miscellaneous. Time is of the essence of this Assignment. Title or captions of sections or paragraphs hereof are for convenience only and neither limit nor amplify the provisions hereof. If, for any circumstances whatsoever, fulfillment of any provision of this Assignment shall involve transcending the limit of validity presently prescribed by applicable law, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein operates or would prospectively operate to invalidate this Assignment, in whole or in part, then such clause or provision only shall be held for naught, as though not herein contained, and the remainder of this Assignment shall remain operative and in full force and effect.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, Assignor and the Agent have executed this Assignment on the date first above written.
ASSIGNOR:
[______________________________________________]
By:
Name:
Title:

AGENT:
KEYBANK NATIONAL ASSOCIATION, as the Agent
By:
Name:
Title:

Collateral Assignment of Interests    K-19

EXHIBIT “A”
COMPANIES

NAME OF ENTITY	FORMATION DOCUMENTS	STATE OF FORMATION	TYPE OF INTEREST	CERTIFICATE NUMBER

    EXHIBIT “A” – Page 1

EXHIBIT “B”
PROMISSORY NOTE LEGEND
“THIS NOTE HAS BEEN PLEDGED BY [NAME OF ASSIGNOR] (“ASSIGNOR”) TO KEYBANK NATIONAL ASSOCIATION, AS THE AGENT (THE “AGENT”), PURSUANT TO AN ASSIGNMENT OF INTERESTS DATED ____________, 20__ (AS THE SAME MAY BE MODIFIED, AMENDED OR RESTATED FROM TIME TO TIME, THE “ASSIGNMENT”). ALL AMOUNTS PAYABLE TO ASSIGNOR PURSUANT TO THIS NOTE SHALL BE PAID DIRECTLY TO THE AGENT TO THE EXTENT REQUIRED BY THE ASSIGNMENT.”

    EXHIBIT “B” – Page 1

EXHIBIT “C”
DESCRIPTION OF “DEBTOR” AND “SECURED PARTY”
(1)    Debtor:
[_______________________________]
Debtor has been using or operating under said name and identity or corporate structure without change since [DATE].
Names and Tradenames used within last five years:
Location of all chief executive offices over last five years: 405 Park Avenue, New York, NY 10022
Organizational Number:
Federal Tax Identification Number:
(2)    Secured Party:
KEYBANK NATIONAL ASSOCIATION, as the Agent.

    EXHIBIT “C” – Page 1

EXHIBIT “D”
FORM OF POWER
IRREVOCABLE CERTIFICATE POWER

    FOR VALUE RECEIVED, the undersigned (hereinafter referred to as “Assignor”) has fully and irrevocably granted, assigned and transferred and hereby does fully and irrevocably grant, assign and transfer to _______________________________________ and the successors, transferees, assigns and personal representatives thereof (hereinafter collectively referred to as “Assignee”) the following property:

[______] shares of [units/limited liability company interests/partnership interests] of [______________], a [________________], represented by certificate number [_____].

    Assignor hereby irrevocably appoints Assignee to be Assignor’s true and lawful attorney-in-fact, with full power of substitution, and empowers Assignee, for and in the name and stead of Assignor, to sell, transfer, hypothecate, liquidate or otherwise dispose of all of or any portion of the above-described securities, from time to time, and, for that purpose, to make, sign, execute and deliver any documents or perform any other act necessary for such sale, transfer, hypothecation, liquidation or other disposition. Assignor acknowledges that this appointment is coupled with an interest and shall not be revocable by Assignor’s dissolution or any other reason. Assignor hereby ratifies and approves all acts that Assignee or any substitute therefor shall do by virtue hereof.

    IN WITNESS WHEREOF, the undersigned has executed this power as of this _____ day of __________, _____.

                            [____________________________]

                        By:
                         Name:
                         Title:

    EXHIBIT “D” – Page 1

EXHIBIT “E”
FORM OF RESIGNATION LETTER
[DATE]
KeyBank National Association, as Agent
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attention: Real Estate Capital Services
Ladies and Gentlemen:
The undersigned hereby irrevocably tenders its resignation as an officer of [NAME OF COMPANY], a Delaware limited liability company (the “Company”), which resignation shall become effective at the time specified in any written notice from you advising the Company that an Event of Default has occurred under that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019, among the Borrower, KeyBank National Association, as the Agent, and the other parties thereto (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement). The undersigned acknowledges and agrees that the undersigned shall have no right or obligation to inquire or verify whether any Event of Default has occurred, and notwithstanding any claim of any other Person to the contrary, the foregoing resignation shall be effective upon the Company’s receipt from you of the notice described above. The undersigned further agrees that any such notice shall be effective if delivered to the undersigned at the address set forth below (or at such other address of which the undersigned shall have notified the Agent in accordance with the notice provision set forth in the Credit Agreement).

Name: Title:
Address:
c/o Healthcare Trust Operating Partnership, L.P.
405 Park Avenue
Third Floor
New York, NY 10022
Attention: Michael R. Anderson
    EXHIBIT “E” – Page 2

EXHIBIT L-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.3(g)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title: Date: __, 20__

EXHIBIT L-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.3(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title: Date: __, 20__

EXHIBIT L-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.3(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title: Date: __, 20__

EXHIBIT L-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Senior Secured Credit Agreement dated as of March 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.3(g)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

.	[NAME OF LENDER] By: Name: Title: Date: __, 20__

EXHIBIT “M”

FORM OF CERTIFICATION OF RENT ROLL

The undersigned certifies that the attached rent roll is true, complete and accurate as of the date hereof and the undersigned has no information that would indicate that the foregoing rent roll is not true and correct.
Executed as of the ____ day of __________, 20__.

                                                 [INSERT SIGNATURE BLOCK OF APPROPRIATE LANDLORD/PROPERTY OWNER]

    M-1

EXHIBIT “N”

FORM OF ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT
The undersigned HEALTHCARE TRUST PROPERTIES, LLC, a Delaware limited liability company (the “Manager”), which manages, among other properties, the certain real properties described on Exhibit A attached hereto (collectively, the “Property”) on behalf of HEALTHCARE TRUST, INC., a Maryland corporation (“REIT”), HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”; together with REIT, collectively, the “Owner”), and certain other Subsidiaries of the Borrower, acknowledges that this Assignment and Subordination of Management Agreement (this “Agreement”) is being executed and delivered to satisfy a certain obligation of the Borrower set forth in that certain First Amended and Restated Senior Secured Credit Agreement dated as of even date herewith (together with all supplements, amendments and restatements thereto, herein referred to as the “Credit Agreement”) among the Borrower, KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), individually and as Agent (“Agent”) for itself and the other lending institutions from time to time party to the Credit Agreement (collectively, the “Lenders”). Any capitalized terms used herein but not defined herein shall have the same meanings as are ascribed to them in the Credit Agreement.
The Owner and the Manager hereby agree with Agent as follows:
1.The Manager acknowledges and understands that this Agreement is being executed and delivered to satisfy a certain obligation of the Borrower pursuant to the Credit Agreement.
2.For purposes hereof, “Management Agreement” shall mean that certain [Amended and Restated Property Management and Leasing Agreement dated as of February 17, 2017], by and among the Manager, REIT and the Borrower, together with all other permitted amendments and supplements thereto.
3.As additional collateral security for the Loan, the Owner hereby conditionally transfers, sets over and assigns to Agent all of the Owner’s rights, title and interest in and to the Management Agreement with respect to the Property, said transfer and assignment to automatically become a present and unconditional assignment, at Agent’s option, upon an Event of Default by the Borrower under the Credit Agreement or any of the other Loan Documents (the “Assignment”).
4.The Manager hereby consents to the Assignment by the Owner of the Owner’s rights, title and interest in and to the Management Agreement with respect to the Property and to each and all of the terms and conditions thereof notwithstanding any terms to the contrary in the Management Agreement. The Manager agrees that, in the event Agent delivers written notice to the Manager that Agent is exercising its rights under the Assignment to become the “Owner” under the Management Agreement with respect to the Property, or any portion thereof, the Manager will continue, at Agent’s direction, to perform services for Agent with respect to the Property, or such portion thereof, pursuant to and in accordance with the terms of the Management Agreement, provided that the fees of the Manager which may be due or which thereafter become due for services rendered, reimbursement of fees and expenses and indemnification payments with respect to the Property, or such portion thereof, are paid, in each case, in accordance with the terms of the Management Agreement, irrespective of any contrary instruments, direction or requests from the Owner. However, it is expressly understood that Agent neither assumes nor has any obligation to the Manager to exercise its rights under the Assignment or to declare a default under any Loan Document. In the event Agent exercises its rights under the Assignment, the Manager agrees that Agent shall have no obligations or liabilities under the Management Agreement or this Agreement for services performed by the Manager prior to the time Agent exercises its rights under the Assignment, but after Agent exercises its rights under the Assignment to succeed to the Owner’s interests under the Management Agreement with respect to the Property, or any portion thereof, Agent shall be obligated for all services subsequently performed with respect to the Property, or such portion thereof, and shall be bound by the terms and provisions contained therein.
5.The Management Agreement, and any rights and claims of the Manager against the Owner thereunder with respect to the Property, is and shall be subject and subordinate in all respects to (a) the Loan Documents and the rights and claims of Agent and the Lenders thereunder, and (b) any and all modifications, amendments, renewals, restatements or substitutions of the Loan Documents; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Manager shall be entitled to receive reimbursement of expenses and, on a monthly basis, its management fees for services rendered with respect to the Property in accordance with the Management Agreement pursuant to the payment procedures outlined therein. This Section 5 shall be self-operative and no further instrument of subordination shall be required. If requested, however, the Owner or the Manager shall execute and deliver such further instruments as Agent may deem reasonably necessary to effectuate this subordination.
6.In the event that there shall have occurred and be continuing an Event of Default under the Credit Agreement or any other Loan Document, the Manager shall (a) unless and until terminated by Agent in accordance with Section 7 or by the Manager in accordance with Section 9 below, as applicable, continue performance under the Management Agreement in accordance with the terms thereof, (b) not (i) demand or accept any payment under or in respect of the Management Agreement with respect to the Property or (ii) take any action to obtain any interest in any of the security described in and encumbered by the Loan Documents because of any obligation under the Management Agreement and (c) hold any compensation received by the Manager with respect to the Property as trustee for Agent and pay over to Agent such compensation on account of the Obligations. The Owner and the Manager understand, however, that nothing contained herein or in any of the other Loan Documents shall be construed to obligate Agent to perform or discharge any of the obligations, duties or liabilities of the Owner under the Management Agreement.
7.Upon the occurrence of any default by the Owner under the terms of the Management Agreement with respect to the Property, or any portion thereof (including, but not limited to, nonpayment of fees due the Manager but not paid by reason of the subordination of fees provided for herein) in respect of which the Manager has elected to exercise any right or remedy, the Manager shall, concurrently with the Manager’s delivery of notice thereof to Owner, provide Agent with notice in writing thereof (which notice may consist of a copy of the notice provided by the Manager to the Owner), and after receipt of said notice, Agent shall have the same time period within which to cure said default as the Owner has under the Management Agreement (plus an additional thirty (30) days) although the Owner and the Manager understand that Agent shall not have any obligation to do so. Furthermore, the Owner and the Manager agree that, notwithstanding anything to the contrary contained in the Management Agreement, Agent may immediately terminate, upon written notice to the Manager and without the payment of any cancellation or termination fee or penalty or other liability, the Management Agreement with respect to the Property, or any portion thereof, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement or any other Loan Document. In the event that Agent elects to terminate the Management Agreement with respect to the Property, or any portion thereof, in accordance with this Section 7, the Owner and the Manager understand and agree that the Manager shall look solely to the Owner for any and all fees, charges or other sums payable to the Manager under the Management Agreement, including any out-of-pocket costs properly incurred by the Manager; provided, however, that if Agent has delivered to the Manager a written notice that Agent has exercised its rights to become the “Owner” under the

Management Agreement with respect to the Property, or any portion thereof, pursuant to Section 4, and subsequently elects to terminate the Management Agreement with respect to the Property, or any portion thereof, pursuant to this Section 7, then the Manager may look to Agent for payment of such fees and costs incurred with respect to the Property, or such portion thereof, from the date Agent became the “Owner” under the Management Agreement to the date of termination of the Management Agreement to the extent provided in Section 4. If the Management Agreement shall be terminated by Agent with respect to the Property, or any portion thereof, in accordance with this Section 7, the Manager agrees to cooperate with Agent to ensure a smooth transition to the new property manager to be selected by Agent.
8.This Agreement shall inure to the benefit of Agent, the Lenders and their successors and assigns. In the event of any inconsistency or conflict with the provisions of this Agreement and the provisions of the Management Agreement, the provisions of this Agreement shall control.
9.The Manager agrees that it shall not change, amend, modify in any material respect or terminate the Management Agreement as it relates to the Property without Agent’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. If the Manager does so amend, modify or terminate the Management Agreement in violation of this Section 9, such amendment, modification or termination shall be void ab initio with respect to the Property. Notwithstanding the foregoing, the provisions of this Section 9 shall not be deemed to limit or otherwise restrict the right of the Manager to terminate the Management Agreement in accordance with the terms of the Management Agreement by reason of default by the Owner thereunder after compliance by the Manager with Section 7 hereof.
10.This Agreement shall pursuant to Section 5-1401 of the New York General Obligations Law be governed by, and construed in accordance with, the internal laws of the State of New York.
11.Without limiting the generality of any other provisions contained herein or in the other Loan Documents, no failure on the part of Agent or the Lenders to exercise, and no delay in exercising, any right hereunder or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Agent and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law or in equity.
12.The Manager represents and warrants to Agent that as of the date hereof (a) the Management Agreement is in full force and effect and has not been amended, modified, assigned, terminated or supplemented, (b) the Manager is not in default under the provisions of the Management Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default and (c) to the best of the Manager’s knowledge, the Owner is not in default under the provisions of the Management Agreement and there is no condition which, with the giving of notice and/or the lapse of time, would constitute such a default.
13.This Agreement may not be amended, modified, terminated or supplemented without the written approval of the Manager, the Owner and Agent.
14.This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Manager, Agent and the Owner have executed and delivered this Agreement as of _______________, 20__.
MANAGER:
HEALTHCARE TRUST PROPERTIES, LLC, a Delaware limited liability company

By:
Name:
Title:
[Signatures continued on next page.]
Assignment and Subordination of Management Agreement

AGREED AND CONSENTED TO:
OWNER:
HEALTHCARE TRUST, INC., a Maryland corporation

By:
Name:
Title:

HEALTHCARE TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership
By:    HEALTHCARE TRUST, INC., a Maryland corporation, its general partner
By:
Name:
Title:

[Signatures continued on next page.]

Assignment and Subordination of Management Agreement

    6

AGREED AND CONSENTED TO:
AGENT:
KEYBANK NATIONAL ASSOCIATION, as Agent
By:
Name:
Title:
Assignment and Subordination of Management Agreement

    7

EXHIBIT A

PROPERTY

Name of Location	Name of Property Owner	City	State

EXHIBITS AND SCHEDULES

Exhibit A    FORM OF ACKNOWLEDGMENT
Exhibit B    FORM OF JOINDER AGREEMENT
Exhibit C-1    FORM OF REVOLVING CREDIT NOTE
Exhibit C-2    FORM OF TERM LOAN NOTE
Exhibit D    FORM OF SWING LOAN NOTE
Exhibit E    FORM OF REQUEST FOR REVOLVING CREDIT LOAN
Exhibit F    FORM OF LETTER OF CREDIT REQUEST
Exhibit G    FORM OF LETTER OF CREDIT APPLICATION
Exhibit H    FORM OF BORROWING BASE CERTIFICATE
Exhibit I    FORM OF COMPLIANCE CERTIFICATE
Exhibit J    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
Exhibit K    FORM OF COLLATERAL ASSIGNMENT OF INTERESTS
Exhibit L-1    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit L-2    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit L-3    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit L-4    FORM OF U.S. TAX COMPLIANCE CERTIFICATE
Exhibit M    FORM OF RENT ROLL CERTIFICATION
Exhibit N    FORM OF ASSIGNMENT AND SUBORDINATION OF MANAGEMENT AGREEMENT

Schedule 1.1    LENDERS AND COMMITMENTS
Schedule 1.2    EXISTING BORROWING BASE ASSETS
Schedule 4.3    ACCOUNTS
Schedule 5.3    ELIGIBLE REAL ESTATE QUALIFICATION DOCUMENTS
Schedule 6.3    TITLE TO PROPERTIES
Schedule 6.5    NO MATERIAL CHANGES

Schedule 6.6    TRADEMARKS, TRADENAMES
Schedule 6.7    PENDING LITIGATION
Schedule 6.10    TAX STATUS
Schedule 6.14    CERTAIN TRANSACTIONS
Schedule 6.20(a)    SUBSIDIARIES OF REIT
Schedule 6.20(b)    UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES
Schedule 6.21    LEASES
Schedule 6.22    PROPERTY
Schedule 6.24    OTHER DEBT
Schedule 6.32    HEALTHCARE REPRESENTATIONS
Schedule 9    EXAMPLE OF DEBT SERVICE COVERAGE AMOUNT CALCULATION

Assignment and Subordination of Management Agreement

        Page

§1.    DEFINITIONS AND RULES OF INTERPRETATION    1
§1.1    Definitions    1
§1.2    Rules of Interpretation    52
§2.    THE CREDIT FACILITY    55
§2.1    Revolving Credit Loans    55
§2.2    Commitment to Lend Term Loan    56
§2.3    Facility Unused Fee    57
§2.4    Reduction and Termination of the Revolving Credit Commitments    57
§2.5    Swing Loan Commitment    58
§2.6    Interest on Loans    60
§2.7    Requests for Revolving Credit Loans    61
§2.8    Funds for Loans    62
§2.9    Use of Proceeds    63
§2.10    Letters of Credit    63
§2.11    Increase in Total Commitment    66
§2.12    Extension of Revolving Credit Maturity Date    69
§2.13    Defaulting Lenders    70
§2.14    Evidence of Debt    74
§3.    REPAYMENT OF THE LOANS    75
§3.1    Stated Maturity    75
§3.2    Mandatory Prepayments    75
§3.3    Optional Prepayments    76
§3.4    Partial Prepayments    76
§3.5    Effect of Prepayments    77
§4.    CERTAIN GENERAL PROVISIONS    77
§4.1    Conversion Options    77
§4.2    Fees    78
§4.3    Funds for Payments    78
§4.4    Computations    83
§4.5    Temporary Inability to Determine Rates    83
§4.6    Illegality    84
§4.7    Breakage Compensation    84
§4.8    Additional Costs, Etc.    85
§4.9    Capital Adequacy    81
§4.10    Reserved    81

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        Page

§4.11    Default Interest.    81
§4.12    Certificate    87
§4.13    Limitation on Interest    87
§4.14    Certain Provisions Relating to Increased Costs and Non-Funding Lenders    87
§4.15    Delay in Requests    89
§4.16    Permanent Inability to Determine Rate; Benchmark Replacement    89
§5.    COLLATERAL SECURITY; GUARANTORS    90
§5.1    Collateral    90
§5.2    Appraisals.    90
§5.3    Addition of Borrowing Base Assets    91
§5.4    Release of Borrowing Base Assets    92
§5.5    Additional Guarantors    93
§6.    REPRESENTATIONS AND WARRANTIES    94
§6.1    Corporate Authority, Etc.    94
§6.2    Governmental Approvals    95
§6.3    Title to Properties    96
§6.4    Financial Statements    96
§6.5    No Material Changes    96
§6.6    Franchises, Patents, Copyrights, Etc.    97
§6.7    Litigation    97
§6.8    No Material Adverse Contracts, Etc.    97
§6.9    Compliance with Other Instruments, Laws, Etc.    97
§6.10    Tax Status    98
§6.11    No Event of Default    98
§6.12    Investment Company Act    98
§6.13    Setoff, Etc.    98
§6.14    Certain Transactions    98
§6.15    Employee Benefit Plans    99
§6.16    Disclosure    99
§6.17    Trade Name; Place of Business    99
§6.18    Regulations T, U and X    100
§6.19    Environmental Compliance    100
§6.20    Subsidiaries; Organizational Structure    100
§6.21    Leases    102
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        Page

§6.22    Property    103
§6.23    Brokers    104
§6.24    Other Debt    104
§6.25    Solvency    104
§6.26    No Bankruptcy Filing    104
§6.27    No Fraudulent Intent    105
§6.28    Transaction in Best Interests of the Borrower and Guarantors Consideration    105
§6.29    Contribution Agreement    105
§6.30    Representations and Warranties of Guarantors    105
§6.31    OFAC    105
§6.32    Healthcare Representations    106
§6.33    Borrowing Base Assets    107
§6.34    Beneficial Ownership    107
§7.    AFFIRMATIVE COVENANTS    108
§7.1    Punctual Payment    108
§7.2    Maintenance of Office    108
§7.3    Records and Accounts    108
§7.4    Financial Statements, Certificates and Information    108
§7.5    Notices    112
§7.6    Existence; Maintenance of Properties    114
§7.7    Insurance    114
§7.8    Taxes; Liens    115
§7.9    Inspection of Properties and Books    115
§7.10    Compliance with Laws, Contracts, Licenses, and Permits    115
§7.11    Further Assurances    116
§7.12    Limiting Agreements    116
§7.13    Reserved    117
§7.14    Business Operations    117
§7.15    Healthcare Laws and Covenants    117
§7.16    Registered Servicemark    119
§7.17    Ownership of Real Estate    119
§7.18    Distributions of Income to the Borrower    120
§7.19    Plan Assets    120
§7.20    Borrowing Base Assets    120
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        Page

§7.21    Management    124
§7.22    Incentive Listing Note; Outperformance Agreement    124
§7.23    Sanctions Laws and Regulation; Anti-Bribery and Anti-Money Laundering    125
§7.24    Beneficial Ownership    126
§8.    NEGATIVE COVENANTS    126
§8.1    Restrictions on Indebtedness    126
§8.2    Restrictions on Liens, Etc.    127
§8.3    Restrictions on Investments    129
§8.4    Merger, Consolidation    131
§8.5    Sale and Leaseback    135
§8.6    Compliance with Environmental Laws    135
§8.7    Distributions    134
§8.8    Asset Sales    136
§8.9    Restriction on Prepayment of Indebtedness    137
§8.10    Zoning and Contract Changes and Compliance    137
§8.11    Derivatives Contracts    137
§8.12    Transactions with Affiliates    137
§8.13    [Reserved]    138
§8.14    Management and Advisory Fees    138
§8.15    Changes to Organizational Documents    138
§8.16    Changes to Dividend Policy    138
§9.    FINANCIAL COVENANTS    139
§9.1    Borrowing Base Availability    139
§9.2    Consolidated Total Indebtedness to Consolidated Total Asset Value    139
§9.3    Adjusted Consolidated EBITDA to Consolidated Fixed Charges    139
§9.4    Minimum Consolidated Tangible Net Worth    140
§9.5    Adjusted Consolidated EBITDA to Consolidated Debt Service    140
§9.6    Recourse Indebtedness    140
§9.7    Minimum Liquidity    140
§10.    CLOSING CONDITIONS    140
§10.1    Loan Documents    140
§10.2    Certified Copies of Organizational Documents    140
§10.3    Resolutions    141
§10.4    Incumbency Certificate; Authorized Signers    141
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§10.5    Opinion of Counsel    141
§10.6    Payment of Fees    141
§10.7    Performance; No Default    141
§10.8    Representations and Warranties    141
§10.9    Proceedings and Documents    141
§10.10    Eligible Real Estate Qualification Documents    142
§10.11    Borrower Certifications    142
§10.12    Organizational Chart    142
§10.13    Consents    142
§10.14    Omnibus Agreement    142
§10.15    KYC    142
§10.16    Exiting Lenders    142
§10.17    Other    143
§11.    CONDITIONS TO ALL BORROWINGS    143
§11.1    Reserved    143
§11.2    Representations True; No Default    143
§11.3    Borrowing Documents    143
§12.    EVENTS OF DEFAULT; ACCELERATION; ETC.    143
§12.1    Events of Default and Acceleration    143
§12.2    Certain Cure Periods; Limitation of Cure Periods    147
§12.3    Termination of Commitments    148
§12.4    Remedies    148
§12.5    Distribution of Collateral Proceeds    149
§12.6    Collateral Account    150
§13.    SETOFF    151
§14.    THE AGENT    151
§14.1    Authorization    151
§14.2    Employees and Agents    152
§14.3    No Liability    152
§14.4    No Representations    152
§14.5    Payments    153
§14.6    Holders of Notes    153
§14.7    Indemnity    154
§14.8    The Agent as Lender    154
§14.9    Resignation    154
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§14.10    Duties in the Case of Enforcement    155
§14.11    Bankruptcy    155
§14.12    Reliance by the Agent    155
§14.13    Approvals    156
§14.14    The Borrower Not Beneficiary    156
§14.15    Reliance on Hedge Provider    156
§14.16    Subordination and Standstill Agreement    156
§14.17    Erroneous Payments    157
§15.    EXPENSES    160
§16.    INDEMNIFICATION    161
§17.    SURVIVAL OF COVENANTS, ETC.    162
§18.    ASSIGNMENT AND PARTICIPATION    162
§18.1    Conditions to Assignment by Lenders    162
§18.2    Register    164
§18.3    New Notes    164
§18.4    Participations    164
§18.5    Pledge by Lender    165
§18.6    No Assignment by the Borrower    165
§18.7    Disclosure    165
§18.8    Mandatory Assignment    166
§18.9    Amendments to Loan Documents    167
§18.10    Titled Agents    167
§19.    NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS    168
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§20.    RELATIONSHIP    170
§21.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE    170
§22.    HEADINGS    171
§23.    COUNTERPARTS    171
§24.    ENTIRE AGREEMENT, ETC.    171
§25.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS    171
§26.    DEALINGS WITH THE BORROWER AND THE GUARANTOR    172
§27.    CONSENTS, AMENDMENTS, WAIVERS, ETC.    172
§28.    SEVERABILITY    174
§29.    TIME OF THE ESSENCE    174
§30.    NO UNWRITTEN AGREEMENTS    174
§31.    REPLACEMENT NOTES    174
§32.    NO THIRD PARTIES BENEFITED    175
§33.    PATRIOT ACT    175
§34.    ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS    175
§35.    WAIVER OF CLAIMS    176
§36.    CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT AMENDMENT AND RESTATEMENT    176
§37.    ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCs    176
§38.    ELECTRONIC SIGNATURES    178

Assignment and Subordination of Management Agreement